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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

United Online, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JUNE 13, 2013

TO OUR STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of United Online, Inc. will be held on June 13, 2013, at 10:30 a.m. Pacific time at the Warner Center Marriott Woodland Hills, 21850 Oxnard Street, Woodland Hills, California 91367, for the following purposes:

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  to elect two directors to serve on our Board of Directors for a term of office to expire at the third annual stockholders' meeting following their election, with each director to hold office until his successor is duly elected and qualified or until his earlier resignation or removal;

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  to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

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  to approve the Amended and Restated United Online, Inc. 2010 Incentive Compensation Plan;

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  to approve an advisory resolution regarding the compensation of our named executive officers; and

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  to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        Please refer to the attached proxy statement, which forms a part of this notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the annual meeting.

        Only stockholders of record at the close of business on April 19, 2013, the record date, are entitled to notice of and to vote at the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the meeting and at our executive offices located at 21301 Burbank Boulevard, Woodland Hills, California 91367.

        Under the Securities and Exchange Commission rules, we are providing our stockholders with access to our proxy materials on the Internet in lieu of mailing printed copies. We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email until you elect otherwise. If you have previously elected to receive paper copies of our proxy materials, you will continue to receive these materials in paper format until you elect otherwise.

        All stockholders are cordially invited to attend the annual meeting in person. Whether or not you plan to attend, please vote as soon as possible.

Sincerely,

Mark R. Goldston Chairman, President and Chief Executive Officer

Woodland Hills, California
April 30, 2013

United Online, Inc.
21301 Burbank Boulevard
Woodland Hills, California 91367

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 13, 2013

General

        This proxy statement is furnished to our stockholders in connection with the solicitation of proxies by our Board of Directors for use at our annual meeting of stockholders to be held on Thursday, June 13, 2013 at 10:30 a.m. Pacific time at the Warner Center Marriott Woodland Hills, 21850 Oxnard Street, Woodland Hills, California 91367, for the purposes of:

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  electing two directors to serve on our Board of Directors for a term of office to expire at the third annual stockholders' meeting following their election, with each director to hold office until his successor is duly elected and qualified or until his earlier resignation or removal;

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  ratifying the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

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  approving the Amended and Restated United Online, Inc. 2010 Incentive Compensation Plan;

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  approving an advisory resolution regarding the compensation of our named executive officers; and

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  transacting such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Internet Availability of Proxy Materials

        Under the Securities and Exchange Commission (the "SEC") rules, we are providing our stockholders with access to our proxy materials, which include this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, on the Internet in lieu of mailing printed copies. We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email until you elect otherwise. If you have previously elected to receive paper copies of our proxy materials, you will continue to receive these materials in paper format until you elect otherwise.

        Instead of printed copies of our proxy materials (unless you have previously requested electronic or paper delivery), you will receive, in the mail, a "Notice Regarding the Availability of Proxy Materials" (the "Notice"). The Notice is different than the Notice of Annual Meeting of Stockholders that accompanies this proxy statement. We will begin mailing the Notice to stockholders on or about May 1, 2013, and the proxy materials will be first made available on the Internet on or about May 1, 2013. Thereafter, we will also begin distributing proxy materials electronically to stockholders who have previously elected to receive these materials via email and mailing printed copies of our proxy materials to stockholders who have previously elected to receive these materials in paper format.

        The Notice will contain instructions on how to access and review our proxy materials and vote online. The Notice also will contain instructions on how you can request a printed copy of our proxy materials, including a proxy card if you are a record holder or a voting instruction form if you are a beneficial owner. By following the instructions in the Notice, you may request to receive, at no cost, a printed or electronic copy of our proxy materials for the annual meeting and indicate such delivery preference for future proxy solicitations. If you request a printed or electronic copy of the proxy materials by Internet or telephone, you will be able to select whether you want this delivery method for future proxy solicitations. If you make such request by email and would like this delivery method for future proxy solicitations, you must specifically state in your email that such delivery preference should remain in effect for future proxy solicitations. Your request to receive future materials in paper or via email will remain in effect for future proxy solicitations until you terminate it. A copy of our proxy materials is available, free of charge, on our corporate website (www.unitedonline.com) under "Investor Relations." By referring to our website, we do not incorporate the website or any portion of the website by reference into this proxy statement.

        We follow a procedure called "householding," which the SEC has approved. Under this procedure, we may deliver a single copy of the Notice to stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. All stockholders have the ability to access the proxy materials on the website referred to in the Notice. If you would like to receive a separate copy of the Notice or future Notices (or, if you requested a printed copy of the proxy materials, an additional printed copy of the proxy materials), please submit your request to: United Online, Inc., c/o Investor Relations, 21301 Burbank Boulevard, Woodland Hills, California 91367, telephone: 1 (818) 287-3000. Similarly, if you share an address with another stockholder and received multiple copies of the Notice, you may write or call us at the above address and telephone number to make arrangements to receive a single copy of the Notice at the shared address in the future.

        If your shares are registered differently or are held in more than one account at a brokerage firm, bank, broker-dealer, or other similar organization, you may receive more than one Notice. Please follow the instructions printed on each Notice that you receive and vote the shares represented by each Notice to ensure that all of your shares are voted. If you requested to receive a printed copy of the proxy materials, please follow the voting instructions on the proxy cards or voting instruction forms, as applicable, and vote all proxy cards or voting instruction forms, as applicable, to ensure that all of your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible. If you are a registered holder, you can accomplish this by contacting our transfer agent, Computershare, at 1 (800) 962-4284 or in writing at Computershare, 250 Royall Street, Canton, Massachusetts 02021. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, you can accomplish this by contacting the brokerage firm, bank, broker-dealer, or other similar organization.

Voting; Quorum

        Our outstanding common stock constitutes the only class of securities entitled to vote at the annual meeting. Common stockholders of record at the close of business on April 19, 2013, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. On the record date, 92,085,129 shares of our common stock were issued and outstanding. Each share of common stock is entitled to one vote. The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding on April 19, 2013 will constitute a quorum.

        All votes will be tabulated by the Inspector of Elections appointed for the annual meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Broker non-votes are shares held of record by, among others, brokerage firms or financial institutions but not voted due to the failure of the beneficial owners of those shares to provide voting instructions in cases in which such brokerage firms or financial institutions do not have discretion to vote on the proposal without such instructions. See "Voting Procedure—Beneficial Owners of Shares Held in Street Name" below. Abstentions and broker non-votes are counted as present for purposes of determining whether there is a quorum for the transaction of business. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved, if that proposal involves a non-routine matter. The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 is a routine matter. Non-routine matters are the election of the two directors to serve on our Board of Directors, the approval of the Amended and Restated United Online, Inc. 2010 Incentive Compensation Plan, and the advisory vote regarding the compensation of our named executive officers.

        The election of directors will be by plurality vote of our outstanding shares of common stock represented in person or by proxy at the annual meeting and entitled to vote, and the two nominees receiving the highest number of affirmative votes will be elected. Votes marked "withheld" and broker non-votes will not affect the outcome of the election, although they will be counted as present for purposes of determining whether there is a quorum. Ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the outstanding shares of common stock represented in person or by proxy at the annual meeting and entitled to vote. Abstentions with respect to this proposal will count as votes against this proposal. Approval of the Amended and Restated United Online, Inc. 2010 Incentive Compensation Plan requires the approval of the affirmative vote of a majority of the outstanding shares of common stock represented in person or by proxy at the annual meeting and entitled to vote. Abstentions will count as negative votes, and broker non-votes will not be taken into account. Approval of the advisory resolution regarding the compensation of our named executive officers requires the approval of the affirmative vote of a majority of the outstanding shares of common stock represented in person or by proxy at the annual meeting and entitled to vote. Abstentions will count as negative votes, and broker non-votes will not be taken into account.

Voting Procedure

        Stockholders of Record.    If your shares are registered directly in your name with our transfer agent, Computershare, you are a stockholder of record and you received the Notice by mail with instructions regarding how to view our proxy materials on the Internet, how to receive a paper or email copy of the proxy materials, and how to vote by proxy. You can vote in person at the annual meeting or by proxy. The Notice is not a ballot. You cannot use it to vote your shares. If you mark your vote on the Notice and send it back to us, your vote will not count. There are three ways stockholders of record can vote by proxy: (1) by telephone (by requesting a printed copy of the proxy materials and following the instructions on the proxy card, or by following the instructions on the Internet); (2) by Internet (by following the instructions provided in the Notice); or (3) by requesting (via telephone, Internet or email) a printed copy of the proxy materials, and then completing and returning the proxy card enclosed in such materials prior to the annual meeting or submitting a signed proxy card at the annual meeting. Unless there are different instructions on the proxy card, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the annual meeting FOR the election of the director nominees listed in Proposal One (unless the authority to vote for the election of such directors is withheld), FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm as described in Proposal Two, FOR the approval of the Amended and Restated United Online, Inc. 2010 Incentive Compensation Plan as described in Proposal Three, and FOR the approval of the advisory resolution regarding the compensation of our named executive officers as described in Proposal Four.

        Beneficial Owners of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and such organization forwarded to you the Notice by mail with instructions regarding how to view our proxy materials on the Internet, how to receive a paper or email copy of the proxy materials, and how to vote by proxy. The Notice is not a ballot. You cannot use it to vote your shares. If you mark your vote on the Notice and send it back to such organization, your vote will not count. There are two ways beneficial owners of shares held in street name can vote by proxy: (1) by requesting a printed copy of the proxy materials and following the instructions on the voting instruction form or (2) by Internet by following the instructions provided in the Notice. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. If you do not provide such organization with specific voting instructions, under the rules of the various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If such organization does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform our Inspector of Elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." A broker non-vote will have the effects described under "Voting; Quorum."

        Although we do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement, if any other business is presented at the annual meeting, your signed proxy or your authenticated Internet or telephone proxy, will give authority to each of Charles B. Ammann and Neil P. Edwards to vote on such matters at his discretion.

YOUR VOTE IS IMPORTANT. PLEASE VOTE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

        You may revoke your proxy at any time before it is actually voted at the annual meeting by:

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  delivering written notice of revocation to our Corporate Secretary at 21301 Burbank Boulevard, Woodland Hills, California 91367;

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  submitting a later dated proxy; or

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  attending the annual meeting and voting in person.

        Your attendance at the annual meeting will not, by itself, constitute a revocation of your proxy. You may also be represented by another person present at the annual meeting by executing a form of proxy designating that person to act on your behalf.

        Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial owner of our shares, but those shares are held of record by another person such as a brokerage firm or bank, then you must provide voting instructions to the appropriate record holder so that such person can vote the shares. In the absence of such voting instructions from you, the record holder may not be entitled to vote those shares.

Solicitation

        This solicitation is made on behalf of our Board of Directors, and we will pay the costs of solicitation. Copies of solicitation materials will be furnished to banks, brokerage firms and other custodians, nominees and fiduciaries holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners upon request. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to our stockholders. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies by telephone, facsimile or personal interview. No additional compensation will be paid to these individuals for any such services.

        We also have retained MacKenzie Partners, Inc. ("MacKenzie") to act as proxy solicitor and advisor in connection with the 2013 annual meeting of stockholders. Solicitations by MacKenzie may be made personally or by mail, e-mail, facsimile, telephone, messenger, or via the Internet. We have agreed to pay MacKenzie a fee in the amount of up to $25,000, plus reasonable out-of-pocket expenses. In addition, we have agreed to indemnify MacKenzie and its employees against certain liabilities arising from, or in connection with, the engagement.

Stockholder Proposals for 2014 Annual Meeting

        Stockholder proposals that are intended to be presented at our 2014 annual meeting of stockholders and included in our proxy statement relating to the 2014 annual meeting must be received by us no later than January 1, 2014, which is 120 calendar days before the anniversary of the date on which this proxy statement is first distributed to the stockholders. If the date of the 2014 annual meeting is moved more than 30 days prior to, or more than 30 days after, June 13, 2014, the deadline for inclusion of proposals in our proxy statement for the 2014 annual meeting instead will be a reasonable time before we begin to print and mail our proxy materials. All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2014 annual meeting.

        If a stockholder wishes to present a proposal at our 2014 annual meeting of stockholders and the proposal is not intended to be included in our proxy statement relating to the 2014 annual meeting, the stockholder must give advance notice to us prior to the deadline (the "Bylaw Deadline") for the annual meeting determined in accordance with our amended and restated bylaws ("bylaws"). Under our bylaws, in order to be deemed properly presented, the notice of a proposal must be delivered to our Corporate Secretary no later than March 15, 2014, and no earlier than February 13, 2014, which dates are 90 days and 120 days, respectively, prior to the anniversary of the date of this year's annual meeting.

        However, if we determine to change the date of the 2014 annual meeting so that it occurs more than 30 days prior to, or more than 30 days after, June 13, 2014, stockholder proposals intended for presentation at the 2014 annual meeting but not intended to be included in our proxy statement relating to the 2014 annual meeting must be received by our Corporate Secretary no later than the close of business on the tenth day following the day on which such notice of the date of the 2014 annual meeting is mailed or public disclosure of the date of the annual meeting is made, whichever first occurs (the "Alternate Date"). If a stockholder gives notice of such proposal after the Bylaw Deadline (or the Alternate Date, if applicable), the stockholder will not be permitted to present the proposal to the stockholders for a vote at the 2014 annual meeting. All stockholder proposals must be in the form required by our bylaws.

        If a stockholder complies with such procedures and submits the proposal before the Bylaw Deadline (or the Alternate Date, if applicable), then the holders of proxies solicited by our Board of Directors for the annual meeting of stockholders at which that proposal is submitted will not have discretionary voting power with respect to that proposal and cannot vote those proxies in the absence of specific voting instructions from the persons who gave those proxies. For information and procedures regarding a stockholder's ability to nominate directors at an annual meeting or recommend to the Nominating and Corporate Governance Committee candidates for nomination as a director at an annual meeting, see "Stockholder Recommendations for Nominations to the Board of Directors" and "Director Nominees—Stockholder Nominations of Directors," which appear elsewhere in this proxy statement.

        We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year's annual meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the annual meeting or any adjournment or postponement thereof.

 MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE: ELECTION OF DIRECTORS

        Our Board of Directors is divided into three classes with staggered terms, which will usually be approximately three years in length. Our bylaws provide that each director, once elected, holds office for a term to expire at the third annual meeting of stockholders following his or her election until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

        The class whose term expires at this annual meeting has two directors, Robert Berglass and Kenneth Coleman, who are both nominated for re-election. Each of the directors elected at this annual meeting will hold office for a term to expire at the third annual meeting of stockholders following his election until his successor is duly elected and qualified or until such person's earlier resignation or removal. If both nominees are elected, our Board of Directors will consist of seven individuals.

        The nominees named below have agreed to serve if elected, and we have no reason to believe that they will be unavailable to serve. If, however, the nominees named below are unable to serve or decline to serve at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by our Board of Directors. Unless a stockholder specifies otherwise, a returned, signed proxy will be voted FOR the election of each of the nominees listed below.

        On September 25, 2001, NetZero, Inc. ("NetZero") and Juno Online Services, Inc. ("Juno") merged (the "Merger") into two wholly-owned subsidiaries of United Online, Inc. ("United Online") and each of the directors of NetZero became a director of United Online pursuant to the terms of the Merger. James T. Armstrong, Dennis Holt, Robert Berglass and Mark R. Goldston were directors of NetZero prior to the Merger.

        The following table sets forth information with respect to the persons nominated for re-election at the annual meeting:

Name	Age	Director Since	Positions
Robert Berglass	75	2001	Lead Independent Director; Compensation Committee Chair
Kenneth L. Coleman	70	2001	Director; Nominating and Corporate Governance Committee Chair; Member of Audit and Compensation Committees

        Robert Berglass has served as one of our directors since the Merger, and was a member of the board of directors of Classmates Media Corporation ("CMC"), a wholly-owned subsidiary of the company, from September 2007 to January 2010. Mr. Berglass was a director of NetZero from November 2000 until the Merger. Mr. Berglass has been our Lead Independent Director since February 2006. Since February 2002, Mr. Berglass has been the Chairman of DAVEXLABS LLC, an independent hair care company dedicated to salon professionals. From 1998 until April 2001, Mr. Berglass was the Chairman, Chief Executive Officer and President of Schwarzkopf & DEP, Inc. (formerly DEP Corporation), a division of Henkel KGAA. Mr. Berglass had held those positions following Henkel KGAA's acquisition of DEP Corporation in 1998. From 1969 to 1998, Mr. Berglass was the Chairman, Chief Executive Officer and President of DEP Corporation. Before joining DEP Corporation, Mr. Berglass held various positions at Faberge, Inc., including Corporate Executive Vice President. Having served as Chairman, Chief Executive Officer and President of a large, global personal care products company with some of the world's most recognized brands, Mr. Berglass presents valuable insight into organizational and operational management issues crucial to a public company as well as valuable insight on various aspects of consumer marketing. In addition, having served as a director of NetZero since 2000 and then United Online since 2001, Mr. Berglass possesses a breadth of knowledge regarding the company's business.

        Kenneth L. Coleman has served as one of our directors since September 2001, and was a member of the board of directors of CMC from September 2007 to January 2010. From November 2010 to February 2013, Mr. Coleman has been the Chairman of MIPS Technologies, Inc., a developer of semiconductor products. Commencing January 2013, Mr. Coleman has been Chairman of Saama Technologies, a private company providing IT services. In 2002, Mr. Coleman founded ITM Software and served as its Chairman and Chief Executive Officer until 2006. In 2001, Mr. Coleman founded Coleman Consulting and consulted on various strategic matters for several companies through 2002. From 1987 through 2001, he held various positions, including Executive Vice President of Global Sales, Service and Marketing, with Silicon Graphics, Inc. Mr. Coleman serves on the board of directors of Saama Technologies, City National Bank, and Accelrys. Mr. Coleman received his B.S. and M.B.A. from Ohio State University. From his long and decorated career in the software and technology fields, Mr. Coleman brings to our Board of Directors a unique perspective on the intersection of technology and marketing which is critical to a company competing for the sale of online products and services. In addition, having served as a director of United Online since 2001, Mr. Coleman possesses a breadth of knowledge regarding the company's business.

Continuing Directors

        Our other directors are as follows:

Name	Age	Director Since	Positions
James T. Armstrong	47	2001	Director; Member of Audit Committee
Mark R. Goldston	58	2001	Chairman, President, Chief Executive Officer; Director; Sole Member of Secondary Compensation Committee
Dennis Holt	76	2001	Director; Member of Compensation and Nominating and Corporate Governance Committees
Howard G. Phanstiel	64	2008	Director; Audit Committee Chair
Carol A. Scott	63	2003	Director; Member of Audit and Nominating and Corporate Governance Committees

        The terms for Messrs. Goldston and Phanstiel and Dr. Scott will expire at the next annual meeting of stockholders and the terms for Messrs. Armstrong and Holt will expire at the next annual meeting of stockholders thereafter.

        James T. Armstrong has served as one of our directors since the Merger and was a director of NetZero from 1998 until the Merger. Mr. Armstrong has been a Managing Director with Clearstone Venture Partners (formerly idealab! Capital Partners), an incubator and financier of early stage startup companies, since August 1998. From May 1995 to August 1998, Mr. Armstrong was an associate with Austin Ventures. From September 1989 to March 1992, Mr. Armstrong was a senior auditor with Ernst & Young. Mr. Armstrong serves on the board of directors of several private companies. Mr. Armstrong received his B.A. in Economics from the University of California at Los Angeles and his M.B.A. from the University of Texas. Serving as a Managing Director of a venture capital fund focused on growing technology companies in a variety of markets, Mr. Armstrong brings to our Board of Directors well-developed business and financial acumen critical to the company, the success of which has been dependent on growing organically as well as through acquisitions. In addition, having served as a director of NetZero since 1998 and then United Online since 2001, Mr. Armstrong possesses a breadth of knowledge regarding the company's business.

        Dennis Holt has served as one of our directors since the Merger and was a director of NetZero from January 2001 until the Merger. Mr. Holt founded US International Media LLC, a media services agency, and has been its Chairman and Chief Executive Officer since March 2004. Mr. Holt also serves as Chairman and Chief Executive Officer of Patriot Communications LLC, a telecommunications service bureau, which he created in 1990 as a subsidiary of Western International Media. Mr. Holt founded Western International Media, a media buying service, in 1970 and was the Chairman and Chief Executive Officer from 1970 through January 2002. Mr. Holt also serves on the board of directors of several private and philanthropic companies. Mr. Holt received his B.A. in Administration from the University of Southern California. Having served as Chairman and Chief Executive Officer of several companies focused on advertising media and, in addition, having served as a director of NetZero and then United Online since 2001, Mr. Holt possesses a breadth of knowledge regarding the company's business.

        Mark R. Goldston has served as our Chairman, Chief Executive Officer and a director since the Merger. Prior to May 2006 and since June 2007, Mr. Goldston served as our Chairman, President, Chief Executive Officer and a director. Between May 2006 and May 2007, he served as our Chairman, Chief Executive Officer and a director. He served as NetZero's Chairman and Chief Executive Officer and one of its directors from March 1999 until the Merger. Prior to joining NetZero, Mr. Goldston served as Chairman and Chief Executive Officer of The Goldston Group, a strategic advisory firm, from December 1997 to March 1999. From April 1996 to December 1997, he served as President, Chief Executive Officer and a director of Einstein/Noah Bagel Corp. after founding and serving his initial term with The Goldston Group from June 1994 to April 1996. Mr. Goldston also served as President and Chief Operating Officer of L.A. Gear from September 1991 to June 1994 and as a principal of Odyssey Partners, L.P., a private equity firm, from September 1989 to September 1991. Before joining Odyssey Partners, Mr. Goldston held various executive positions including Chief Marketing Officer of Reebok, President of Faberge USA, Inc. and Vice President of Marketing Worldwide for fragrance and skincare at Revlon, Inc. Mr. Goldston is the author of a business book entitled, The Turnaround Prescription, which was published in 1992, and is the named inventor on 13 separate U.S. patents on products such as inflatable pump athletic shoes, lighted footwear, and a method for delivering electronic content over the Internet. Mr. Goldston received his B.S.B.A. in Marketing and Finance from Ohio State University and his M.B.A. (M.M.) from the J.L. Kellogg School at Northwestern University. He serves on the Dean's Advisory Board of the J.L. Kellogg School at Northwestern University, the Dean's Advisory Board of the Ohio State University Fisher School of Business and the Cedars- Sinai Hospital Board of Governors in Los Angeles, California. From his long and decorated career at several large, consumer-focused companies across a wide variety of industries, Mr. Goldston brings to our Board of Directors significant leadership, organizational and operational management skills combined with a wealth of experience in global, consumer-oriented businesses vital to a public company in the consumer products space. In addition, having served as Chairman, President and Chief Executive Officer at NetZero since 1999 and then United Online since 2001, Mr. Goldston possesses a breadth of knowledge regarding the company's business.

        Howard G. Phanstiel has served as one of our directors since October 2008, and was a member of the board of directors of Classmates Media Corporation ("CMC") from September 2007 to January 2010. He has been a managing member of Phanstiel Enterprises LLC, a private consulting and investment firm, since April 2007. From January 2006 to April 2007, Mr. Phanstiel was an Executive Vice President of UnitedHealth Group Incorporated. From October 2000 to December 2005, Mr. Phanstiel was the Chief Executive Officer of PacifiCare Health Systems, Inc. and from 2002 to 2004 he was also its Chairman. Mr. Phanstiel earned a B.A. in Political Science from Syracuse University and a Masters in Public Administration from the Maxwell School of Citizenship and Public Affairs of Syracuse University. Having served as Chairman and Chief Executive Officer at one of the nation's largest health care companies, Mr. Phanstiel brings to our Board of Directors a wealth of knowledge of organizational and operational management, board and management leadership experience and financial acumen essential to a public company.

        Carol A. Scott, Ph.D., has served as one of our directors since April 2003, and was a member of the board of directors of CMC from September 2007 to January 2010. Dr. Scott has been a Professor Emeritus at UCLA since July 2011. Prior to that, she was a professor of marketing at the UCLA Anderson Graduate School of Management where she served as the Associate Dean for Academic Affairs and as the Chairman of the faculty from 1986 through 1994 as well as the faculty director of the school's Executive Program since 2005. She was a visiting professor at the Harvard Business School in 1985 and at the Stanford Graduate School of Business in 2009, and was on the faculty at Ohio State University for three years prior to joining UCLA in 1977. Dr. Scott's research on customer decision-making and marketing strategy has been published in major academic journals, and she has served on the editorial boards of the Journal of Marketing, the Journal of Marketing Research and the Journal of Consumer Research. She received her B.S. (business and history) from the University of Texas at Austin, and her M.S. (management) and Ph.D. (marketing) from Northwestern University. In 2007, she co-founded Nellie Analytics, Inc., a marketing and graphics services company. In 2008, she co-founded Crossfield Associates, Inc., a litigation consulting company that provides expert services on matters of intellectual property to law firms and corporate clients. She serves as Chief Executive Officer of Nellie Analytics and co-Chief Executive Officer of Crossfield Associates. From her long and distinguished career in academia and academic administration at some of the nation's most prestigious universities, in addition to her experience in consulting to major corporations, Dr. Scott brings to our Board of Directors a unique point of view regarding consumer marketing and organizational management that is vital to a marketing-driven company. In addition, having served as a director of United Online since 2003, Dr. Scott possesses a breadth of knowledge regarding the company's business.

Corporate Governance Principles

        We are committed to having sound corporate governance principles. Having such principles is essential to maintaining our integrity in the marketplace. Our Corporate Governance Guidelines, Code of Ethics and the charters for each of the Audit, Compensation and Nominating and Corporate Governance Committees are available on our corporate website (www.unitedonline.com) under "Investor Relations." Please note, however, that information contained on the website is not incorporated by reference in this proxy statement or considered to be a part of this document. A copy of our Corporate Governance Guidelines, Code of Ethics and the Committee charters may also be obtained upon request to our Investor Relations department.

Code of Ethics

        Our Code of Ethics applies to all of our directors and officers, including, but not limited to, our Chief Executive Officer and Chief Financial Officer. The Code of Ethics constitutes our "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act and is our "code of conduct" within the meaning of the Nasdaq Marketplace Rules applicable to companies whose stock is listed for trading on the NASDAQ Global Select Market.

Stockholder Communications with Directors

        The Board of Directors has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the Board by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent "c/o Corporate Secretary" at 21301 Burbank Boulevard, Woodland Hills, California 91367.

        All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any individual, group or committee of directors, the General Counsel's office will make sufficient copies of the contents to send to the director or to each director who is a member of the group or committee to which the envelope is addressed.

Board Independence

        Seven individuals sit on our Board of Directors, the following six of whom are "independent directors" as that term is defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules: Messrs. Armstrong, Berglass, Coleman, Holt, and Phanstiel and Dr. Scott. Our Board of Directors held 18 meetings during 2012. Our Board of Directors currently has an Audit Committee, a Compensation Committee, a Secondary Compensation Committee, and a Nominating and Corporate Governance Committee.

Board Leadership Structure and Role in Risk Oversight

        The Board of Directors understands that board structures vary greatly among U.S. public corporations, and the Board does not believe that any one leadership structure is more effective at creating long-term stockholder value. The Board believes that an effective leadership structure could be achieved either by combining or separating the Chairman and Chief Executive Officer positions, so long as the structure encourages the free and open dialogue of competing views and provides for strong checks and balances. Specifically, the Board believes that to be effective, the governance structure must balance the powers of the Chief Executive Officer and the independent directors and ensure that the independent directors are fully informed, able to discuss and debate the issues that they deem important, and able to provide effective oversight of management.

        The Board of Directors has determined that combining the Chairman and Chief Executive Officer positions is the appropriate leadership structure for the company at this time and provides effective oversight of management and strong leadership of the independent directors. The Board believes that combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision making and alignment on corporate strategy. The Board believes this leadership structure is particularly appropriate for the company at this time given Mr. Goldston's continuity of service with the company since joining NetZero in 1999 and the many changes the company has undergone as a result of its diversification through acquisitions. As the individual with primary responsibility for managing the company's day-to-day operations, Mr. Goldston is best positioned to chair regular Board meetings and ensure that key business issues and risks are brought to the attention of the Board and the applicable committees.

        In 2006, the Board designated a Lead Independent Director, Mr. Berglass. Under the Corporate Governance Guidelines, the Lead Independent Director's responsibilities include the following: (i) presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors; (ii) presiding at executive sessions of the Board; (iii) serving as liaison between the Chairman of the Board and the independent directors; (iv) communicating to the Chairman of the Board such matters arising out of the executive sessions as the directors may desire to be so communicated; (v) approving Board meeting agendas, information sent to the Board, and Board meeting schedules to assure that there is sufficient time for discussion of all agenda items; (vi) meeting with stockholders in certain circumstances as may be deemed appropriate by the Board; (vii) if requested by major stockholders, ensuring that he or she is available for consultation and direct communication; and (viii) undertaking such further duties as may be determined by the Board. In addition, the Lead Independent Director has the authority to call meetings of the independent directors. The Board believes that the Lead Independent Director position balances the need for effective and independent oversight of management with the need for strong, unified leadership. The Board of Directors furthermore believes that this structure is in the best interest of the company as it allows for a balance of power between the Chief Executive Officer and the independent directors and provides an environment in which its independent directors are fully informed, have significant input into the content of Board meeting agendas, and are able to provide objective and thoughtful oversight of management. Nevertheless, the Board believes that "one-size" does not fit all, and the decision of whether to combine or separate the positions of Chairman and Chief Executive Officer will vary from company to company and depend upon a company's particular circumstances at a given point in time. Accordingly, the Board will continue to consider from time to time whether the Chairman and Chief Executive Officer positions should be combined based on what the Board believes is best for the company and its stockholders.

        The Board of Directors is primarily responsible for assessing risks associated with the company's business. However, the Board delegates certain of such responsibilities to other groups. The Audit Committee is responsible for reviewing with management the company's policies and procedures with respect to risk assessment and risk management, including reviewing certain risks associated with our financial and accounting systems, accounting policies, investment strategies, regulatory compliance, insurance programs, and other matters. Under the direction of the Audit Committee, the company's internal audit department assists the company in the evaluation and improvement of the effectiveness of risk management. In addition, under the direction of the Board and certain of its committees, the company's legal department assists in the oversight of corporate compliance activities. As discussed under "Risk Assessment of Compensation Programs" section, which appears elsewhere in this proxy statement, the Compensation Committee also reviews certain risks associated with our overall compensation program for employees to help ensure that the program does not encourage employees to take excessive risks. On a regular basis and from time to time as necessary or appropriate, updates are provided by these groups to the Board of Directors regarding their risk assessment and risk management activities and other risk-related matters.

Board Committees and Meetings

        The Board of Directors has four standing committees: the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee, and the Secondary Compensation Committee. In addition, the Board of Directors may establish special committees to consider various matters. The Board of Directors sets fees for members of the special committees as the Board of Directors deems appropriate in light of the amount of additional responsibility special committee membership may entail.

        During 2012, each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served. Members of the Board of Directors and its committees also consulted informally with management from time to time and acted at various times during 2012 by written consent without a meeting. Additionally, non-management Board members met in executive sessions without the presence of management periodically, at least once each quarter, during 2012. We do not have a policy regarding director attendance at our annual meetings. All of our directors attended our annual meeting held in 2012.

        Audit Committee.    The Audit Committee consists of four directors, Messrs. Armstrong, Coleman and Phanstiel and Dr. Scott. The Audit Committee oversees our accounting and financial reporting processes and audits of our consolidated financial statements. The Audit Committee is responsible for the appointment, compensation, retention, oversight, and termination of our independent registered public accounting firm, including evaluating its independence and reviewing its performance. In addition, the Audit Committee is responsible for reviewing and discussing the annual audit plan with our independent registered public accounting firm, reviewing our annual consolidated financial statements, our interim consolidated financial statements, our internal control over financial reporting, and our accounting practices and policies. Furthermore, the Audit Committee oversees our internal audit function, reviews and approves the annual internal audit plan, reviews with management our risk assessment and risk management policies and procedures, reviews and approves or disapproves any proposed transactions required to be disclosed by Item 404 of Regulation S-K, and reviews legal and regulatory matters. The Audit Committee also reviews the results of the year-end audit with the independent registered public accounting firm and recommends to the Board whether the financial statements should be included in the Annual Report on Form 10-K. Additionally, it prepares the Audit Committee Report to be included in the annual proxy statement. The Audit Committee also performs other functions or duties, within the scope of its responsibilities, as deemed appropriate by the Audit Committee or our Board of Directors. The Audit Committee held six meetings during 2012. The Audit Committee operates under a written charter adopted by our Board of Directors, which is reviewed annually by the Audit Committee and revised as appropriate. Our Board of Directors has determined that all members of the Audit Committee are independent directors as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules and also satisfy the additional criteria for independence for Audit Committee members set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Each of Mr. Phanstiel, who serves as Chair of the Audit Committee, and Mr. Armstrong, qualifies as a "financial expert" as that term is defined under applicable SEC rules. In 2004, the Audit Committee established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee meets privately with members and representatives of our independent registered public accounting firm, and members and representatives of our independent registered public accounting firm have unrestricted access and report directly to the Audit Committee. The Audit Committee has selected PricewaterhouseCoopers LLP as the company's independent registered public accounting firm for the fiscal year ending December 31, 2013 and is recommending that our stockholders ratify this appointment at the annual meeting. The Audit Committee Report may be found on pages 79-80 of this proxy statement.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee consists of three directors, Messrs. Coleman and Holt and Dr. Scott, each of whom is an independent director as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules. The Nominating and Corporate Governance Committee is responsible for assisting with respect to director candidates and nominees, including by identifying, recruiting and, if appropriate, interviewing candidates to fill positions on the Board; establishing procedures to be followed by stockholders in submitting recommendations for director candidates; reviewing backgrounds and qualifications of individuals being considered as director candidates; recommending to the Board the director nominees; and reviewing the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a change in status. The Nominating and Corporate Governance Committee is also responsible for assisting the Board with regard to the composition, structure and procedures of the Board and its Committees, including by reviewing and making recommendations to the Board regarding the size and structure of the Board; the frequency and nature of Board meetings; any other aspect of the procedures of the Board; the size and composition of each Committee of the Board; individuals qualified to fill vacancies on the Committees; the functioning of the Committees; Committee assignments and any policies regarding rotation of Committee memberships and/or chairpersonships; and the establishment of special committees. This Committee also oversees the evaluation of the Board and its Committees, evaluates and makes recommendations regarding the termination of Board membership, and assists with the selection of a new Chairman or Chief Executive Officer in the event such becomes necessary. In addition, the Nominating and Corporate Governance Committee is responsible for reviewing periodically and recommending to the Board, the Corporate Governance Guidelines and the Code of Ethics and any changes thereto, as well as considering and making any other recommendations related to corporate governance issues.

        The Nominating and Corporate Governance Committee operates under a written charter adopted by our Board of Directors, which is reviewed annually by the Nominating and Corporate Governance Committee and revised as appropriate. In 2012, the Nominating and Corporate Governance Committee held 15 meetings.

  Director Nominees.

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  Criteria for Director Nominees.  The Board of Directors believes that the Board should be comprised of individuals with varied, complementary backgrounds who have exhibited proven leadership capabilities within their chosen fields. Directors should have the ability to quickly grasp complex principles of business and finance, particularly those related to the industries in which the company operates. Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of our stockholders. When considering a candidate for director, the Nominating and Corporate Governance Committee will take into account a number of factors, including, without limitation, the following: independence from management; depth of understanding of the Internet, sales and marketing, finance and/or other elements directly relevant to our business; education and professional background; judgment, skill, integrity, and reputation; existing commitments to other businesses as a director, executive or owner; personal conflicts of interest, if any; diversity; and the size and composition of the existing Board. When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management, stockholders, and others. Additionally, the Nominating and Corporate Governance Committee may use the services of third-party search firms to assist in the identification of appropriate candidates. After conducting an initial evaluation of a prospective candidate, the Nominating and Corporate Governance Committee will interview that candidate if it believes the candidate might be suitable to be a director. The Nominating and Corporate Governance Committee may also ask the candidate to meet with management. If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the Board of Directors, it may recommend to the Board that candidate's appointment or election. Prior to nominating an incumbent director for re-election at an annual meeting of stockholders, the Nominating and Corporate Governance Committee will consider the director's past attendance at, and participation in, meetings of the Board of Directors and its committees and the director's formal and informal contributions to the various activities conducted by the Board and the Board committees of which such individual is or was a member. Although the Board of Directors does not have a policy with respect to consideration of diversity in identifying director nominees, among the many other factors considered by the Nominating and Corporate Governance Committee are the benefits of diversity in board composition, including with respect to age, gender, race, and specialized background. The directors nominated for re-election at this annual meeting were approved for nomination by all of the disinterested members of the Board of Directors. In connection with such nominations, the Nominating and Corporate Governance Committee and the Board of Directors considered, among other things, the information discussed in each such director's biographical information as set forth on pages 6-9.

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  Stockholder Recommendations for Nominations to the Board of Directors.  The Nominating and Corporate Governance Committee will consider candidates for nomination as a director recommended by any stockholder. The Nominating and Corporate Governance Committee will evaluate such recommendations by applying its regular nominee criteria and considering the additional information set forth below. Stockholders wishing to recommend a candidate for nomination as a director are to send the recommendation in writing to the Chair of the Nominating and Corporate Governance Committee, United Online, Inc., 21301 Burbank Boulevard, Woodland Hills, California 91367, with a copy to the General Counsel at the same address. Prior to making such a recommendation, stockholders are encouraged to contact the Chair of the Nominating and Corporate Governance Committee to obtain a list of backgrounds that the Nominating and Corporate Governance Committee would consider for potential director nominees given the then-current composition of the Board of Directors. A stockholder recommendation must contain the following information: documentation supporting that the writer is a stockholder of United Online and indicating (i) the number of shares of our common stock beneficially owned by such person, (ii) the holder or holders of record of those shares and (iii) the number of shares (if any) held of record by such person but not beneficially owned, together with a statement that the writer is recommending a candidate for nomination as a director; the address of record of the proposing stockholder; a résumé of the candidate's business experience and educational background that also includes the candidate's name, age, business and residence addresses, and principal occupation or employment and an explanation of how the candidate's background and qualifications are directly relevant to United Online's business; the number of shares of our common stock beneficially owned by the candidate and owned of record by such individual; a statement detailing any relationship, arrangement or understanding, formal or informal, between or among the candidate, any affiliate of the candidate, and any customer, supplier or competitor of United Online, or any other relationship, arrangement or understanding that might affect the independence of the candidate as a member of the Board; detailed information describing any relationship, arrangement or understanding, formal or informal, between or among the proposing stockholder, the candidate, and any affiliate of the proposing stockholder or the candidate; any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director; a representation that the proposing stockholder intends to appear in person or by proxy at the annual meeting of stockholders at which the person named in such notice is to stand for election; and a signed consent of the candidate to serve as a director, if nominated and elected. In connection with its evaluation, the Nominating and Corporate Governance Committee may request additional information from the candidate or the proposing stockholder and may request an interview with the candidate or the proposing stockholder. The Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors. No recommendations for director nominations were submitted by any stockholder in connection with the election of directors at the 2013 annual meeting. Any recommendations for candidates for nomination as a director at our next annual meeting must be received by the Chair of the Nominating and Corporate Governance Committee no later than 120 calendar days prior to the anniversary of the date on which this proxy statement was first mailed to our stockholders.

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  Stockholder Nominations of Directors.  A stockholder that instead desires to nominate a person directly for election to the Board of Directors must comply with the advance notice procedures of our bylaws and attend the annual meeting to make the necessary motion. Our bylaws provide that nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders by any stockholder of United Online who is a stockholder of record on the date of the giving of the notice described below and on the record date for the determination of stockholders entitled to vote at such annual meeting and who complies with the notice procedures set forth in our bylaws. Such stockholder must timely deliver or mail to our Corporate Secretary at 21301 Burbank Boulevard, Woodland Hills, California 91367, a notice containing the following information: (a) as to each candidate whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the candidate; (ii) the principal occupation or employment of the candidate; (iii) the class or series and number of shares of our common stock which are owned beneficially or of record by the candidate; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder; (ii) the class or series and number of shares of our common stock which are owned beneficially or of record by such stockholder; (iii) a description of all arrangements or understandings between such stockholder and each candidate and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that the stockholder intends to appear in person or by proxy at the annual meeting of stockholders to nominate the candidate(s) named in such notice; and (v) any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such person as a director. In addition, the notice must be accompanied by a written consent of the candidate to being named as a nominee and to serve as a director if elected. In order to be deemed properly presented, the notice must be delivered to our Corporate Secretary no later than March 1, 2014, and no earlier than January 30, 2014, which dates are 90 days and 120 days, respectively, prior to May 30, 2014, the anniversary of the date for this year's annual meeting; provided, that if the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. No director nominations were submitted by any stockholder in connection with the election of directors at the 2013 annual meeting.

        Compensation Committee.    The Compensation Committee consists of three directors, Messrs. Berglass, Coleman and Holt, each of whom is an independent director as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules. The Compensation Committee administers our executive compensation programs and is responsible for reviewing the compensation of our executive officers and determining the nature and amount of the various components of such compensation, including adjustments to annual base salary and the establishment of the applicable performance goals under our annual management incentive bonus plan and the specific bonus amount for each potential level of goal attainment. The Compensation Committee also administers our equity incentive plan and has the exclusive authority to make awards under such plan to our executive officers. The Compensation Committee also approves all employment agreements, severance or termination arrangements, and other compensatory contracts or arrangements made with our executive officers. The Compensation Committee will also perform other functions or duties as may be assigned to it under the terms of any executive compensation or equity-based benefit plan or as otherwise deemed appropriate by our Board of Directors. The Compensation Committee held 14 meetings during 2012. The Compensation Committee operates under a written charter adopted by our Board of Directors, which is reviewed annually and revised as appropriate.

        The Compensation Committee makes all decisions regarding the cash and equity compensation of our Chief Executive Officer, although the Compensation Committee may, in its discretion, request the concurrence or approval of such decisions by a majority of the independent members of our Board of Directors. With respect to all other executive officers, the Compensation Committee determines their compensation, taking into account the recommendations of our Chief Executive Officer who annually reviews the performance of the other executive officers and then presents to the Compensation Committee the conclusions reached and his recommendations for their compensation based on those reviews. The Compensation Committee can, and often does, exercise its discretion in determining whether to approve or modify any recommended compensation adjustments or equity awards. Decisions regarding any other forms of compensation provided to our executive officers that are not provided to all senior-level employees (for example, any executive-level health and welfare benefits, deferral plans and perquisites) are made by the Compensation Committee after taking into consideration the recommendations made by our Chief Executive Officer.

        The Compensation Committee has the authority to retain the services of independent counsel, consultants or other advisors, including an independent compensation consulting firm, in connection with its responsibilities in setting compensation for our executive officers. Additional information regarding the Compensation Committee's use of outside advisors may be found under the "Independent Compensation Consultant" section, which appears elsewhere in this proxy statement. Additional information concerning the compensation policies and objectives established by the Compensation Committee is included in the "Compensation Discussion and Analysis" section, which appears elsewhere in this proxy statement. The Compensation Committee Report for the 2012 fiscal year may be found on pages 64-65 of this proxy statement.

        Secondary Compensation Committee.    The Board of Directors has delegated to the Secondary Compensation Committee of the Board the authority, concurrent with that of the Compensation Committee, to make discretionary awards under our equity incentive plan to employees other than our executive officers. Mark R. Goldston, our Chairman, President and Chief Executive Officer, is the sole member of the Secondary Compensation Committee. The Secondary Compensation Committee held three meetings in 2012.

Compensation Committee Interlocks and Insider Participation

        During 2012, Messrs. Berglass, Coleman and Holt served as members of the Compensation Committee, and Mr. Goldston, our Chairman, President and Chief Executive Officer, served as the sole member of the Secondary Compensation Committee. None of the Compensation Committee members was employed by us at any time during 2012, and none has ever served or acted as one of our officers or employees or had any relationships requiring disclosure by the company under the SEC's rules requiring disclosure of certain relationships and related party transactions.

        None of our current executive officers has ever served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any other entity (other than our subsidiaries) that has or has had one or more of its executive officers serve as a member of our Board of Directors or our Compensation Committee.

Independent Compensation Consultant

        The Compensation Committee has the authority to retain the services of an independent compensation consulting firm in connection with its responsibilities in setting the compensation for our executive officers. Pursuant to that authority, the Compensation Committee has historically engaged Frederic W. Cook & Co., Inc., a nationally-recognized, independent compensation consulting firm, to review the executive compensation programs and individual compensation arrangements for our executive officers. The independent consultant provides the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions regarding our executive officers and considering the recommendations of our Chief Executive Officer regarding the compensation of other executive officers. All executive compensation services provided by the independent consultant are conducted under the direction or authority of the Compensation Committee. During 2012, Frederic W. Cook & Co., Inc. served solely as a consultant to the Compensation Committee and did not provide any services to management. Based on the six factors for assessing independence and identifying potential conflicts of interest that are set forth in Rule 10C-1(b)(4) of the Exchange Act, and such other factors as were deemed relevant under the circumstances, the Compensation Committee determined that its relationship with Frederic W. Cook & Co., Inc., and the work of Frederic W. Cook & Co., Inc. on behalf of the Compensation Committee, did not raise any conflict of interest.

        In addition to the independent consultant, members of our Human Resources, Legal and Finance Departments support the Compensation Committee in its work. For additional information on the Compensation Committee's activities, its use of outside advisors and its consideration and determination of executive compensation, see the "Compensation Discussion and Analysis" section, which appears elsewhere in this proxy statement.

Director Compensation

        Cash Retainer Fees.    The following table sets forth the annual retainer fees earned by our non-employee directors during the 2012 fiscal year in connection with their service as a member of the Board of Directors as well as the additional annual retainer fees earned in connection with their service as a member or Chair of a Committee of the Board. Our non-employee directors also receive $1,000 for each Board or Committee meeting attended.

Board or Committee	Annual Retainer Fee
Member of the Board of Directors	$25,000
Audit Committee:
• Chair	$20,000
• Member	$10,000
Compensation Committee:
• Chair	$16,500
• Member	$10,000
Nominating and Corporate Governance Committee:
• Chair	$12,500
• Member	$7,500
Lead Independent Director	$30,000

        In addition, in December 2012, the Board of Directors formed a special committee of the Board of the Directors, consisting of Messrs. Armstrong, Berglass, Coleman, Holt, and Phanstiel, and Dr. Scott (the "Special Committee"). The Board of Directors also designated Mr. Berglass to serve as Chairman of this Special Committee. Each member of this Special Committee received $40,000 for his or her services, and the Chairman of this Special Committee received an additional $15,000 for his services as Chairman of this Special Committee.

        Equity Awards.    Under our 2010 Incentive Compensation Plan, non-employee directors may receive option grants, restricted stock or restricted stock unit awards and other equity incentives in connection with their service on the Board.

        On February 29, 2012, the Board made a restricted stock unit award with a grant-date fair value of $127,500 to each non-employee director. The number of shares of our common stock covered by each such restricted stock unit award was determined by dividing $127,500 by the $5.06 fair market value per share of our common stock on the effective date of the award. As a result, each such director received a restricted stock unit award covering 25,197 shares of our common stock. The shares subject to those units vested and became issuable upon the non-employee director's continuation in Board service through February 15, 2013. However, had the director voluntarily ceased Board service prior to such vesting date, then that director would have vested in the number of shares of our common stock in which he or she would have been vested as of such termination date had the units vested in successive equal monthly installments between February 15, 2012, the vesting commencement date, and February 15, 2013, the scheduled vesting date, and the remaining units would have been canceled. In the event of a change in control, the shares subject to the units would have vested in full and become immediately issuable.

        Effective as of March 6, 2013, the Board made a restricted stock unit award with a grant-date fair value of $127,500 to each non-employee director. The number of shares of our common stock subject to each such restricted stock unit award was determined by dividing $127,500 by the $5.97 fair market value per share of our common stock on the effective date of the award. As a result, each of our non-employee directors received a restricted stock unit award covering 21,356 shares of our common stock. The shares subject to those units will vest and become issuable upon the non-employee director's continuation in Board service through February 15, 2014. However, should the director voluntarily cease such Board service prior to such vesting date, then that director will vest in the number of shares of our common stock in which he or she would have been vested as of the termination date had such units vested in successive equal monthly installments between February 15, 2013, the vesting commencement date, and February 15, 2014, the scheduled vesting date, and the remaining units will be canceled. In the event of a change in control, the shares subject to the units will vest in full and become immediately issuable.

Director Summary Compensation Table

        The following table provides certain summary information concerning the compensation earned by our non-employee directors for the year ended December 31, 2012.

Name(1)	Fees Earned in Cash(2)	Stock Awards(3)	Total(4)
James T. Armstrong	$105,000	$127,497	$232,497
Robert Berglass	$164,500	$127,497	$291,997
Kenneth L. Coleman	$148,500	$127,497	$275,997
Dennis Holt	$123,500	$127,497	$250,997
Howard G. Phanstiel	$114,000	$127,497	$241,497
Carol A. Scott	$120,500	$127,497	$247,997

(1)
Mr. Goldston, our Chairman, President and Chief Executive Officer, is not included in this table because he is our employee and does not earn any additional compensation for his services as a director. The compensation earned by Mr. Goldston as our employee is shown in the Summary Compensation Table, which appears elsewhere in this proxy statement.

(2)
Fees earned in cash for the year ended December 31, 2012 consisted of the following:

Name	Board Annual Retainer Fee	Fees Earned as Lead Independent Director or a Chair or Member of one or more Board Committees	Fees for Meetings Attended	Fees Earned in Cash
James T. Armstrong	$25,000	$50,000	$30,000	$105,000
Robert Berglass	$25,000	$101,500	$38,000	$164,500
Kenneth L. Coleman	$25,000	$72,500	$51,000	$148,500
Dennis Holt	$25,000	$57,500	$41,000	$123,500
Howard G. Phanstiel	$25,000	$60,000	$29,000	$114,000
Carol A. Scott	$25,000	$57,500	$38,000	$120,500
(3)
On February 29, 2012, each non-employee director was awarded restricted stock units covering 25,197 shares of our common stock. Each unit provided such director with the right to receive one share of our common stock upon the vesting of that unit. The amount reported in this column represents the grant-date fair value of each such restricted stock unit award, calculated in accordance with Accounting Standards Codification Topic 718, Compensation-Stock Compensation ("ASC 718"), and does not take into account any estimated forfeitures related to the service-based vesting condition in effect for the award. For information regarding assumptions underlying the ASC 718 valuation of our equity awards, see Note 10 of the consolidated financial statements in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(4)
The non-employee directors hold restricted stock units, which contain dividend equivalent rights. Pursuant to those rights, each non-employee director will receive, as dividends or other distributions are declared and paid on the outstanding shares of our common stock, an additional payment equal to each dividend or distribution which would have been paid on the shares of common stock underlying those units had such shares been issued and outstanding at the time that dividend or distribution was made to our stockholders. The payment will be made in the same form and at the same time as the actual dividend or distribution is made to the stockholders. The ASC 718 value of restricted stock unit awards made to the non-employee directors takes the dividend equivalent rights into consideration, and the amounts received by the non-employee directors pursuant to those rights are not included in the table as part of their compensation for the 2012 fiscal year. During the 2012 fiscal year, each non-employee directors received cash payments totaling $9,368.

          The following table shows the number of shares of our common stock subject to the outstanding restricted stock units and stock options which each of our non-employee directors held as of December 31, 2012:

Name	Aggregate Number of Shares Subject to RSUs	Aggregate Number of Shares Subject to Options
James T. Armstrong	25,197	22,500
Robert Berglass	25,197	45,000
Kenneth L. Coleman	25,197	45,000
Dennis Holt	25,197	22,500
Howard G. Phanstiel	25,197	—
Carol A. Scott	25,197	22,500

  Vote Required

          The vote of a plurality of our outstanding shares of common stock represented in person or by proxy at the annual meeting and entitled to vote is required to elect the two director nominees to serve on our Board of Directors for a term of office to expire at the third annual meeting of stockholders following their election, with each director to hold office until his successor is duly elected and qualified or until his earlier resignation or removal. The nominees receiving the highest number of affirmative votes will be elected.

  Recommendation of the Board of Directors

          Our Board of Directors recommends that the stockholders vote FOR the election of the Board of Directors nominees listed above.

 PROPOSAL TWO: RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2012, to serve in the same capacity for the fiscal year ending December 31, 2013, and is asking the stockholders to ratify this appointment. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. In the event the stockholders fail to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the Audit Committee may reconsider its selection.

Principal Accountant Fees and Services

        The aggregate fees billed by PricewaterhouseCoopers LLP for the professional services described below for the periods presented were as follows:

	Year Ended December 31,
	2012	2011
Audit Fees(1)	$2,400,000	$2,279,000
Audit-Related Fees(2)	355,000	180,000
Tax Fees(3)	150,000	73,000
All Other Fees(4)	12,000	9,000

Total	$2,917,000	$2,541,000

(1)
Represents fees incurred for the integrated audit of our consolidated financial statements and of our internal control over financial reporting and review of the interim condensed consolidated financial statements, as well as fees incurred for audit services that are normally provided by PricewaterhouseCoopers LLP in connection with other statutory or regulatory filings or engagements.

(2)
Represents fees incurred for assurance and related services that are normally performed by PricewaterhouseCoopers LLP, are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." During 2012 and 2011, audit-related fees included audit and review services relating to the issuance of stand-alone financial statements for FTD Group, Inc. In addition, during 2012, audit-related fees also included audit and consulting fees related to the FTD Spin-Off Transaction (as defined in Proposal Four).

(3)
Represents fees primarily incurred in connection with domestic and international tax compliance and consulting services.

(4)
Fees for other professional services were related to accessing PricewaterhouseCoopers LLP's online research databases.

Determination of Independence

        The Audit Committee of the Board of Directors has determined that the provision by PricewaterhouseCoopers LLP of the services covered under the heading "All Other Fees" above is compatible with maintaining PricewaterhouseCoopers LLP's independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

        Under its charter, the Audit Committee must pre-approve all engagements of our independent registered public accounting firm, unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. In 2003, the Audit Committee adopted a policy requiring the pre-approval of all services to be provided by our independent registered public accounting firm. Any proposed services exceeding previously pre-approved cost parameters will also require specific pre-approval. The Audit Committee has delegated to its Chair the authority to evaluate and approve service engagements on behalf of the full Audit Committee in the event a need arises for specific pre-approval between Audit Committee meetings. All of the audit, audit-related, tax services, and all other fees for services provided by our independent registered public accounting firm for the 2011 and 2012 fiscal years were approved by the Audit Committee in accordance with the foregoing procedures.

Vote Required

        The affirmative vote of the majority of our outstanding shares of common stock represented in person or by proxy at the annual meeting and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Recommendation of the Board of Directors

        Our Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

 PROPOSAL THREE: APPROVAL OF THE AMENDED AND RESTATED
UNITED ONLINE, INC. 2010 INCENTIVE COMPENSATION PLAN

        We are asking our stockholders to vote on a proposal to approve the Amended and Restated 2010 Incentive Compensation Plan (the "Amended Plan"), which the Board of Directors unanimously approved on April 26, 2013. Our stockholders approved the 2010 Incentive Compensation Plan (the "Original Plan") on May 27, 2010, under which 23,600,000 shares of our common stock were initially reserved for issuance. The Original Plan serves as a successor to the following stock incentive plans under which shares of our common stock were previously reserved for issuance: (i) our 2001 Stock Incentive Plan, (ii) our 2001 Supplemental Stock Incentive Plan, (iii) the Classmates Online, Inc. 2004 Plan, and (iv) the FTD Group, Inc. 2005 Equity Incentive Plan (collectively, the "Predecessor Plans"). No awards have been granted under the Predecessor Plans on or after May 27, 2010. The Amended Plan will become effective immediately upon stockholder approval at the Annual Meeting.

        Our stockholders are being asked to approve the Amended Plan, which amends and restates the Original Plan to:

  •
  Increase by 19,063,799 the number of shares of our common stock reserved for issuance to a total of 29,250,000 shares so reserved;

  •
  Increase the rate at which the share reserve is reduced when awards other than stock options or stock appreciation rights, such as performance shares or restricted stock units, are granted; and

  •
  Make other technical revisions or otherwise non-material revisions to the Original Plan.

        The Amended Plan will continue to satisfy the stockholder approval requirements of Section 162(m) of the Internal Revenue Code, as amended (the "Code"), with respect to "performance-based" compensation under Section 162(m) of the Code.

        Stockholder approval of the Amended Plan will not affect any stock options, restricted stock unit awards, or any other awards that are outstanding under the Original Plan or the Predecessor Plans.

        We are asking our stockholders to approve the Amended Plan so that we can continue to use our incentive compensation programs to attract and retain key personnel, which is essential to our long-term growth and financial success, while also receiving a federal income tax deduction for certain compensation paid under the Amended Plan under Section 162(m) of the Code and for qualifying such shares for special tax treatment under Section 422 of the Code.

        In connection with our stock-based compensation programs, we seek to balance the need to maintain a talented resource pool in a highly competitive business with efforts to closely monitor our stock award "burn rate" each year. Our annual burn rate is determined by dividing the number of shares of our common stock subject to stock awards we grant in a fiscal year by the weighted average number of our shares of common stock outstanding for that fiscal year. In 2010, we committed to maintaining our burn rate for the three fiscal years, beginning with the 2010 fiscal year ended December 31, 2010, to below 6.11% per year on average, which was the average of the 2009 and 2010 "burn rate" limits published by Institutional Shareholder Services, Inc. (formerly RiskMetrics Group, Inc.) for a Russell 3000 Company in the company's industry. For purposes of calculating the number of shares granted in a year in accordance with such "burn rate" commitment, each share of common stock subject to a stock award other than a stock option grant or stock appreciation right counted as equivalent to 1.5 shares. We maintained that commitment and the table below illustrates our "burn rate" over the past three fiscal years. The table also illustrates, for the past three fiscal years, the percentage of equity awards that were granted to named executive officers, in addition to our "dilution" and "overhang", which we also manage carefully in order to maintain stockholder value. Dilution is calculated by dividing (i) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year and the number of shares available for future grants by (ii) the sum of the number of shares outstanding at the end of the fiscal year, the number of shares of outstanding equity awards and the number of shares available for future grant. Overhang is calculated by dividing (i) the number of shares subject to equity awards outstanding at the end of the fiscal year by (ii) the sum of the number of shares outstanding at the end of the fiscal year, the number of shares of outstanding equity awards and the number of shares available for future grant.

Key Equity Metrics	2012	2011	2010
Equity burn rate	3.94%	5.75%	5.63%
Dilution	15.65%	18.88%	22.47%
Overhang	6.22%	6.54%	6.48%

Summary of Amendments.

        Additional Shares Available for Issuance.    As of its adoption, 23,600,000 shares of our common stock (plus any shares outstanding under the Predecessor Plans that could have become available for issuance under the Original Plan) were authorized for issuance under the Original Plan. As of December 31, 2012, 10,186,201 shares remained available for issuance under the Original Plan, subject to the "Share Counting Provisions" explained in detail below. The Amended Plan authorizes the issuance of an additional 19,063,799 shares, less one share for every one share that was subject to a stock option or stock appreciation right granted on or after January 1, 2013 and three shares for every one share that was subject to an award other than a stock option or stock appreciation right granted on or after January 1, 2013.

        Fungible Share Pool.    On or after January 1, 2013, and subject to adjustment under the "Changes in Capitalization" section set forth below, any shares of common stock that are subject to stock options or stock appreciation rights will be counted against the limit set forth in the "Securities Subject to the Amended Plan" section below as one share of common stock for every one share of common stock granted, and any shares of common stock that are subject to awards other than stock options or stock appreciation rights will be counted against this limit as three shares of common stock for every one share of common stock granted.

        Section 162(m) of the Code.    Generally, Section 162(m) of the Code does not permit a tax deduction for compensation in excess of $1 million paid in any calendar year by a publicly-traded company to its chief executive officer or any of the three other most highly-compensated executive officers (other than the principal financial officer). However, certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain criteria are satisfied, including that the material terms pursuant to which the compensation is to be paid is disclosed to and approved by the company's stockholders. Accordingly, if the Amended Plan, including the list of performance criteria applicable under the Amended Plan for awards intended to qualify as performance-based under Section 162(m) of the Code, is approved by stockholders and other conditions of Section 162(m) of the Code are satisfied, certain compensation paid to the above individuals pursuant to the Amended Plan should not be subject to the deduction limit of Section 162(m) of the Code.

        The following is a description of the Amended Plan. However, the description is intended to be only a summary of the material provisions of the Amended Plan, and does not purport to be complete. A copy of the actual Amended Plan is attached as Exhibit A to this proxy statement. In the event that stockholders do not approve this Amended Plan, then the revisions to the Original Plan affected by this amendment and restatement will have no force and effect; instead, the Original Plan will continue in effect in accordance with the terms and provisions of the plan in effect immediately prior to this amendment and restatement.

        Incentive Programs.    The Amended Plan consists of three separate incentive compensation programs: (i) the discretionary grant program, (ii) the stock issuance program and (iii) the incentive bonus program. The principal features of each program are described below.

        Administration.    The Compensation Committee of the Board of Directors (either acting directly or through a subcommittee of two or more members) will have the exclusive authority to administer the discretionary grant, stock issuance and incentive bonus programs with respect to awards made to our executive officers and will also have the authority to make awards under those programs to all other eligible individuals. However, the Board of Directors may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation Committee to make awards under those programs to individuals other than executive officers and non-employee Board members. All awards to non-employee directors will be made by the Board of Directors on the basis of the recommendations of the Compensation Committee or by the Compensation Committee (or a subcommittee thereof) comprised solely of independent directors.

        The term "plan administrator", as used in this summary, will mean the Compensation Committee (or subcommittee) and any secondary committee, to the extent each such entity is acting within the scope of its administrative authority under the Amended Plan.

        Eligibility.    Officers and employees, as well as consultants and other independent advisors, in our employ or service or in the employ or service of our parent or subsidiary companies (whether now existing or subsequently established) will be eligible to participate in the discretionary grant, stock issuance and incentive bonus programs. The non-employee members of the Board of Directors will also be eligible to participate in those three programs and may receive periodic awards under one or more of those programs. As of April 23, 2013, approximately 1,493 employees (including seven executive officers), six non-employee Board members and one consultant were eligible to participate in the Amended Plan's discretionary grant, stock issuance and incentive bonus programs.

        Securities Subject to the Amended Plan.    As of December 31, 2012, 13,413,799 shares have been awarded under the Original Plan and 10,186,201 shares of our common stock were reserved for issuance under the Original Plan (which does not include any shares outstanding under the Predecessor Plans that could have become available for issuance under the Original Plan). If the proposed amendment and restatement of the Original Plan is approved by stockholders, the number of shares of common stock that may be issued pursuant to the Amended Plan will be increased by 19,063,799 to a maximum of 29,250,000 shares available for issuance under the Amended Plan. This proposed share increase represents approximately 20.93% of our 91,091,893 outstanding shares as of December 31, 2012. Because Proposal Three does not contemplate the amount or timing of specific equity awards in the future, it is not possible to calculate with certainty the amount of subsequent dilution that may ultimately result from such awards. However, the total potential dilution, assuming all of the authorized shares are issued, is 23.02%, on a fully diluted basis, based on the number of shares outstanding as of December 31, 2012. We believe that the benefits provided by being able to grant equity awards to employees and other eligible individuals will outweigh the costs of additional dilution and that the share increase will help to ensure that we will continue to have a sufficient number of shares available to maintain an equity incentive program.

        On or after January 1, 2013, if any shares of common stock subject to an award under the Amended Plan, Original Plan or Predecessor Plans are forfeited, expire or are settled for cash (in whole or in part), then in each such case, the shares of common stock subject to such award will, to the extent of such forfeiture, expiration or cash settlement, again be available for grant subject to the "Share Counting Provisions" set forth below.

        The shares of common stock issuable under the Amended Plan may consist, in whole or in part, of our authorized but unissued common stock or treasury shares. On or after January 1, 2013, in the event that withholding tax liabilities arising from an award, other than a stock option or stock appreciation right granted under the Amended Plan, the Original Plan, or the Predecessor Plans, are satisfied by the tendering of shares of common stock (either actually or by attestation) or by the withholding of shares of common stock by the company, the shares of common stock so tendered or withheld will again be available for awards under the Amended Plan, subject to the "Share Counting Provisions" set forth below. Notwithstanding anything to the contrary contained herein, on or after January 1, 2013, the following shares of common stock will not be added to the shares of common stock authorized for grant under the Amended Plan: (i) shares of common stock tendered by the optionee or withheld by the company in payment of the purchase price of a stock option under the Amended Plan, the Original Plan or any Predecessor Plan; (ii) shares of common stock tendered by the optionee or withheld by the company to satisfy any tax withholding obligation with respect to stock options or stock appreciation rights under the Amended Plan, the Original Plan or any Predecessor Plan; (iii) shares of common stock subject to a stock appreciation right under the Amended Plan, the Original Plan or any Predecessor Plan that are not issued in connection with its stock settlement on exercise thereof; and (iv) shares of common stock reacquired by us on the open market or otherwise using cash proceeds from the exercise of stock options under the Amended Plan, the Original Plan or any Predecessor Plan.

        As of December 31, 2012, there were a total of 3,053,433 outstanding stock options granted under the Original Plan and the Predecessor Plans. The weighted-average exercise price of these stock options was $7.76 and the weighted-average remaining term for these stock options was 7.2 years. As of December 31, 2012, there were a total of 3,660,961 nonvested restricted stock units granted under the Original Plan and the Predecessor Plans.

        Share Counting Provisions.    The following share counting provisions will be in effect under the Amended Plan:

          A.    On or after January 1, 2013, the number of shares of our common stock reserved for award and issuance under the Amended Plan will be reduced on a one-for-one basis for each share of common stock subject to a stock option or stock appreciation right award made under the discretionary grant program and by a fixed ratio of three shares of common stock for each share of common stock subject to an award made under the stock issuance or incentive bonus program.

          B.    On or after January 1, 2013, the shares of our common stock subject to outstanding awards made under the Amended Plan, the Original Plan, or the Predecessor Plans will be available for subsequent award and issuance to the extent those awards subsequently expire, are forfeited or cancelled or terminate for any reason prior to the issuance of the shares of common stock subject to those awards. Such shares will be added back to the share reserve under the Amended Plan as follows:

  •
  for each share of common stock subject to such an expired, forfeited, cancelled or terminated stock option or stock appreciation right award, one share of our common stock will become available for subsequent award and issuance under the Amended Plan, and

  •
  for each share subject to a forfeited or cancelled award other than stock options or stock appreciation rights, three shares will become available for subsequent award and issuance.

        ISO Limitation.    The maximum number of shares of common stock which may be issued under the Amended Plan pursuant to stock options intended to qualify as incentive stock options under the federal tax laws may not exceed 29,250,000 shares in the aggregate, subject to adjustment as provided for in the "Changes in Capitalization" section set forth below.

Equity Incentive Programs

        Discretionary Grant Program.    Under the discretionary grant program, eligible persons may be granted stock options to purchase shares of our common stock or stock appreciation rights tied to the value of our common stock. The plan administrator will have complete discretion to determine which eligible individuals are to receive stock option grants or stock appreciation rights, the time or times when those stock options or stock appreciation rights are to be granted, the number of shares subject to each such grant, the vesting schedule to be in effect for the grant, the maximum term for which the granted stock option or stock appreciation right is to remain outstanding and the status of any granted stock option as either an incentive stock option or a non-statutory stock option under the federal tax laws.

        Each granted stock option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than one hundred percent of the fair market value of the stock option shares on the grant date. No granted stock option will have a term in excess of ten years. Each stock option will generally vest and become exercisable for the underlying shares in one or more installments over a specified period of service measured from the grant date. However, one or more stock options may be structured so that they will be immediately exercisable for any or all of the stock option shares. The shares acquired under such immediately exercisable stock options will be subject to repurchase by us, at the lower of the exercise price paid per share or the fair market value per share, if the optionee ceases service prior to vesting in those shares.

        Upon cessation of service, the optionee will have a period of time specified by the plan administrator in which to exercise his or her outstanding stock options to the extent they are at the time exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding stock options may be exercised, provide for continued vesting during the applicable post-service exercise period and/or to accelerate the exercisability or vesting of such stock options in whole or in part. Such discretion may be exercised at any time while the stock options remain outstanding.

        The Amended Plan allows the issuance of two types of stock appreciation rights under the discretionary grant program:

  •
  Tandem stock appreciation rights granted in conjunction with stock options which provide the holders with the right to surrender the related stock option for an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the vested shares of common stock subject to the surrendered stock option over (ii) the aggregate exercise price payable for those shares.

  •
  Stand-alone stock appreciation rights which allow the holders to exercise those rights as to a specific number of shares of our common stock and receive in exchange an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares of common stock as to which those rights are exercised over (ii) the aggregate exercise price in effect for those shares. The exercise price per share may not be less than the fair market value per share of our common stock on the date the stand-alone stock appreciation right is granted, and the right may not have a term in excess of ten years.

        The appreciation distribution on any exercised tandem or stand-alone stock appreciation right may be paid in (i) cash, (ii) shares of our common stock or (iii) a combination of cash and shares of our common stock. Upon cessation of service with us, the holder of a stock appreciation right will have a period of time specified by the plan administrator in which to exercise such right to the extent exercisable at that time. The plan administrator has complete discretion to extend the period following the holder's cessation of service during which his or her outstanding stock appreciation rights may be exercised, provide for continued vesting during the applicable post-service exercise period and/or to accelerate the exercisability or vesting of those stock appreciation rights in whole or in part. Such discretion may be exercised at any time while the stock appreciation right remains outstanding.

        Repurchase Rights.    The plan administrator will have the discretion to grant stock options which are exercisable for unvested shares of common stock. Should the optionee cease service while such shares are unvested, the company will have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the fair market value per share of common stock at the time of repurchase. The terms upon which such repurchase right will be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) will be established by the plan administrator.

        Repricing/Cash-Out Prohibition.    The plan administrator may not implement any of the following repricing/cash-out programs without obtaining stockholder approval: (i) the cancellation of outstanding stock options or stock appreciation rights in return for new stock options or stock appreciation rights with a lower exercise price per share, (ii) the cancellation of outstanding stock options or stock appreciation rights with exercise prices per share in excess of the then current fair market value per share of our common stock for consideration payable in cash, equity securities or in the form of any other award under the Amended Plan, except in connection with a change in control transaction, or (iii) the direct reduction of the exercise price in effect for outstanding stock options or stock appreciation rights.

        Stock Issuance Program.    Shares may be issued under the stock issuance program subject to performance or service vesting requirements established by the plan administrator. Shares may also be issued as a fully-vested bonus for past services without any cash outlay required of the recipient. Shares of our common stock may also be issued under the program pursuant to restricted stock units which entitle the recipients to receive those shares upon the attainment of designated performance goals or the completion of a prescribed service period or upon the expiration of a designated time period following the vesting of those units, including (without limitation), a deferred distribution date following the termination of the recipient's service with us. Performance shares may also be issued under the program in accordance with the following parameters:

            (i)  The vesting of the performance shares will be tied to the attainment of corporate performance objectives over a specified performance period, all as established by the plan administrator at the time of the award.

           (ii)  At the end of the performance period, the plan administrator will determine the actual level of attainment for each performance objective and the extent to which the performance shares awarded for that period are to vest and become payable based on the attained performance levels.

          (iii)  The performance shares which so vest will be paid as soon as practicable following the end of the performance period, unless such payment is to be deferred for the period specified by the plan administrator at the time the performance shares are awarded or the period selected by the participant in accordance with the applicable requirements of Section 409A of the Code.

          (iv)  Performance shares may be paid in cash or shares of our common stock.

           (v)  Performance shares may also be structured so that the shares are convertible into shares of our common stock, but the rate at which each performance share is to so convert will be based on the attained level of performance for each applicable performance objective.

        The plan administrator has complete discretion under the program to determine which eligible individuals are to receive awards under the stock issuance program, the time or times when those awards are to be made, the form of those awards, the number of shares subject to each such award, the vesting schedule to be in effect for the award, the issuance schedule for the shares which vest under the award and the cash consideration (if any) payable per share.

        In order to assure that the compensation attributable to one or more awards made under the program will qualify as performance-based compensation which will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per covered employee which is imposed under Section 162(m) of the Code, the plan administrator also has the discretionary authority to structure one or more awards so that the shares of common stock subject to those awards will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria:

  i.
  earnings or operating income before interest, taxes, depreciation, amortization and/or charges for stock-based compensation;

  ii.
  earnings per share;

  iii.
  growth in earnings or earnings per share;

  iv.
  market price of our common stock;

  v.
  return on equity or average stockholder equity;

  vi.
  total stockholder return or growth in total stockholder return, either directly or in relation to a comparative group;

  vii.
  return on capital;

  viii.
  return on assets or net assets;

  ix.
  invested capital, rate of return on capital or return on invested capital;

  x.
  revenue, growth in revenue or return on sales;

  xi.
  income or net income;

  xii.
  operating income or net operating income;

  xiii.
  operating profit or net operating profit;

  xiv.
  operating margin;

  xv.
  return on operating revenue or return on operating profit;

  xvi.
  cash flow or cash flow per share (before or after dividends);

  xvii.
  market share;

  xviii.
  collections and recoveries;

  xix.
  debt reduction;

  xx.
  litigation and regulatory resolution goals;

  xxi.
  expense control goals;

  xxii.
  budget comparisons;

  xxiii.
  development and implementation of strategic plans and/or organizational restructuring goals;

  xxiv.
  productivity goals;

  xxv.
  workforce management and succession planning goals;

  xxvi.
  economic value added;

  xxvii.
  measures of customer satisfaction;

  xxviii.
  formation of joint ventures or marketing or customer service collaborations or the completion of other corporate transactions intended to enhance our revenue or profitability or enhance its customer base; and

  xxix.
  mergers, acquisitions and other strategic transactions.

        In addition, such performance criteria may be based upon the attainment of specified levels of our performance under one or more of the measures described above relative to the performance of other entities (or an index covering multiple entities) and may also be based on the performance of any of our business units or divisions or any parent or subsidiary entity, in all cases on an absolute or relative basis or any combination thereof. Each applicable performance goal may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. Each applicable performance goal may be structured at the time of the award to provide for appropriate adjustment or exclusion as to one or more of the following items: (A) asset impairments or write-downs; (B) litigation or governmental investigation expenses and judgments, verdicts and settlements in connection therewith; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) costs and expenses incurred in connection with actual or potential business combinations, mergers, acquisitions, dispositions, spin offs, financing transactions, and other strategic transactions; (F) costs and expenses incurred in connection with the relocation of the principal offices of the company or any parent or subsidiary; (G) any unusual, infrequent, extraordinary or nonrecurring items; (H) bonus or incentive compensation costs and expenses associated with cash-based awards made under the Amended Plan or other bonus or incentive compensation plans of the company or any parent or subsidiary; (I) items of income, gain, loss or expense attributable to the operations of any business acquired by the company or any parent or subsidiary; (J) items of income, gain, loss or expense attributable to one or more business operations divested by the company or any parent or subsidiary or the gain or loss realized upon the sale of any such business or assets thereof; and (K) the impact of foreign currency fluctuations or changes in exchange rates.

        Stockholder approval of this proposal will also constitute approval of the foregoing performance goals for purposes of establishing the specific vesting targets for one or more awards under the Amended Plan that are intended to qualify as performance-based compensation under Section 162(m) of the Code.

        Outstanding awards under the stock issuance program will automatically terminate, and no shares of our common stock will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for such awards are not attained. However, the plan administrator will have the discretionary authority to issue shares of our common stock in satisfaction of one or more outstanding awards as to which the designated performance goals or service requirements are not attained. In no event, however, will any vesting requirements tied to the attainment of performance objectives be waived with respect to awards which were intended at the time of issuance to qualify as performance-based compensation under Section 162(m) of the Code, except in the event of the participant's death or disability or in connection with a change in control of the company, as described under the heading "General Provisions—Change in Control".

        Incentive Bonus Program.    Cash bonus awards, performance unit awards and dividend equivalent rights may be awarded under the incentive bonus program. Cash bonus awards will vest over an eligible individual's designated service period or upon the attainment of pre-established performance goals. Performance unit awards will be subject to the following parameters:

            (i)  A performance unit will represent either (a) a unit with a dollar value tied to the level at which pre-established corporate performance objectives based on one or more performance goals are attained or (b) a participating interest in a special bonus pool tied to the attainment of pre-established corporate performance objectives based on one or more performance goals. The amount of the bonus pool may vary with the level at which the applicable performance objectives are attained, and the value of each performance unit which becomes due and payable upon the attained level of performance will be determined by dividing the amount of the resulting bonus pool (if any) by the total number of performance units issued and outstanding at the completion of the applicable performance period.

           (ii)  Performance units may also be structured to include a service-vesting requirement which the participant must satisfy following the completion of the performance period in order to vest in the performance units awarded with respect to that performance period.

          (iii)  Performance units which become due and payable following the attainment of the applicable performance objectives and the satisfaction of any applicable service-vesting requirement may be paid in cash or shares of our common stock valued at fair market value on the payment date.

        Dividend equivalent rights may be issued as stand-alone awards or in tandem with other awards made under the discretionary grant program, stock issuance program or incentive bonus program, other than stock options and stock appreciation rights. Each dividend equivalent right award will represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of our common stock) which is made per issued and outstanding share of our common stock during the term the dividend equivalent right remains outstanding. Payment of the amounts attributable to such dividend equivalent rights may be made, in cash or shares of our common stock, either concurrently with the actual dividend or distribution made per issued and outstanding share of our common stock or may be made subject to a specified vesting schedule or a deferred payment date. However, any amounts attributable to dividend equivalent rights relating to an award subject to performance-vesting requirements will not vest or become payable prior to the vesting of that award upon the attainment of the applicable performance goals and will, accordingly, be subject to cancellation and forfeiture to the same extent as the underlying award in the event the performance goals are not attained.

        The plan administrator has complete discretion under the program to determine which eligible individuals are to receive such awards under the program, the time or times when those awards are to be made, the form of each such award, the performance objectives for each such award, the amount payable at one or more designated levels of attained performance, any applicable service vesting requirements, the payout schedule for each such award and the method by which the award is to be settled (cash or shares of our common stock).

        In order to assure that the compensation attributable to one or more awards under the program will qualify as performance-based compensation which will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per covered employee which is imposed under Section 162(m) of the Code, the plan administrator also has the discretionary authority to structure one or more awards under the incentive bonus program so that those awards will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the performance goals described above in the summary of the stock issuance program.

        The plan administrator has the discretionary authority at any time to accelerate the vesting of any and all awards outstanding under the incentive bonus program. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to awards which were intended at the time of issuance to qualify as performance-based compensation under Section 162(m) of the Code, except in the event of the participant's death or disability or in connection with a change in control as described under the heading "General Provisions—Change in Control".

        Award Limitations.    Awards made under the Amended Plan will be subject to the following per-participant limitations in order to provide the plan administrator with the opportunity to structure one or more of those awards as performance-based compensation under Section 162(m) of the Code:

  •
  For awards denominated in shares of our common stock at the time of grant (whether payable in such common stock, cash or a combination of both), a participant in the Amended Plan may not receive awards for more than 5,000,000 shares of our common stock in the aggregate under the discretionary grant program in any calendar year and more than an additional 3,000,000 shares of our common stock in the aggregate under the stock issuance and incentive bonus programs during that same calendar year. Such share limitations will be subject to adjustment from time to time for stock splits, stock dividends and similar transactions affecting the number of outstanding shares of our common stock. Stockholder approval of this proposal will also constitute approval of those share limitations for purposes of Section 162(m) of the Code. Accordingly, such limitations will assure that any deductions to which we would otherwise be entitled upon the exercise of stock options or stock appreciation rights granted under the discretionary grant program will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per covered individual (i.e., our Chief Executive Officer and the three other most highly compensated named executive officers employed at the end of the year, other than our Chief Financial Officer) imposed under Section 162(m) of the Code. In addition, shares issued under the stock issuance and incentive bonus programs may also qualify as performance-based compensation that is not subject to the deduction limitation of Section 162(m) of the Code, if the vesting of those shares is tied to the attainment of the corporate performance milestones discussed above in the summary description of that program.

  •
  For performance-based awards denominated in cash dollars at the time of grant (whether payable in cash, shares of our common stock, or both), a participant in the Amended Plan may not receive awards that exceed in the aggregate more than $7,500,000 for each calendar year within the applicable performance measurement period and with pro-ration based on such dollar limit for any fractional year included within such performance period. Stockholder approval of this proposal will also constitute approval of such dollar limitation for purposes of Section 162(m) of the Code. Accordingly, such limitation will assure that any deductions to which we would otherwise be entitled upon the payment of cash bonuses or the settlement of performance unit awards under the incentive bonus plan will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed under Section 162(m) of the Code, to the extent the vesting of those awards is tied to the attainment of one or more of the corporate performance milestones discussed above in the summary description of the stock issuance program.

        For awards denominated in shares of our common stock at the time of grant (whether payable in such common stock, cash or a combination of both), a non-employee director participant in the Amended Plan may not receive awards for more than 500,000 shares of our common stock in any calendar year. Such share limitation will be subject to adjustment, from time to time, for stock splits, stock dividends and similar transactions affecting the number of outstanding shares of our common stock.

NEW PLAN BENEFITS

        All future grants under the Amended Plan are within the discretion of the plan administrator and are therefore not determinable.

        Certain Past Grants.    The aggregate number of shares of common stock subject to stock options granted to our Chief Executive Officer, our Chief Financial Officer, the other named executive officers (as identified in the Summary Compensation Table, which appears elsewhere in this proxy statement), and the other individuals and groups indicated, under the Original Plan from January 1, 2010 through

December 31, 2012, is reflected in the table below. Since its inception, no other person has been granted 5% or more of the total amount of stock options granted under the Original Plan.

Name and Position	Stock Options Granted
Mark R. Goldston	1,500,000
Neil P. Edwards	150,000
Robert S. Apatoff	350,000
Robert J. Taragan	200,000
Charles B. Ammann	175,000
Executive Officer Group (including named executive officers listed above)	2,500,000
Non-Executive Director Group	—
Nominees for Election as Director	—
Each associate of the above-mentioned directors, executive officers or nominees	—
Each other person who received or is to receive five percent of such stock options, warrants or rights	—
Employee Group other than Executive Officer Group	—

General Provisions

        Change in Control.    In the event the company should experience a change in control, the following provisions will be in effect for all outstanding awards under the discretionary grant, stock issuance and incentive bonus programs:

            (i)  Unless otherwise provided in an award agreement, each outstanding award may upon a change in control be assumed or otherwise continued in effect by the successor corporation or replaced with a comparable incentive program which preserves the intrinsic value of the award and provides for the subsequent vesting and concurrent payout of that value in accordance with the same vesting schedule in effect for that award. In the absence of such assumption, continuation or replacement of the award, the award will accelerate in full upon the change in control, except to the extent the acceleration of the award is subject to other limitations imposed by the plan administrator or the underlying award agreement.

           (ii)  Should an outstanding award be subject to performance vesting upon the attainment of one or more specified performance goals, then upon the assumption, continuation or replacement of that award in a change in control transaction, the performance vesting condition will terminate, and such award will thereupon be converted into a service-vesting award that will vest upon the completion of a service period co-terminus with the portion of the performance period (and any subsequent service-vesting component that was part of the original award) remaining at the time of the change in control.

          (iii)  The plan administrator will have complete discretion to grant one or more awards which will vest in the event the individual's service with the company or the successor entity terminates within a designated period following a change in control transaction in which those awards are assumed or otherwise continued in effect.

          (iv)  The plan administrator will have the discretion to structure one or more awards so that those awards will immediately vest upon a change in control, whether or not they are to be assumed or otherwise continued in effect.

           (v)  Unless the plan administrator establishes a different definition for one or more awards, a change in control will be deemed to occur for purposes of the Amended Plan in the event of (a) the closing of a merger or the sale of all or substantially all of the company's assets, other than a merger in which a person or group of related persons acquires fifty percent (50%) or less of the total combined voting power of the company's outstanding securities, (b) the occurrence of any transaction or series of related transactions pursuant to which any person or group of related persons acquires directly or indirectly beneficial ownership of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the company's outstanding securities or (c) a change in a majority of the membership of the Board over a period of thirty-six (36) months or less that is not approved by the current membership of the Board or their approved successors; provided, however, that with respect to any award which is subject to Section 409A of the Code and for which the change in control would otherwise constitute a payment-triggering event for purposes of Section 409A of the Code, no event will constitute a change in control under the Amended Plan unless such event qualifies as a change in control under Section 409A of the Code and the regulations promulgated thereunder.

        The plan administrator's authority above extends to any awards intended to qualify as performance-based compensation under Section 162(m) of the Code, even though the accelerated vesting of those awards may result in their loss of performance-based status under Section 162(m) of the Code.

        Changes in Capitalization.    In the event of any merger, reorganization, consolidation, stock split, reverse stock split, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), recapitalization, combination of shares, exchange of shares, spin-off transaction, or other change affecting the common stock or the value thereof (including, without limitation, a change in control transaction), then equitable adjustments will be made by the plan administrator to the Amended Plan and to awards in such manner as the plan administrator deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in (i) the maximum number and/or class of securities issuable under the Amended Plan, (ii) the maximum number and/or class of securities that may be issued under the Amended Plan pursuant to incentive stock options, (iii) the maximum number and/or class of securities for which any one person may be granted common stock-denominated awards under the discretionary grant program or under the stock issuance and incentive bonus programs per calendar year, (iv) the number and/or class of securities and the exercise or base price per share in effect under each outstanding award under the discretionary grant program (including, if the plan administrator deems appropriate, the substitution of similar stock options to purchase the shares of, or other awards denominated in the shares of, another company), (v) the number and/or class of securities subject to each outstanding award under the stock issuance program and the cash consideration (if any) payable per share, (vi) the number and/or class of securities subject to each outstanding award under the incentive bonus program denominated in shares of common stock and (vii) the number and/or class of securities subject to our outstanding repurchase rights under the Amended Plan and the repurchase price payable per share. Any such adjustments will be final, binding and conclusive.

        Valuation.    The fair market value per share of our common stock on any relevant date under the Amended Plan will be deemed to be equal to the closing selling price per share on such date on the national stock exchange serving as the primary market for our common stock at that time. On April 23, 2013, the fair market value of our common stock determined on such basis was $6.49 per share, the closing price per share on that date on the Nasdaq Global Select Market.

        Stockholder Rights and Transferability.    No optionee will have any stockholder rights with respect to the stock option shares until such optionee has exercised the stock option and paid the exercise price for the purchased shares. The holder of a stock appreciation right will not have any stockholder rights with respect to the shares subject to that right unless and until such person exercises the right and becomes the holder of record of the shares of our common stock issued upon such exercise. Stock options are not assignable or transferable other than by will or the laws of inheritance following optionee's death, and during the optionee's lifetime, the stock option may only be exercised by the optionee. However, the plan administrator may structure one or more non-statutory stock options under the Amended Plan so that those stock options will be transferable during optionee's lifetime by a gratuitous transfer to one or more members of the optionee's family or to a trust established for the optionee and/or one or more such family members or to the optionee's former spouse pursuant to a domestic relations order. Stand-alone stock appreciation rights, unvested shares of common stock, performance shares, restricted stock units, cash awards, performance units, and stand-alone dividend equivalent rights will be subject to the same transferability restrictions applicable to non-statutory stock options.

        A participant will have full stockholder rights with respect to any shares of our common stock issued to him or her under the stock issuance program, whether or not those shares are vested. A participant will not have any stockholder rights with respect to the shares of our common stock subject to a performance share or restricted stock unit award until that award vests and the underlying shares of common stock are actually issued. However, dividend equivalent rights may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding performance share or restricted stock unit awards, subject to such terms and conditions as the plan administrator may deem appropriate. In no event, however, will any dividends or dividend equivalent rights relating to awards subject to performance-vesting conditions vest or otherwise become payable prior to the time the underlying award vests and will accordingly be subject to cancellation and forfeiture to the same extent as the underlying award in the event those performance conditions are not attained.

        Special Tax Election.    The plan administrator may structure one or more awards so that shares of our common stock may be used as follows to satisfy all or part of the withholding taxes to which such holders of those awards may become subject in connection with the issuance, exercise, vesting or settlement of those awards:

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  We will automatically withhold, from the shares of common stock otherwise issuable upon the issuance, exercise, vesting or settlement of such award, a portion of those shares with an aggregate fair market value equal to the applicable withholding taxes. The shares so withheld will reduce the number of shares of common stock authorized for issuance under the Amended Plan in accordance with the applicable reduction parameters in effect under the Amended Plan. The number of shares of common stock which may be so withheld shall be limited to the number of shares which have a fair market value on the date of withholding no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local, and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

  •
  The holder of the award may be given the right to deliver to us, at the time of the issuance, exercise, vesting or settlement of such award, one or more shares of our common stock previously acquired by such individual with an aggregate fair market value equal to all or a portion of the required withholding taxes.

        Deferral Programs.    One of more of the following deferral programs may be implemented under the Amended Plan:

          A.    The plan administrator may structure one or more awards under the stock issuance or incentive bonus programs so that the participants may be provided with an election to defer the compensation associated with those awards for federal income tax purposes.

          B.    The plan administrator may implement a non-employee Board member retainer fee deferral program that allows the non-employee Board members the opportunity to elect, prior to the start of each calendar year, to convert the Board and Board committee retainer fees to be earned for such year into restricted stock units under the stock issuance program that defer the issuance of the shares of common stock that vest under those restricted stock units until a permissible date or event under Internal Revenue Code Section 409A.

          C.    To the extent we maintain one or more separate non-qualified deferred compensation arrangements which allow the participants the opportunity to make notional investments of their deferred account balances in shares of our common stock, the plan administrator may authorize the share reserve under the Amended Plan to serve as the source of any shares of common stock that become payable under those deferred compensation arrangements. In such event, the share reserve under the Amended Plan will be reduced on a share-for-one share basis for each share of common stock issued under the Amended Plan in settlement of the deferred compensation owed under those separate arrangements.

        Amendment and Termination.    Our Board of Directors may amend or modify the Amended Plan at any time; provided, however, that stockholder approval will be required for any amendment which would (i) materially increase the number of shares of common stock authorized for issuance under the Amended Plan (other than in connection with certain changes as defined in the "Changes in Capitalization" section above, (ii) materially increase the benefits accruing to participants, (iii) materially expand the class of individuals eligible to participate in the Amended Plan, (iv) expand the types of awards which may be made under the Amended Plan, (v) extend the term of the Amended Plan, (vi) reduce or limit the scope of the prohibition on repricing programs set forth in the Amended Plan or otherwise eliminate such prohibition or (vii) effect any other change or modification for which stockholder approval is required under applicable law or regulation or pursuant to the listing standards of the stock exchange on which our common stock is at the time primarily traded.

        The Amended Plan will be effective on the date of the approval of the Amended Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the company (the "Restatement Date"). The Amended Plan will be null and void and of no effect if the foregoing condition is not fulfilled. Awards may be granted under the Amended Plan at any time and from time to time on or prior to the tenth anniversary of the Restatement Date, on which date the Amended Plan will expire except as to Awards then outstanding under the Amended Plan; provided, however, in no event may an incentive stock option be granted more than ten years after the earlier of (i) the date of the adoption of the Amended Plan by our Board of Directors or (ii) the Restatement Date. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

Summary of Federal Income Tax Consequences

        The following is a summary of the Federal income taxation treatment applicable to us and the participants who receive awards under the Amended Plan.

        Stock Option Grants.    Stock options granted under the discretionary grant program may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory stock options which are not intended to meet such requirements. The Federal income tax treatment for the two types of stock options differs as follows:

        Incentive Stock Options.    No taxable income is recognized by the optionee at the time of the stock option grant, and no taxable income is recognized for regular tax purposes at the time the stock option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the stock option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the stock option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

        Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

        If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

        Non-Statutory Stock Options.    No taxable income is recognized by an optionee upon the grant of a non-statutory stock option. The optionee will, in general, recognize ordinary income in the year in which the stock option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory stock option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

        Stock Appreciation Rights.    No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for our taxable year in which such ordinary income is recognized.

        Restricted Stock Awards.    The recipient of unvested shares of common stock issued under the Amended Plan will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the restricted stock award. The deduction will in general be allowed for the taxable year in which such ordinary income is recognized by the recipient.

        Restricted Stock Units.    No taxable income is recognized upon receipt of restricted stock units. The holder will recognize ordinary income in the year in which the shares subject to the units are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

        Cash Awards.    The payment of a cash award will result in the recipient's recognition of ordinary income equal to the dollar amount received. The recipient will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the cash award is paid. The deduction will be allowed for our taxable year in which such ordinary income is recognized.

        Performance Units.    No taxable income is recognized upon receipt of performance units. The holder will recognize ordinary income in the year in which the performance units are settled. The amount of that income will be equal to the fair market value of the shares of common stock or cash received in settlement of the performance units, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the performance units at the time those units are settled. That deduction will be allowed for the taxable year in which such ordinary income is recognized.

        Dividend Equivalent Rights.    No taxable income is recognized upon receipt of a dividend equivalent right award. The holder will recognize ordinary income in the year in which a payment pursuant to such right, whether in cash, securities or other property, is made to the holder. The amount of that income will be equal to the fair market value of the cash, securities or other property received, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the dividend equivalent right award at the time the dividend or distribution is paid to such holder. That deduction will be allowed for our taxable year in which such ordinary income is recognized.

        Deductibility of Executive Compensation.    We anticipate that any compensation deemed paid by us in connection with the exercise of non-statutory stock options or stock appreciation rights or the disqualifying disposition of incentive stock option shares will qualify as performance-based compensation for purposes of Section 162(m) of the Code and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, the compensation deemed paid with respect to stock options and stock appreciation rights granted under the Amended Plan will remain deductible by us without limitation under Section 162(m) of the Code. However, any compensation deemed paid by us in connection with shares issued under the stock issuance program or shares or cash issued under the incentive bonus program will be subject to the $1 million limitation, unless the issuance of the shares or cash is tied to the attainment of one or more of the performance criteria described above.

Vote Required

        The affirmative vote of the majority of our outstanding shares of common stock represented in person or by proxy at the annual meeting and entitled to vote on this Proposal is required for approval of the adoption and implementation of the Amended Plan. Should such stockholder approval not be obtained, then the Original Plan will continue in effect in accordance with its terms and provisions. The outstanding stock option grants and restricted stock unit awards under the Original Plan and the Predecessor Plans will continue in full force and effect in accordance with their terms, and additional awards may be made under the Original Plan until the earlier of (i) the expiration date of the term of the Original Plan or (ii) the date all the shares of our common stock reserved for issuance under the Original Plan have been issued.

Recommendation of the Board of Directors

        Our Board of Directors recommends that the stockholders vote FOR the approval of the Amended and Restated 2010 Incentive Compensation Plan. Our Board of Directors believes that it is in our best interests to implement and maintain a comprehensive incentive compensation program that will allow us the flexibility to design cash and equity awards to attract and retain key personnel essential to our long-term growth and financial success and to more closely align the interests of those individuals with those of our stockholders.

 PROPOSAL FOUR: ADVISORY VOTE ON COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

        Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010, our stockholders are entitled to vote at the annual meeting to approve the compensation of the named executive officers, as disclosed in this proxy statement in accordance with the standards established under Item 402 of Regulation S-K under the Exchange Act. However, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us, our Board of Directors or the Compensation Committee of the Board. The advisory vote is not intended to address any specific item of compensation, but rather the overall compensation provided to the named executive officers and the executive compensation policies, practices and programs described in this proxy statement. We will conduct such an advisory vote on an annual basis in accordance with the stockholder advisory vote at the 2011 annual meeting as to the frequency at which such advisory votes on executive officer compensation should be conducted.

        Although the vote is non-binding, our Board of Directors and the Compensation Committee of the Board value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions affecting our executive officers.

        The Compensation Committee has designed our executive officer compensation to reward our executive officers for the achievement of short-term and long-term strategic and operational results that are intended to increase or sustain total stockholder return while at the same time avoiding the encouragement of unnecessary or excessive risk taking. The key elements of the compensation programs that were in effect during the 2012 fiscal year for our named executive officers are described in detail in the "Compensation Discussion and Analysis" section, which appears elsewhere in this proxy statement. Those key elements may be summarized as follows:

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  Executive officer compensation is comprised of three primary components: (i) base salary that is designed to be competitive and provide a level of economic security each year, (ii) an annual bonus opportunity with the target level set at a specified percentage of base salary and with the actual payment based on our attainment of certain specified performance goals and (iii) long-term equity incentive awards designed to align the interests of our executive officers with those of our stockholders.

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  In line with our pay-for-performance philosophy, the total compensation for our Chief Executive Officer, Mr. Goldston, as reflected in the Summary Compensation Table that appears elsewhere in this proxy statement, decreased significantly for the 2012 fiscal year as compared to the 2011 and 2010 fiscal years and was at or below the median for the Peer Group, which is described in the "Compensation Discussion and Analysis" section of this proxy statement. The year-over-year decreases to Mr. Goldston's total compensation were as follows:

Mark R. Goldston	Total Compensation (as reflected in the Summary Compensation Table)	% Decrease from Prior Year's Total Compensation
2010	$6,024,303
2011	$5,024,763	16.6%
2012	$2,645,684	47.3%
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  In line with our pay-for-performance philosophy, for the 2012 fiscal year, the Compensation Committee determined not to increase Mr. Goldston's base salary or the base salary of the other named executive officers. The Compensation Committee's decision was based on the comparative compensation data for the Peer Group, as well as our historical operating results and internal operating budget.

  •
  A significant component of our executive officer compensation program is long-term equity incentive awards. These awards contribute to our pay-for-performance objective in that their value is tied directly to the performance of our common stock. For the 2012 fiscal year, the Compensation Committee awarded long-term equity incentives in the form of stock options, rather than restricted stock units, to Mr. Goldston. Accordingly, those stock option grants will not have any value to Mr. Goldston unless the market price of our common stock appreciates over the vesting period and any remaining term of those options. The Compensation Committee also reduced the size of Mr. Goldston's award in line with its pay-for-performance philosophy. The year-over-year decreases for the 2011 and 2012 fiscal years were as follows:

Grant Date	Stock Option Grant (# shares)	Restricted Stock Unit Award (# shares)	Grant Date Fair Value(1)	% Decrease from Prior Year's Equity Award
2/15/10		500,000	$3,135,000
2/15/11	1,000,000		$1,960,581	37.5%
2/29/12	500,000		$528,643	73.0%

(1)
Reflects the aggregate grant-date fair value of the equity award, calculated in accordance with ASC 718 and without reduction for estimated forfeitures related to performance-based vesting or service-based vesting conditions.
  •
  The Compensation Committee changed the structure of the 2012 Management Bonus Plan (the "2012 Bonus Plan") from that of the prior year's plan so that the bonus potential for certain participants, including Mr. Goldston and other corporate officers, was tied entirely to the combined financial results of all three business segments of our company. The revised structure of the 2012 Bonus Plan as it relates to Mr. Goldston and these other corporate officer participants was intended to further align the interests of such participants with the performance of our company as a whole. For the other participants, who are the operational leaders of a business segment or business unit, the bonus potential continued to be tied in part to the combined financial results of our three business segments and in part to the separate financial results of the business segment or business unit for which the participant serves as the operational leader. The Compensation Committee also set performance goals under the 2012 Bonus Plan that were more difficult to achieve than the performance goals under the 2011 Management Bonus Plan. Under the 2012 Bonus Plan, significant improvement in the particular financial metric's performance was required in order to increase the bonus amount in a meaningful way. In addition, certain participants would earn no bonus at all if only a threshold level of performance was achieved.

  •
  We do not believe that the performance-based nature of our executive compensation program encourages excessive risk taking by our executive officers that would threaten our economic viability. First, long-term equity awards tied to the value of our common stock represent a significant component of an executive officer's total direct compensation, and those awards promote a commonality of interest between the executive officers and our stockholders in increasing stockholder value. Because the equity awards are typically made on an annual basis to the executive officers, those officers always have various unvested awards outstanding at any one time that could decrease significantly in value if our business is not managed to achieve our long-term goals. Secondly, under the annual incentive bonus program for our executive officers, the bonus potential for each level of performance goal attainment is subject to a specific dollar limitation, and the maximum bonus amount each participant can earn is tied to a fixed percentage of his base salary. Accordingly, at all levels of performance goal attainment, there are limits in place on the bonus that can be earned. As a result, the overall compensation structure is not overly weighted toward short-term incentives, and we have taken what we believe are reasonable steps to protect against the potential of disproportionately large short-term incentives that might encourage excessive risk taking.

  •
  We attempt to structure our annual incentive bonus plan so that the amounts payable under that plan to certain of our named executive officers should qualify as performance-based compensation that is not subject to any dollar limit on income tax deductibility under Section 162(m) of the Code.

  •
  We do not offer guaranteed retirement or pension benefits. Instead, we provide our executive officers with the opportunity to accumulate retirement income primarily through their long-term equity incentive awards that increase in value as stockholder value is increased.

        As discussed in the "Compensation Discussion and Analysis" section of this proxy statement, on August 1, 2012, we issued a press release announcing our preliminary plan to separate our company into two independent, publicly-traded companies: FTD, which will include the domestic and international operations of our FTD segment, and United Online, Inc., which will continue to operate the businesses of our Content & Media and Communications segments (the "FTD Spin-Off Transaction"). In addition, we announced that we also are reviewing strategic alternatives for our Content & Media and Communications businesses (together with the FTD Spin-Off Transaction, the "Strategic Transactions"). As we indicated in the press release, we believe that the FTD Spin-Off Transaction is expected not only to unlock value for the benefit of our stockholders, but also to provide significant operational and strategic flexibility for these businesses, better position them to capitalize on their well-recognized brands, and enhance long-term stockholder value. In connection with the Compensation Committee's ongoing consideration of our executive officer compensation program, the Compensation Committee has taken into consideration the Strategic Transactions.

Resolution

        Our stockholders are being asked to approve by advisory vote the following resolution relating to the compensation of the named executive officers in this proxy statement:

        "Resolved that the company's stockholders hereby approve the compensation paid to the company's executive officers named in the Summary Compensation Table of this proxy statement, as that compensation is disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the various compensation tables and the accompanying narrative discussion included in this proxy statement."

Vote Required

        The affirmative vote of the majority of our outstanding shares of common stock represented in person or by proxy at the annual meeting and entitled to vote is required to approve the resolution to approve the compensation of the named executive officers as disclosed in this proxy statement in accordance with the standards established under Item 402 of Regulation S-K under the Exchange Act.

Recommendation of the Board of Directors

        Our Board of Directors recommends an advisory vote FOR the resolution to approve the compensation of the named executive officers as disclosed in this proxy statement in accordance with the standards established under Item 402 of Regulation S-K under the Exchange Act. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR the approval of such resolution.

 OTHER MATTERS

        We do not know of any matters to be presented at the 2013 annual meeting of stockholders other than those mentioned in this proxy statement. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board of Directors recommends.

 OWNERSHIP OF SECURITIES

        The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of April 23, 2013 by (i) each of our directors and nominees for director, (ii) each named executive officer (as listed in the Summary Compensation Table, which appears later in this proxy statement), (iii) each person who, to our knowledge, beneficially owns 5% or more of the outstanding shares of our common stock, and (iv) all current directors and executive officers as a group. Except for shares of our common stock held in brokerage accounts which may, from time to time, together with other securities held in those accounts, serve as collateral for margin loans made from such accounts, none of the shares reported as beneficially owned are currently pledged as security for any outstanding loan or indebtedness.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficial Ownership(1)
Directors and Named Executive Officers:
Mark R. Goldston(2)	3,386,732	3.6%
Neil P. Edwards(3)	333,564	*
Robert S. Apatoff(4)	669,301	*
Robert J. Taragan(5)	383,060	*
Charles B. Ammann(6)	146,556	*
James T. Armstrong(7)	144,074	*
Robert Berglass(8)	80,816	*
Kenneth L. Coleman(9)	118,616	*
Dennis Holt(10)	62,816	*
Howard G. Phanstiel(11)	114,521	*
Carol A. Scott(12)	34,836	*
All current directors and executive officers as a group (13 persons)(13)	5,735,983	6.1%
5% Stockholders Not Listed Above:
BlackRock, Inc.(14)	7,589,481	8.2%
Dimensional Fund Advisors LP(15)	5,718,876	6.2%
The Vanguard Group, Inc.(16)	5,255,586	5.7%
First Trust Group (as defined below) (17)	5,029,941	5.5%

*
Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)
Based on 92,085,129 shares of our common stock outstanding on April 23, 2013. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock subject to options and warrants which are currently exercisable or will become exercisable within 60 days after April 23, 2013 and shares issuable within 60 days after April 23, 2013 pursuant to outstanding restricted stock units awarded under our stock incentive plans are deemed outstanding for computing the percentage ownership of the person or entity holding such securities but are not outstanding for computing the percentage ownership of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person is our address at 21301 Burbank Boulevard, Woodland Hills, California 91367.

(2)
Includes (i) 1,632,778 shares of our common stock owned by Mr. Goldston; (ii) 920,622 shares of our common stock owned by the Mark and Nancy Jane Goldston Family Trust dated November 8, 1997, over which Mr. Goldston exercises voting power, as trustee; and (iii) 833,332 shares of our common stock subject to options which are currently exercisable or which will become exercisable within 60 days after April 23, 2013.

(3)
Includes (i) 232,764 shares owned by Mr. Edwards; (ii) 600 shares owned by Mr. Edwards' daughter; (iii) 200 shares owned by Mr. Edwards' son; and (iv) 100,000 shares subject to options which are currently exercisable or which will become exercisable within 60 days after April 23, 2013.

(4)
Includes (i) 136,888 shares of our common stock owned by Mr. Apatoff; (ii) 299,080 shares held in a tenancy in common ownership arrangement between the Robert S. Apatoff 2007 Living Trust (of which Mr. Apatoff is the sole trustee and sole beneficiary during his lifetime) and the Vicki G. Apatoff 2007 Living Trust (of which Mr. Apatoff's spouse is the sole trustee and sole beneficiary during her lifetime); and (iii) 233,333 shares of our common stock subject to options which are currently exercisable or which will become exercisable within 60 days after April 23, 2013.

(5)
Includes (i) 26,707 shares of our common stock owned by Mr. Taragan; (ii) 223,020 shares held by the 2003 Taragan Family Trust dated June 3, 2003, over which Mr. Taragan exercises voting power, as trustee; and (iii) 133,333 shares of our common stock subject to options which are currently exercisable or which will become exercisable within 60 days after April 23, 2013.

(6)
Includes (i) 29,890 shares of our common stock owned by Mr. Ammann and (ii) 116,666 shares of our common stock subject to options which are currently exercisable or which will become exercisable within 60 days after April 23, 2013.

(7)
Includes (i) 116,235 shares of our common stock owned by Mr. Armstrong; (ii) 22,500 shares of our common stock subject to options which are currently exercisable or which will become exercisable within 60 days after April 19, 2013; and (iii) 5,339 restricted stock units which will become issuable within 60 days after April 23, 2013 if the director were to cease Board service on the 60th day of such period. Mr. Armstrong has shared voting and investment power over the shares of our common stock reflected in the table and disclaims beneficial interest of such shares of our common stock except to the extent of his beneficial ownership in Clearstone Venture Management Services.

(8)
Includes (i) 49,977 shares of our common stock owned by Mr. Berglass; (ii) 3,000 shares held by the 1998 Robert H. Berglass Living Trust dated July 8, 1998, over which Mr. Berglass exercises voting power, as trustee; (iii) 22,500 shares of our common stock subject to options which are currently exercisable or which will become exercisable within 60 days after April 23, 2013; and (iv) 5,339 restricted stock units which will become issuable within 60 days after April 23, 2013 if the director were to cease Board service on the 60th day of that period.

(9)
Includes (i) 90,777 shares of our common stock owned by Mr. Coleman; (ii) 22,500 shares of our common stock subject to options which are currently exercisable or which will become exercisable within 60 days after April 23, 2013; and (iii) 5,339 restricted stock units which will become issuable within 60 days after April 23, 2013 if the director were to cease Board service on the 60th day of that period.

(10)
Includes (i) 34,977 shares of our common stock owned by Mr. Holt; (ii) 22,500 shares of our common stock subject to options which are currently exercisable or which will become exercisable within 60 days after April 23, 2013; and (iii) 5,339 restricted stock units which will become issuable within 60 days after April 23, 2013 if the director were to cease Board service on the 60th day of that period.

(11)
Includes (i) 109,182 shares of our common stock owned by Mr. Phanstiel and (ii) 5,339 restricted stock units which will become issuable within 60 days after April 23, 2013 if the director were to cease Board service on the 60th day of that period.

(12)
Includes (i) 6,997 shares of our common stock owned by Dr. Scott; (ii) 22,500 shares of our common stock subject to options which are currently exercisable or which will become exercisable within 60 days after April 23, 2013; and (iii) 5,339 restricted stock units which will become issuable within 60 days after April 23, 2013 if the director were to cease Board service on the 60th day of that period.

(13)
Includes (i) 4,069,452 shares of our common stock owned by the directors and executive officers; (ii) 1,634,497 shares of our common stock subject to options which are currently exercisable or which will become exercisable within 60 days after April 23, 2013; and (iii) 32,034 restricted stock units which will become issuable within 60 days after April 23, 2013 if the directors were to cease Board service on the 60th day of that period.

(14)
This information is derived solely from the Schedule 13G/A of BlackRock, Inc., filed February 1, 2013. The Schedule 13G/A reported that BlackRock has sole voting and dispositive power with respect to all of the reported shares. The address for BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022

(15)
This information is derived solely from the Schedule 13G of Dimensional Fund Advisors LP, filed February 11, 2013. The Schedule 13G reported that Dimensional Fund Advisors LP has sole voting power with respect to 5,601,300 of the reported shares and sole dispositive power with respect to all of the reported shares. The Schedule 13G also reported that Dimensional Fund Advisors LP furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the "Funds"). It further provided that the reported shares are owned by the Funds, and Dimensional Fund Advisors LP and its subsidiaries disclaim beneficial ownership thereof. The address for Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(16)
This information is derived solely from the Schedule 13G/A of the Vanguard Group, Inc., filed February 11, 2013. The Schedule 13G/A reported that the Vanguard Group has sole voting power with respect to 134,352 of the reported shares, sole dispositive power with respect to 5,123,634 of the reported shares and shared dispositive power with respect to 131,952 of the reported shares. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(17)
This information is derived solely from the Schedule 13G/A of First Trust Portfolios LP, filed January 17, 2013. The Schedule 13G/A reported beneficial ownership through First Trust Portfolios L.P. ("First Trust Portfolios"), First Trust Advisors L.P. ("First Trust Advisors") and The Charger Corporation ("Charger" and, together with First Trust Portfolios and First Trust Advisors, "First Trust Group") of 5.5% of the shares of United Online, Inc. common stock. According to the Schedule 13G/A, as of December 31, 2012, First Trust Advisors and Charger had shared voting power with respect to 1,117,933 of the reported shares, First Trust Portfolios had shared dispositive power with respect to 3,912,008 of the reported shares, and First Trust Advisors and Charger had shared dispositive power with respect to 5,029,941 of the reported shares. The Schedule 13G/A reported that Charger is the general partner of both First Trust Portfolios and First Trust Advisors, First Trust Portfolios acts as sponsor of certain unit investment trusts which hold 3,912,008 of the reported shares, and First Trust Advisors, an affiliate of First Trust Portfolios, acts as portfolio supervisor of such trusts. The Schedule 13G/A also reported that none of Charger, First Trust Portfolios nor First Trust Advisors have the power to vote the reported shares held by such trusts. Furthermore, the Schedule 13G/A provided that the remaining 1,117,933 reported shares not held by such trusts are either held in other registered investment companies, pooled investment vehicles and/or separately managed accounts for which First Trust Advisors serves as investment advisor and/or investment sub-advisor. It also provided that each of First Trust Portfolios, First Trust Advisors and Charger disclaims beneficial ownership of the reported shares. The address for the First Trust Group is 120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187.

        The following table shows the number of shares of our common stock that are subject to outstanding restricted stock units held by our executive officers as of April 23, 2013 but that are not otherwise scheduled to vest and become issuable within the 60-day period measured from April 23, 2013. Each restricted stock unit entitles the executive officer to one share of common stock at the time of vesting. The restricted stock units generally vest over a one- to four-year period of continued service with us.

Executive Officer	Aggregate Number of Shares Subject to RSUs
Mark R. Goldston	400,000
Neil P. Edwards	150,000
Robert S. Apatoff	186,667
Robert J. Taragan	115,000
Charles B. Ammann	150,000
Other Executive Officers	231,667

 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

        The following table sets forth certain information regarding all our executive officers as of April 30, 2013:

Name	Age	Positions
Mark R. Goldston	58	Chairman, President, Chief Executive Officer and Director
Charles B. Ammann	58	Executive Vice President, General Counsel and Secretary
Robert S. Apatoff	54	President, FTD Group, Inc.
Neil P. Edwards	58	Executive Vice President and Chief Financial Officer
Paul E. Jordan	54	Executive Vice President and Chief Personnel Officer
Robert J. Taragan	56	President, Communications Segment
Harold A. Zeitz	50	President, Memory Lane, Inc.

        The following is a brief description of the capacities in which each of the executive officers has served during the past five or more years. The biography for Mr. Goldston appears earlier in this proxy statement under the heading "Proposal One: Election of Directors".

        Charles B. Ammann has been our Executive Vice President, General Counsel and Secretary since August 2009. Prior to that, Mr. Ammann served as our Senior Vice President and Deputy General Counsel. Before joining United Online in August 2006, Mr. Ammann served as Senior Vice President and Deputy General Counsel of Gemstar-TV Guide International, Inc. and was the Senior Vice President and General Counsel of publicly-traded TV Guide, Inc. from 1999 until its acquisition by Gemstar. From 1996 to 1999, Mr. Ammann served as the Senior Vice President and General Counsel of publicly-traded United Video Satellite Group, Inc. From 1990 to 1996, Mr. Ammann held the position of Vice President of Administration and General Counsel of Flint Industries, Inc. Prior to that, from 1980 to 1990, Mr. Ammann was an attorney at Gable & Gotwals and was a partner at such firm from 1985 to 1990. Mr. Ammann received a B.B.A. from the University of Notre Dame with a double major in Finance and Management and graduated magna cum laude, and he received a J.D. from the University of Oklahoma and an M.B.A. from The University of Tulsa.

        Robert S. Apatoff has been President of FTD Group, Inc. since November 2008. He also served as a member of the board of directors of FTD Group, Inc. from November 2004 through August 2008. From May to October 2008, Mr. Apatoff served as Managing Director with Patriarch Partners, LLC, a private equity investment firm, where he was responsible for the management and development of Patriarch's consumer goods companies. From August 2003 to May 2008, he served as President and Chief Executive Officer of Rand McNally & Company. Prior to that, Mr. Apatoff served as Senior Vice President and Chief Marketing Officer at The Allstate Corporation and held senior management and marketing roles at Aetna, Inc., L.A. Gear, Inc., Reebok International, Ltd., and Anheuser Busch, Inc. Mr. Apatoff earned a B.A. in Business and Communications from DePauw University.

        Neil P. Edwards has been our Executive Vice President and Chief Financial Officer since October 2011. Prior to his appointment to that position, Mr. Edwards served as our Senior Vice President, Finance, Treasurer and Chief Accounting Officer since September 2001. Prior to that, he served as Vice President, Finance of NetZero, Inc. since December 1999. In addition, Mr. Edwards served as our Interim Chief Financial Officer from June 2007 through September 2007 and as Acting Chief Financial Officer from February 2009 through May 2009 and from April 2011 through the date of his appointment as our Executive Vice President and Chief Financial Officer. Before joining NetZero in 1999, Mr. Edwards served as the Chief Financial Officer at Patagonia, Inc. During his career, he also served as Corporate Controller at L.A. Gear, Inc. and Decora Industries, Inc. and as an Audit Senior

Manager at Price Waterhouse. Mr. Edwards is a Certified Public Accountant and a Member of the Institute of Chartered Accountants in England and Wales. He began his career as a member of the audit staff with Moore Stephens & Co. in London and Los Angeles.

        Paul E. Jordan has been our Executive Vice President and Chief Personnel Officer since March 2007. Prior to that, he served as our Senior Vice President and Chief Personnel Officer since the Merger. Before the Merger, he served as NetZero's Vice President of Human Resources from July 1999 to September 2001. Prior to joining NetZero, he was with Fremont General Corporation from 1996 to 1999 where he most recently served as Vice President of Human Resources for Fremont Financial Corporation. Mr. Jordan holds a bachelor's degree in organizational communications from Brigham Young University.

        Robert J. Taragan has served as President of the Communications Segment since December 2008 and Interim President of MyPoints.com, Inc. since March 2013. Prior to that, he served as our Executive Vice President, Operations and General Manager of our CyberTarget division since the Merger. Prior to that, he served as NetZero's Senior Vice President and General Manager of NetZero's CyberTarget division from March 2000 until the Merger. Prior to joining NetZero, Mr. Taragan held various management positions with Nielsen Media Research for 21 years. His positions included Executive Vice President of Marketing and General Manager of Local Services. Mr. Taragan received his B.A. in Economics from Colgate University.

        Harold A. Zeitz has served as President of Memory Lane, Inc. since February 2011. Prior to joining Memory Lane, he served as Senior Vice President, Core and Specialty Markets at International Game Technology, a gaming equipment company, since November 2010. Prior to that, he served as Senior Vice President and Chief Operating Officer of the Games Division of RealNetworks, a digital media company, from June 2006 until July 2010. Prior to that, Mr. Zeitz was Chief Operating Officer and Chief Marketing Officer of ShareBuilder Corporation from March 2002 until June 2006. Mr. Zeitz received his B.A. in Economics from Northwestern University and an M.B.A. from Stanford University.

 COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        The Compensation Committee of our Board of Directors is responsible for establishing and implementing the compensation philosophy for our executive officers. The overarching principle is to reward our executive officers in a manner that supports a strong pay-for-performance philosophy while maintaining an overall level of compensation that the Compensation Committee believes is fair and reasonable to our executive officers and responsible to our stockholders.

        Throughout this proxy statement, the individuals who served as our Chief Executive Officer and Chief Financial Officer during the 2012 fiscal year, as well as the other individuals included in the Summary Compensation Table that appears elsewhere in this proxy statement, are referred to as the "named executive officers."

Overview of 2012

        On August 1, 2012, we issued a press release announcing our preliminary plan to separate our company into two independent, publicly-traded companies: FTD, which will include the domestic and international operations of our FTD segment, and United Online, Inc., which will continue to operate the businesses of our Content & Media and Communications segments (the "FTD Spin-Off Transaction"). In addition, we announced that we also are reviewing strategic alternatives for our Content & Media and Communications businesses (together with the FTD Spin-Off Transaction, the "Strategic Transactions"). As we indicated in the press release, we believe that the FTD Spin-Off Transaction is expected not only to unlock value for the benefit of our stockholders, but also to provide significant operational and strategic flexibility for these businesses, better position them to capitalize on their well-recognized brands, and enhance long-term stockholder value. In connection with the Compensation Committee's ongoing consideration of our executive officer compensation program, the Compensation Committee has taken into consideration the Strategic Transactions.

        The principal features of our executive officer compensation program for the 2012 fiscal year may be summarized as follows:

  •
  Executive officer compensation for such year continued to be comprised of three primary components: (i) base salary that is designed to be competitive and provide a level of economic security each year, (ii) an annual bonus opportunity with the target level set at a specified percentage of base salary and with the actual payment based on our attainment of certain specified performance goals and (iii) long-term equity incentive awards designed to align the interests of our executive officers with those of our stockholders.

  •
  In line with our pay-for-performance philosophy, the total compensation for our Chief Executive Officer, Mr. Goldston, as reflected in the Summary Compensation Table that appears elsewhere in this proxy statement, decreased significantly for the 2012 fiscal year as compared to the 2011 and 2010 fiscal years and was at or below the median for the Peer Group, which is defined below. The year-over-year decreases to Mr. Goldston's total compensation were as follows:

Mark R. Goldston	Total Compensation (as reflected in the Summary Compensation Table)	% Decrease from Prior Year's Total Compensation
2010	$6,024,303
2011	$5,024,763	16.6%
2012	$2,645,684	47.3%
  •
  In line with our pay-for-performance philosophy, for the 2012 fiscal year, the Compensation Committee determined not to increase Mr. Goldston's base salary or the base salary of the other named executive officers. The Compensation Committee's decision was based on the comparative compensation data for the Peer Group as well as our historical operating results and internal operating budget.

  •
  A significant component of our executive officer compensation program is long-term equity incentive awards. These awards contribute to our pay-for-performance objective in that their value is tied directly to the performance of our common stock. For the 2012 fiscal year, the Compensation Committee awarded long-term equity incentives in the form of stock options, rather than restricted stock units, to Mr. Goldston. Accordingly, those stock option grants will not have any value to Mr. Goldston unless the market price of our common stock appreciates over the vesting period and any remaining term of those options. The Compensation Committee also reduced the size of Mr. Goldston's award in line with its pay-for-performance philosophy. The year-over-year decreases for the 2011 and 2012 fiscal years were as follows:

Grant Date	Stock Option Grant (# shares)	Restricted Stock Unit Award (# shares)	Grant Date Fair Value(1)	% Decrease from Prior Year's Equity Award
2/15/10		500,000	$3,135,000
2/15/11	1,000,000		$1,960,581	37.5%
2/29/12	500,000		$528,643	73.0%

(1)
Reflects the aggregate grant-date fair value of the equity award, calculated in accordance with ASC 718 and without reduction for estimated forfeitures related to performance-based vesting or service-based vesting conditions.
  •
  The Compensation Committee changed the structure of the 2012 Bonus Plan from that of the prior year's plan so that the bonus potential for certain participants, including Mr. Goldston and other corporate officers, was tied entirely to the combined financial results of all three business segments of our company. The revised structure of the 2012 Bonus Plan as it relates to Mr. Goldston and these other corporate officer participants was intended to further align the interests of such participants with the performance of our company as a whole. For the other participants, who are the operational leaders of a business segment or business unit, the bonus potential continued to be tied in part to the combined financial results of our three business segments and in part to the separate financial results of the business segment or business unit for which the participant serves as the operational leader. The Compensation Committee also set performance goals under the 2012 Bonus Plan that were more difficult to achieve than the performance goals under the 2011 Management Bonus Plan. Under the 2012 Bonus Plan, significant improvement in the particular financial metric's performance was required in order to increase the bonus amount in a meaningful way. In addition, certain participants would earn no bonus at all if only a threshold level of performance was achieved.

  •
  For the 2012 fiscal year, we continued our policy of not providing any significant perquisites to our executive officers. We also did not provide any non-qualified deferred compensation arrangements or supplemental executive retirement plans. Wealth-accumulation opportunities for our named executive officers continued to be provided primarily through the long-term equity incentive awards, thereby aligning their interests with those of our stockholders.

2012 Advisory Vote regarding Executive Officer Compensation Program

        At the 2012 annual meeting of stockholders, as required by the Dodd-Frank Act, our stockholders were presented an opportunity to vote on an advisory basis to approve the compensation of the named executive officers, as described in the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosure contained in the proxy statement issued with respect to that meeting. The stockholder votes for the proposal were as follows: 19,215,907 for; 41,053,997 against; and 932,414 abstentions. There were also 15,850,497 broker non-votes with respect to the proposal.

        In connection with the Compensation Committee's review of our executive compensation program for the 2012 fiscal year, although most of the decisions were made prior to the 2012 annual meeting of stockholders, the Compensation Committee nevertheless was aware from outreach to stockholders, among other sources, of the concerns of certain stockholders and took those concerns into consideration. The Compensation Committee was aware that certain stockholders had concerns regarding our Chief Executive Officer's total compensation as compared to our total stockholder return. In addition, the Compensation Committee was aware certain stockholders and proxy advisory firms did not view stock option grants as performance-based awards. The Compensation Committee responded to these stockholder concerns by reducing the size of Mr. Goldston's total compensation. The Compensation Committee determined not to increase Mr. Goldston's base salary, reduced the size of his targeted bonus under the 2012 Bonus Plan and reduced the size of his 2012 equity award. Although the Compensation Committee was aware of the views of certain stockholders regarding stock option grants, the Compensation Committee maintained its view that stock options are performance-based awards and awarded Mr. Goldston a stock option grant in 2012. The Compensation Committee believes stock option grants are performance-based awards in line with our pay-for-performance philosophy given that such awards have value only to the extent our stock price appreciates from the stock price on the date of grant.

        In connection with the Compensation Committee's review of our executive officer compensation program for the 2013 fiscal year, the Compensation Committee was mindful of the results of the advisory vote regarding the 2011 executive officer compensation program. However, the Compensation Committee focused its consideration on the Strategic Transactions. Given the importance of the Strategic Transactions, and in order to address management retention concerns in light of these initiatives, the Compensation Committee determined to issue restricted stock units to the named executive officers, including Mr. Goldston, as retention tools. Nevertheless, in line with our pay-for-performance philosophy, the Compensation Committee did not increase the base salary of any of the named executive officers except for Messrs. Ammann and Edwards, and in fact, the Compensation Committee has not increased the base salaries of the other named executive officers, including Mr. Goldston, since 2011.

        In light of the results of the advisory vote regarding the 2011 executive officer compensation program, we engaged MacKenzie Partners, Inc. to reach out to the company's stockholders on our behalf. We intend to continue our stockholder outreach efforts through the 2013 annual meeting of stockholders and beyond, to the extent deemed necessary or advisable by the Board of Directors.

  Executive Officer Compensation Program

        The discussion that follows elaborates on our compensation philosophy, the decision-making process governing the compensation of our executive officers, the components of their compensation program, and the specific items of compensation paid to our named executive officers for the 2012 fiscal year.

General Philosophy

        The Compensation Committee targets the total direct compensation (base salary, annual target bonus and the grant-date fair value of equity awards) of our executive officers at a level designed to attract outstanding talent capable of managing and operating large and complex organizations such as ours and to retain such talent over the long term. Most of our executive officers have been in our employ for several years, and the stability and experience of that executive management group is believed to be a contributing factor to our success and our ability to create and sustain stockholder value. To retain the services of those executive officers and to incent them to perform at the highest level, the Compensation Committee traditionally sets the total direct compensation of each executive officer in the upper quartile of the compensation paid to similarly situated executives at a peer group selected by the Compensation Committee in the manner described in more detail below.

        Our executive officers are compensated primarily through a combination of base salaries, annual "pay-for-performance" bonuses in the form of cash and/or stock awards, and long-term equity incentives primarily in the form of restricted stock unit awards or stock options tied to multi-year, service-based vesting schedules. The Compensation Committee evaluates both competitive market data and individual performance to ensure that we maintain our ability to attract and retain superior executive officers in key positions. The Compensation Committee believes that the most effective way to align management's incentives with the long-term interests of our stockholders is to tie a significant portion of executive officer compensation to the achievement of strategic goals and the appreciation in the value of our common stock, with the ultimate objective of creating and sustaining stockholder value.

Compensation Setting Process

Role of Compensation Committee

        As discussed earlier in the proxy statement under the "Compensation Committee" section, our executive officer compensation program is overseen and administered by the Compensation Committee, which is comprised entirely of "independent" directors as determined in accordance with Rule 5605(a)(2) of the Nasdaq Marketplace Rules. The Compensation Committee's objective is to ensure that the total compensation paid to our executive officers, including the named executive officers, is fair, reasonable and competitive. The Compensation Committee reviews and approves the total compensation, as well as each compensation element, for our executive officers. Generally, the compensation and benefits provided to the named executive officers are structured similarly to those provided to our other executive officers. The Compensation Committee makes all decisions regarding the compensation of our Chief Executive Officer, although the Compensation Committee may, in its discretion, request the concurrence or approval of such decisions by a majority of the independent members of our Board of Directors. The Compensation Committee operates under a written charter adopted by our Board of Directors, which is reviewed annually and revised, as appropriate.

Role of Management

        The Compensation Committee makes all decisions with respect to our Chief Executive Officer's compensation. With respect to all other executive officers, the Compensation Committee determines their compensation, taking into account the recommendations of our Chief Executive Officer, who provides the Compensation Committee with an annual performance review of the other executive officers and his recommendations for their compensation based on those reviews. Our Chief Executive Officer also works with the Compensation Committee to determine the performance targets for our annual management bonus plans. Notwithstanding the recommendations of our Chief Executive Officer, all decisions with respect to the compensation of our executive officers are ultimately made by the Compensation Committee in its sole discretion.

        Decisions regarding whether to provide executive officers with any other forms of compensation that are not provided to all senior-level employees (for example, any executive-level health and welfare benefits, deferral plans or perquisites) are made by the Compensation Committee after taking into consideration the recommendations made by our Chief Executive Officer. Members of our Human Resources, Legal and Finance Departments also provide information, data and other support to the Compensation Committee.

Role of Independent Consultant

        The Compensation Committee has the authority to engage its own independent advisor to assist in carrying out its responsibilities. The Compensation Committee has historically engaged Frederic W. Cook & Co., Inc., a nationally recognized, independent compensation consulting firm (the "independent consultant") to review the executive officer compensation programs and individual compensation arrangements for our executive officers. The independent consultant reports directly to the Compensation Committee, although such consultant may confer with management from time to time for purposes of compiling information in connection with projects assigned to such consultant by the Compensation Committee. In 2012, the Compensation Committee continued to engage the independent consultant to analyze executive officer compensation and to provide peer company data for benchmarking purposes. Additional information regarding the Compensation Committee's use of outside advisors may be found under the "Independent Compensation Consultant" section, which appears earlier in this proxy statement.

Setting Executive Officer Compensation

        In making compensation decisions, the Compensation Committee compares total direct compensation (i.e., base salary, annual performance-based incentive compensation and long-term equity incentives) and, where comparative information is available, each element of such total direct compensation against a peer group of publicly-traded companies with online, media or retail components to their businesses and revenue levels and market capitalization in a similar range as ours (the "Peer Group"). The Peer Group consists of companies generally in online or retail businesses comparable to our primary lines of business against which the Compensation Committee believes we compete for talent and stockholder investment. The Peer Group is selected by the Compensation Committee with guidance from the independent consultant.

        For purposes of benchmarking executive officer compensation for the 2012 fiscal year, the Compensation Committee utilized the compensation data compiled by the independent consultant for the following companies comprising the Peer Group:

• 1-800-Flowers	• Mediacom
• American Greetings	• Monster
• Ancestry.com	• Orbitz
• Blue Nile	• Overstock.com
• Digital River	• RealNetworks
• EarthLink	• Shutterfly
• GSI Commerce	• ValueClick
• Home Shopping Network	• Williams-Sonoma
• IAC Interactive

        A significant percentage of each executive officer's total direct compensation is allocated to incentive compensation as a result of the pay-for-performance philosophy described above. The Compensation Committee does not utilize a pre-established policy or target for the allocation between cash and non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee reviews the competitive market data provided by the independent consultant to determine the appropriate level and balance of such incentive compensation.

        The following table reflects the percentage of total direct compensation targeted for each named executive officer for the 2012 fiscal year that was "at risk" as a result of being comprised either of (i) an annual target cash bonus opportunity, which results in compensation only upon the attainment of specific financial objectives or (ii) long-term equity incentive awards, the value of which is dependent on our stock price. The specific financial objectives relating to the cash bonus awards are described in detail below, under the "2012 Management Bonus Plan" section.

		"At Risk" Compensation		"At Risk" Compensation as a Percentage of Total Direct Compensation (Targeted for 2012)
	Total Direct Compensation (Targeted for 2012)
Named Executive Officer		Annual Performance- Based Target Cash Bonus(1)	Long-Term Equity Incentive Awards(2)
Mark R. Goldston	$3,023,025	$1,496,625	$528,650	67.0%
Neil P. Edwards	$1,003,600	$300,000	$303,600	60.1%
Robert S. Apatoff	$1,734,500	$598,500	$506,000	63.7%
Robert J. Taragan	$1,005,000	$281,400	$303,600	58.2%
Charles B. Ammann	$946,725	$275,625	$303,600	61.2%

(1)
Represents the targeted cash bonus award under the 2012 Bonus Plan. The actual cash bonus award earned under the 2012 Bonus Plan for each named executive officer was as follows:

Named Executive Officer	Actual Bonus Award Earned ($)	Actual Bonus Award Earned (% of Salary)
Mark R. Goldston	$1,106,595	110.9%
Neil P. Edwards	$221,818	55.5%
Robert S. Apatoff	$587,038	93.2%
Robert J. Taragan	$213,117	50.7%
Charles B. Ammann	$203,795	55.5%
(2)
Represents the grant-date fair value of the equity incentive awards.

2012 Executive Officer Compensation Components

        For the 2012 fiscal year, the principal components of direct compensation for our executive officers, including the named executive officers, were as follows:

  •
  Base salary;

  •
  Annual performance-based incentive compensation in the form of cash bonus awards; and

  •
  Long-term equity incentives.

Base Salary

        We provide our executive officers with a base salary to maintain a fixed amount of compensation for their services each year that provides a level of economic security and stability from year to year. All of our executive officers have employment agreements that set their base salary at not less than a specified dollar amount each year. The Compensation Committee generally reviews base salary levels annually and may, in its discretion, increase those levels.

        The Compensation Committee generally reviews base salary levels taking into consideration the following:

  •
  Competitive market data;

  •
  Internal review of the executive officer's compensation, both as compared to our other executive officers and relative to other executive officers of the Peer Group;

  •
  Scope of responsibility and professional experience of the executive officer; and

  •
  Overall performance of the individual executive officer and that of the company.

        In effecting any such base salary increases, the Compensation Committee also takes into consideration the recommendations of our Chief Executive Officer with respect to executive officers other than himself and any recommendations made by the independent consultant. The Compensation Committee reviews the Chief Executive Officer's base salary in consultation with the independent consultant.

        In February 2012, the Compensation Committee conducted its annual review of base salaries for the 2012 fiscal year. In connection therewith, the Compensation Committee reviewed the comparative compensation data for the Peer Group and also considered our historical operating results and internal operating budget. In line with our pay-for-performance philosophy, the Compensation Committee decided not to increase the base salaries of the named executive officers for the 2012 fiscal year.

        In March 2013, the Compensation Committee conducted its annual review of base salaries for the 2013 fiscal year. The Compensation Committee reviewed the comparative compensation data for the Peer Group and also considered our historical operating results and internal operating budget. In line with our pay-for-performance philosophy, the Compensation Committee determined not to increase the base salaries of the named executive officers except for Messrs. Ammann and Edwards, whose respective base salaries increased by 5%. The Compensation Committee determined that an increase to their base salaries was appropriate to additionally help secure their services given the increase in their key responsibilities and workload in connection with their involvement in the consummation of the Strategic Transactions.

Annual Performance-Based Incentive Compensation

        We provide annual performance-based incentive compensation to our executive officers to encourage strong annual performance and the achievement of strategic corporate objectives. Such compensation is provided through our annual management bonus plan under which specific annual goals are set and guidelines are established for calculating the incentive compensation payable upon the achievement of those goals at various designated levels. The bonus earned under such plan may be paid in cash and/or shares of our common stock, as determined by the Compensation Committee at the time the annual plan is established.

        Each year, the Compensation Committee determines the executive officers eligible to participate in the management bonus plan for that year, the applicable performance goals, and the appropriate levels of bonus potential based on each executive officer's position. For the past several years, including the 2012 fiscal year, revenue and adjusted operating income have been selected as the applicable performance goals. The Compensation Committee believes that those particular goals serve as appropriate measures of annual operating performance within the control of management and that continued achievement of strong financial results in those two areas will drive stockholder value.

        The performance goals are established taking into consideration the financial goals set forth in our annual operating budget and the Compensation Committee's assessment of the level of difficulty to meet or exceed those goals in light of the challenges we face in our industry. The target bonus for each participant is set at a percentage of his base salary and takes into account his relative responsibilities and expected contribution to our achievement of the applicable goals. The Compensation Committee has historically set the annual target bonus opportunity for our Chief Executive Officer at 200% of his base salary and for each of our other named executive officers at 100% of base salary.

        2012 Management Bonus Plan.    Our 2012 Bonus Plan was approved by the Compensation Committee in March 2012 and was in the form of a pay-for-performance cash bonus program under which certain participants could earn a bonus based on the financial performance of our combined three business segments (Communications, Content & Media and FTD) and the other participants could earn a bonus based in part on the financial performance of our combined three business segments and in part on the separate performance of a designated business segment or business unit. In order to address stockholder dilution concerns relating to the "burn rate" for our equity incentive awards, the Compensation Committee structured the 2012 Bonus Plan so that the bonuses earned under that plan would be paid in cash and not in shares of our common stock as has been the case for one or more prior fiscal years. The 2012 Bonus Plan was also designed so that one or more payments thereunder may qualify as performance-based compensation for purposes of Section 162(m) of the Code.

        Financial performance under the 2012 Bonus Plan was measured in terms of revenue and the adjusted operating income for the 2012 fiscal year. In the case of certain participants, including our Chief Executive Officer, the bonus potential was based entirely on the combined financial performance of all three of our business segments because these participants are corporate officers with responsibility for all three business segments. In the case of the remaining participants, who are the operational leaders of a business segment or business unit, their bonus potential was based in part on the combined financial results of all three business segments and in part on the separate financial results of the business segment or business unit for which the participant serves as the operational leader. Adjusted operating income was set in a manner consistent with our historical methodology for calculating adjusted operating income for financial reporting purposes. Accordingly, adjusted operating income is our operating income before depreciation, amortization, stock-based compensation, restructuring and other exit costs, and any impairment charges for goodwill, intangible assets and long-lived assets, and without taking into account transaction-related expenses and expenses associated with the relocation of our principal offices or those of our subsidiaries. In addition, the following items, to the extent applicable, were specifically excluded in calculating adjusted operating income: (i) any bonus amounts accrued under the 2012 Bonus Plan, (ii) any adjustments attributable to a change in accounting principles, and (iii) all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, or related to the disposal of a business segment or unit. The 2012 Bonus Plan furthermore provided that the final revenue and/or adjusted operating income calculations were also to be adjusted to reflect the effect of certain foreign currency exchange rates. In addition, the financial performance of any companies or businesses acquired during the 2012 fiscal year was not to be taken into account.

        For the participants who are corporate officers, their potential bonus was tied entirely to the combined performance of all three of our business segments (FTD, Content & Media and Communications). Fifty percent (50%) of their potential bonus was tied to revenue performance and the other fifty percent (50%) was tied to adjusted operating income performance. For the other participants, who are the operational leaders of a business segment or business unit, their potential bonus was tied in part to the combined performance of all three business segments and in part to the separate performance of the business segment or business unit for which such participant is the operational leader. Fifty percent (50%) of their potential bonus was tied to revenue performance and the other fifty percent (50%) of their potential bonus was tied to adjusted operating income performance. For each specified level of attainment, a specific cash bonus amount was individually allocated to the participant based on a certain percentage of his annual rate of base salary. In the case of certain participants, the financial metric attained had to exceed the threshold level in order to earn a bonus amount. If there was only threshold attainment of the applicable revenue goal or adjusted operating income goal, then no bonus amount would have been paid with respect to that financial metric.

        The Compensation Committee determined the various levels of potential goal attainment based on its assessment of the financial objectives set forth in our confidential, internal operating budget for the 2012 fiscal year. Those levels reflect the Compensation Committee's assessment as to the minimum amount that would have to be achieved by the combined business segments and, if applicable, by the designated separate business segment or business unit in order for the executive officer to earn an incentive award, and the maximum level of goal attainment at which the executive officer's bonus potential would be capped. The Compensation Committee set performance goals under the 2012 Bonus Plan that were more difficult to achieve than the performance goals under the 2011 Management Bonus Plan. Under the 2012 Bonus Plan, significant improvement in the particular financial metric's performance was required in order to increase the bonus amount in a meaningful way. Furthermore, the performance levels were designed to be more challenging.

        The potential bonus amounts per participant ranged from 0% to 235% of base salary for Mr. Goldston, and 0% to 144% of base salary for the other participating executive officers. The Compensation Committee set the potential bonus awards for Mr. Goldston at higher percentages than for the other executive officers to reflect the greater impact of his duties and responsibilities upon our ability to meet the applicable goals. However, as indicated above, no bonus could actually be earned with respect to a particular performance goal to which that bonus is allocated unless there was at least threshold level attainment of that goal.

        The named executive officers who were selected for participation in the 2012 Bonus Plan were as follows: Mark R. Goldston, Neil P. Edwards, Robert S. Apatoff, Robert J. Taragan, and Charles B. Ammann. The following tables set forth the 2012 Bonus Plan's financial performance goals and the related potential bonus amounts (as a percentage of base salary) each such named executive officer would have been eligible to earn if the performance goals were attained at such payout levels (which would be interpolated for performance between such levels).

GOLDSTON, EDWARDS AND AMMANN:

	Combined Segments Revenues	Payout Level	Goldston Payouts (% of Salary)	Edwards/ Ammann Payouts (% of Salary)		Combined Segments Adjusted Operating Income	Payout Level	Goldston Payouts (% of Salary)	Edwards/ Ammann Payouts (% of Salary)
Threshold	$839,385,040	1	0.0%	0.0%	Threshold	$128,258,170	1	0.0%	0.0%
	$848,220,672	2	20.0%	10.0%		$129,608,256	2	10.0%	5.0%
	$857,056,304	3	40.0%	20.0%		$130,958,342	3	20.0%	10.0%
	$861,474,120	4	50.0%	25.0%		$131,633,385	4	25.0%	12.5%
	$865,891,936	5	60.0%	30.0%		$132,308,428	5	30.0%	15.0%
	$874,727,568	6	80.0%	40.0%		$133,658,514	6	40.0%	20.0%
Target	$883,563,200	7	100.0%	50.0%	Target	$135,008,600	7	50.0%	25.0%
	$892,398,832	8	105.0%	52.5%		$143,601,291	8	60.0%	30.0%
	$901,234,464	9	110.0%	55.0%		$152,193,981	9	70.0%	35.0%
	$918,905,728	10	120.0%	60.0%		$160,786,673	10	80.0%	40.0%
	$927,741,360	11	125.0%	62.5%		$169,379,363	11	90.0%	45.0%
Maximum	$945,412,624	12	135.0%	67.5%	Maximum	$178,000,000	12	100.0%	50.0%

APATOFF:

	Combined Segments Revenues	Payout Level	Apatoff Payouts (% of Salary)		Combined Segments Adjusted Operating Income	Payout Level	Apatoff Payouts (% of Salary)
Threshold	$839,385,040	1	0.0%	Threshold	$128,258,170	1	0.0%
	$848,220,672	2	2.0%		$129,608,256	2	1.0%
	$857,056,304	3	4.0%		$130,958,342	3	2.0%
	$861,474,120	4	5.0%		$131,633,385	4	2.5%
	$865,891,936	5	6.0%		$132,308,428	5	3.0%
	$874,727,568	6	8.0%		$133,658,514	6	4.0%
Target	$883,563,200	7	10.0%	Target	$135,008,600	7	5.0%
	$892,398,832	8	10.5%		$143,601,291	8	6.0%
	$901,234,464	9	11.0%		$152,193,981	9	7.0%
	$918,905,728	10	12.0%		$160,786,673	10	8.0%
	$927,741,360	11	12.5%		$169,379,363	11	9.0%
Maximum	$945,412,624	12	13.5%	Maximum	$178,000,000	12	10.0%

	FTD Segment Revenues	Payout Level	Apatoff Payouts (% of Salary)		FTD Segment Adjusted Operating Income	Payout Level	Apatoff Payouts (% of Salary)
Threshold	$580,501,300	1	20.0%	Threshold	$81,721,185	1	20.0%
	$586,611,840	2	24.0%		$82,581,408	2	24.0%
	$592,722,380	3	48.0%		$83,441,631	3	28.0%
	$598,832,920	4	32.0%		$84,301,854	4	32.0%
	$604,943,460	5	36.0%		$85,162,077	5	36.0%
Target	$611,054,000	6	40.0%	Target	$86,022,300	6	40.0%
	$617,164,540	7	44.0%		$87,742,746	7	44.0%
	$623,275,080	8	48.0%		$89,463,192	8	48.0%
	$629,385,620	9	52.0%		$91,183,638	9	52.0%
	$635,496,160	10	56.0%		$92,904,084	10	56.0%
Maximum	$641,606,700	11	60.0%	Maximum	$94,624,530	11	60.0%

TARAGAN:

	Combined Segments Revenues	Payout Level	Taragan Payouts (% of Salary)		Combined Segments Adjusted Operating Income	Payout Level	Taragan Payouts (% of Salary)
Threshold	$839,385,040	1	0.0%	Threshold	$128,258,170	1	0.0%
	$848,220,672	2	2.0%		$129,608,256	2	1.0%
	$857,056,304	3	4.0%		$130,958,342	3	2.0%
	$861,474,120	4	5.0%		$131,633,385	4	2.5%
	$865,891,936	5	6.0%		$132,308,428	5	3.0%
	$874,727,568	6	8.0%		$133,658,514	6	4.0%
Target	$883,563,200	7	10.0%	Target	$135,008,600	7	5.0%
	$892,398,832	8	10.5%		$143,601,291	8	6.0%
	$901,234,464	9	11.0%		$152,193,981	9	7.0%
	$918,905,728	10	12.0%		$160,786,673	10	8.0%
	$927,741,360	11	12.5%		$169,379,363	11	9.0%
Maximum	$945,412,624	12	13.5%	Maximum	$178,000,000	12	10.0%

	Communications Segment Revenues	Payout Level	Taragan Payouts (% of Salary)		Communications Segment Adjusted Operating Income	Payout Level	Taragan Payouts (% of Salary)
Threshold	$101,766,375	1	0.0%	Threshold	$33,406,085	1	0.0%
	$102,837,600	2	5.2%		$33,757,728	2	5.2%
	$103,908,825	3	10.4%		$34,109,371	3	10.4%
	$104,980,050	4	15.6%		$34,461,014	4	15.6%
	$106,051,275	5	20.8%		$34,812,657	5	20.8%
Target	$107,122,500	6	26.0%	Target	$35,164,300	6	26.0%
	$111,717,992	7	29.6%		$42,766,772	7	29.6%
	$116,313,484	8	33.2%		$50,369,243	8	33.2%
	$120,908,976	9	36.4%		$57,971,715	9	36.4%
Maximum	$125,504,000	10	40.0%	Maximum	$65,574,000	10	40.0%

        Participants were generally required to continue in our employ through the last business day of the 2012 fiscal year in order to earn their bonuses, with a pro-rated payout to be provided to any participant whose employment terminated before that date by reason of death or disability or who was on a leave of absence during part of the performance period. There was a maximum limit of $3.5 million payable to a participant under the 2012 Bonus Plan to ensure tax deductibility under Section 162(m) with respect to the bonus payments made to certain participants.

        The revenue and adjusted operating income results achieved for the 2012 fiscal year under the 2012 Bonus Plan by each of the FTD and Communications segments, separately, and the three combined business segments were as follows:

	Revenue Attained (in millions)	Revenue Attained as a % of Targeted Goal (%)	Adjusted Operating Income Attained (in millions)	Adjusted Operating Income Attained as a % of Targeted Goal (%)
FTD segment	$606.9	99.3	$88.1	102.4
Communications segment	$104.3	97.4	$37.7	107.1
FTD, Content & Media and Communications segments (Combined)	$864.0	97.8	$139.5	103.3

        The FTD segment's revenues exceeded the threshold goal but fell below the targeted goal, and its adjusted operating income exceeded the targeted goal. The Communications segment achieved revenue results that exceeded the threshold goal but fell below the targeted goal, and adjusted operating income results that exceeded the targeted goal. Based on the separate performance of the three individual segments, the combined business segments achieved revenue results that exceeded the threshold goal but fell below the targeted goal, and adjusted operating income results that exceeded the targeted goal.

        The following table sets forth the cash bonuses based on actual performance goal attainment that were paid to each of the named executive officers who were participants under the 2012 Bonus Plan. These bonuses were determined solely in accordance with the performance metric formulas set forth in the 2012 Bonus Plan, and there were no discretionary bonuses paid to the executive officers for the 2012 fiscal year.

Named Executive Officer	2012 Bonus Plan Award(1)
Mark R. Goldston	$1,106,595
Neil P. Edwards	$221,818
Robert S. Apatoff	$587,038
Robert J. Taragan	$213,117
Charles B. Ammann	$203,795

(1)
The actual distributions made under the 2012 Bonus Plan were interpolated by the Compensation Committee where the results fell between the specified payout levels.

        2013 Management Bonus Plan.    In March 2013, the Compensation Committee adopted the 2013 Management Bonus Plan (the "2013 Bonus Plan") with a structure similar to the 2012 Bonus Plan, except the Compensation Committee (i) established new revenue and adjusted operating income goals for the 2013 fiscal year; (ii) changed the range of potential bonus amounts for certain participants; and (iii) restructured the bonus potential for certain participants so that their bonus award would be based entirely on the separate financial results of the designated business segment or business unit to which the participant's bonus potential was expressly assigned, and structured the bonus potential for the remaining participants so that the bonus award would be based entirely on the combined financial results of our FTD and Communications business segments and the Classmates business unit.

        The named executive officers selected to participate in the 2013 Bonus Plan remained the same as those who participated in the 2012 Bonus Plan. No participant may be paid a bonus under the 2013 Bonus Plan in excess of a specified percentage of his base salary, which ranges from 0% to 235% for our Chief Executive Officer and 0% to 150% for the other participants, depending on the participant.

Long-Term Equity Incentives

        We provide long-term equity-based incentives to our executive officers in order to align their interests with those of the stockholders. We also utilize those awards as a vehicle to retain our executive officers through service-based vesting requirements and to provide them with wealth-creation opportunities. Accordingly, such long-term incentive compensation is also intended to provide a source of retirement funds for our executive officers, since we do not maintain any type of defined benefit retirement plan. Although we offer a 401(k) plan, our executive officers have limited opportunity to defer income for retirement purposes under that plan due to annual contribution limitations imposed under the federal tax laws.

        In general, the long-term equity incentive awards to our executive officers are designed to bring their total direct compensation to the upper quartile of total direct compensation for executive officers at the Peer Group companies. Accordingly, the Compensation Committee typically sets the grant-date fair value of those awards in the top quartile. However, in making decisions regarding the sizing of the individual grants, the Compensation Committee also may take into account the long-term equity incentive awards previously made to the executive officer, including whether those awards are vested and their realized or current realizable value, as well as the amount the Compensation Committee may deem necessary to retain and motivate the executive officer.

        Over the last several years, we have used restricted stock units as the primary form of the long-term equity incentive awards provided to our executive officers. Restricted stock units provide a more direct correlation between the financial accounting expense of providing those awards and the actual value delivered to our executive officers. Restricted stock units also provide more retention through short-term market volatility because they continue to have value in a fluctuating market. As discussed in more detail below, in February 2012, the Compensation Committee made a stock option grant to Mr. Goldston and restricted stock unit awards to our other executive officers, and in March 2013, the Compensation Committee made restricted stock unit awards to each of our executive officers. In the future, the Compensation Committee may make restricted stock unit awards or provide stock option grants or a combination of the two.

        The Compensation Committee typically makes an annual equity grant to the executive officers in the first quarter of the fiscal year as part of the annual performance review process. These grants generally reflect the executive officer's performance in the prior year as well as the expectations for the executive officer in the current year. Additional grants may be made at various times during the fiscal year in connection with particular events, such as the execution or amendment of an employment agreement, a promotion or increase in responsibilities, or in special recognition of certain achievements.

        2012 Equity Awards.    In February 2012, the Compensation Committee granted Mr. Goldston stock options covering 500,000 shares of our common stock. The shares of common stock covered by this stock option grant will vest and become exercisable in three successive equal annual installments on each one-year anniversary of February 15, 2012, provided Mr. Goldston remains employed through each such vesting date. The exercise price for the stock options was set at the $5.06 fair market value (closing price) of our common stock on the grant date.

        The Compensation Committee awarded long-term equity incentives in the form of stock options, rather than restricted stock units, to Mr. Goldston in line with our pay-for-performance philosophy. The stock options will not have any value to Mr. Goldston unless the market price of our common stock appreciates over the vesting period and any remaining term of those options. Additionally, as shown in the table below, in line with our pay-for-performance philosophy and in response to stockholder concerns regarding the value of Mr. Goldston's awards in relation to our total stockholder return, the grant date fair value of the long-term equity incentive awards granted to Mr. Goldston in 2011 and 2012 decreased year over year:

Grant Date	Stock Option Grant (# shares)	Restricted Stock Unit Award (# shares)	Grant Date Fair Value(1)	% Decrease from Prior Year's Equity Award
2/15/11	1,000,000	—	$1,960,581
2/29/12	500,000	—	$528,643	73.0%

(1)
Reflects the aggregate grant-date fair value of the equity award, calculated in accordance with ASC 718 and without reduction for estimated forfeitures related to performance-based vesting or service-based vesting conditions.

        In February 2012, the Compensation Committee granted the named executive officers identified in the table below restricted stock units covering the number of shares of our common stock set forth in the table. The shares of common stock covered by such awards will vest in three successive equal annual installments upon completion of each year of service with us over the three-year period measured from February 15, 2012.

Named Executive Officer	Restricted Stock Unit Award (# shares)
Neil P. Edwards	60,000
Robert S. Apatoff	100,000
Robert J. Taragan	60,000
Charles B. Ammann	60,000

        2013 Equity Awards.    In March 2013, the Compensation Committee granted our named executive officers restricted stock units covering the number of shares of our common stock set forth in the table. The shares of common stock covered by such awards will vest in three successive equal annual installments upon completion of each year of service with us over the three-year period measured from February 15, 2013. The awards were made with the goal of retaining and motivating our named executive officers during the period of uncertainty created by our consideration of Strategic Transactions.

Named Executive Officer	Restricted Stock Unit Award (# shares)
Mark R. Goldston	400,000
Neil P. Edwards	110,000
Robert S. Apatoff	120,000
Robert J. Taragan	75,000
Charles B. Ammann	110,000

Equity Grant Practices

        We make annual equity awards to our vice presidents and our more senior executives during the first quarter of each year and grants to newly-hired vice presidents or more senior executives on a quarterly basis, in each case, following the availability of the financial results for the prior annual or quarterly period, as applicable. Equity grants to non-executive officers may be made by the Compensation Committee or by the Secondary Compensation Committee, of which our Chief Executive Officer is the sole member. However, all grants made to our executive officers require the approval of the Compensation Committee. All equity grants will be approved by the appropriate authorizing party on or before their actual effective date.

Other Benefits

        We provide eligible employees with a 401(k) plan and various health and welfare and paid time-off benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Our 401(k) plan helps employees save and prepare financially for retirement. Our health and welfare and paid time-off benefits help ensure that we have a productive and focused workforce. Except as noted below, our executive officers are eligible to participate in these plans and programs on the same basis as our other employees.

        401(k) Plan.    Our tax-qualified 401(k) plan allows eligible employees to contribute up to 40% of their pre-tax earnings, up to the annual dollar limit set by law. We provide matching contributions equal to 25% of the employee's contribution, to the extent such contribution does not exceed 6% of the employee's bi-weekly gross compensation. The matching contributions vest 25% for each year of the employee's service and are fully vested after four years of service.

        Health and Welfare Benefits.    In addition to the regular health and welfare benefits generally offered to our U.S. employees, certain of our vice presidents and our more senior executives, including our executive officers, are also eligible to participate in the Exec-U-Care plan. Under this plan, the participant's health insurance premiums are paid by us, and certain other medical and dental expenses are reimbursed, up to certain maximum limits.

        Perquisites.    We do not provide significant perquisites or other personal benefits to our executive officers.

Severance and Change-in-Control Benefits

        The Compensation Committee believes that we should provide fair and reasonable severance and change-in-control benefits to our executives. The severance and change-in-control benefits are intended to promote stability and continuity of senior management, attract and retain superior talent, and reflect the potential difficulty for them to find comparable employment within a short period of time following their termination of employment with us. Furthermore, the Compensation Committee believes such benefits align the interests of our executive officers with those of our stockholders with regard to any potential sale of the company by mitigating any personal disincentive to pursue transactions that may result in loss of employment.

        Our severance plan applies to all eligible full-time U.S. employees. However, our employment agreements with the named executive officers set forth severance and change-in-control benefits that exceed those provided under our general severance plan. The change-in-control benefits provided under the employment agreements are "double trigger", meaning a qualifying termination of employment is required for the named executive officer to become eligible for the benefits.

        None of our severance plan or employment agreements currently provide for any tax "gross-up" or other reimbursement obligation in respect of "golden parachute" taxes under Sections 280G and 4999 of the Code.

        The benefits and payments for which the named executive officers are eligible are described in greater detail under the "Employment Agreements and Potential Payments upon Termination or Change in Control" section, which appears later in this proxy statement.

Amendments to Employment Agreements

        In January 2013, we amended the employment agreements with Messrs. Ammann, Apatoff, Edwards, and Taragan to clarify the circumstances under which certain corporate transactions with United Online, Inc. and/or one or more of its subsidiaries would be deemed to be a "change in control" under such named executive officer's employment agreement.

        The employment agreements with our named executive officers are summarized under the "Employment Agreements and Potential Payments upon Termination or Change in Control" section, which appears elsewhere in this proxy statement.

Risk Assessment of Executive Officer Compensation

        The Compensation Committee believes the various components of the total compensation package of the executive officers, as discussed above, are appropriately balanced so as to avoid any excessive risk taking by such individuals. First, long-term equity awards tied to the market price of our common stock represent a significant component of executive officer compensation and promote a commonality of interest between the executive officers and our stockholders in increasing stockholder value. In addition, a substantial portion of the equity awards made over the last several years has been in the form of restricted stock units. The use of such restricted stock units mitigates the potential risk that stock options might otherwise pose to risk taking in the short term. Restricted stock units provide varying levels of compensation as the market price of our common stock fluctuates over time, and they are less likely to contribute to excessive risk taking. Furthermore, the equity awards, whether in the form of stock options or restricted stock unit awards, generally will vest over a period of years, and that vesting element encourages the award recipients to focus on sustaining our long-term performance. Additionally, because equity awards are typically made on an annual basis, the executive officers always have unvested awards outstanding that could decrease significantly in value if our business is not managed to achieve its long-term goals.

        Secondly, under the annual incentive bonus program, an individual target bonus amount is established for each executive officer at each level of potential goal attainment. Accordingly, at all levels of performance goal attainment, there are limits in place for the potential bonus payout. In addition, a maximum bonus amount is established for each participant such that no participant may earn more than a fixed percentage of his base salary.

        Accordingly, our overall compensation structure is not overly-weighted toward short-term incentives, and the Compensation Committee has taken what it believes are reasonable steps to protect against the potential of disproportionately large short-term incentives that might encourage excessive risk taking.

Tax and Accounting Considerations

        Deductibility of Executive Officer Compensation.    Section 162(m) of the Code disallows a tax deduction to publicly-held companies for compensation paid to certain of their executive officers to the extent such compensation exceeds $1.0 million per covered officer in any year. The limitation applies only to compensation that is not considered to be performance-based under the terms of Section 162(m) of the Code.

        In general, the deductibility of any compensation deemed paid by us in connection with the vesting of restricted stock units will be subject to the $1.0 million annual limitation per covered officer. The 2010 Incentive Compensation Plan has been structured to allow for performance-based incentive awards that comply with the requirements of Section 162(m) of the Code relating to performance-based compensation. Therefore, compensation paid under future management bonus plans implemented under the 2010 Incentive Compensation Plan, including awards made under the 2012 Bonus Plan and 2013 Bonus Plan to certain named executive officers, may qualify as performance-based compensation that will be fully tax deductible by us with respect to one or more participants.

        However, the Compensation Committee believes that in establishing the cash and equity incentive compensation programs for our executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason, the Compensation Committee may deem it appropriate to continue to provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash incentive programs or equity incentive programs, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Code.

        Accounting for Stock-Based Compensation.    Our stock option grant policies have been impacted by the implementation of ASC 718, which we adopted in the first quarter of the 2006 fiscal year. Under ASC 718, we are required to value our stock option awards at their grant-date fair value and to amortize that expense over the applicable vesting period. The Compensation Committee has, in the past, limited the number of stock option grants and primarily relied on restricted stock and restricted stock units instead. The Compensation Committee believed this strategy would provide a more direct correlation between the financial accounting to us of providing those awards and the actual value delivered to our executive officers and would require fewer shares to fund the grant-date fair value of the award. However, the Compensation Committee retains complete discretion to grant stock options, from time to time, depending on the circumstances, as it did in February 2011 and February 2012.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for the 2013 Annual Meeting of Stockholders.

        Submitted by the Compensation Committee of the Board of Directors:

Robert Berglass Kenneth L. Coleman Dennis Holt

Risk Assessment of Compensation Programs

        The Compensation Committee, with the assistance of management, undertook a comprehensive review of the various compensation programs maintained throughout our organization to determine whether any of those programs encouraged excessive risk taking that might create a material risk to our economic viability. As part of that review process, the Compensation Committee also conducted a risk assessment of our executive officer compensation programs. The findings reached by the Compensation Committee with respect to our executive officer compensation programs are discussed in more detail in the "Compensation Discussion and Analysis" section of this proxy statement.

        The Compensation Committee noted the following points with respect to the plans and programs reviewed:

  •
  Our compensation structure is applied uniformly throughout the organization, except that our equity incentive awards are limited primarily to our vice presidents and our more senior executives, including our executive officers. The cash component of our compensation structure is comprised of base salary and an annual performance-based bonus opportunity. Base salaries are fixed in amount and do not involve any element of risk taking. The performance- based annual bonus awards made to our non-executive officer employees are dependent upon the achievement of annual goals. While programs tied to annual goal achievement may encourage a focus on short-term performance results, the annual bonuses under those programs generally do not represent the predominant component of the individual's total compensation opportunities and, for that reason, are not likely to encourage excessive risk taking. The annual performance-based bonus opportunity for our executive officers also focuses on the achievement of annual goals, which have been historically tied to both revenue and adjusted operating income. However, as noted in the "Compensation Discussion and Analysis" section that appears earlier in this proxy statement, the annual bonus opportunity for executive officers, whether the payout is in shares of our common stock as in prior years or in cash under the 2012 Bonus Plan and the 2013 Bonus Plan, is not likely to lead to excessive risk taking by our executive officers. At all levels of performance goal attainment, there are limits in place for the potential bonus payout. In addition, a maximum bonus amount is established for each participant such that no participant may earn more than a fixed percentage of his base salary. For those reasons, the Compensation Committee believes that our various bonus programs have been appropriately structured to balance the risk element with the desire to focus our employees on specific annual goals important to both our annual and multi-year financial success.

  •
  A significant portion of the compensation provided to our executive officers and other senior-level employees is in the form of long-term equity incentive awards that align the interests of those individuals with the interests of our stockholders. Those awards are either in the form of restricted stock unit awards or stock option grants. Restricted stock units provide varying levels of compensation as the market price of our common stock fluctuates over time and they are less likely to contribute to excessive risk taking. Although stock options have a greater potential to encourage risk taking, they are structured so that they vest over a period of years and thereby encourage the recipients to focus on sustaining our long-term performance. In addition, the equity awards, whether in the form of stock option grants or restricted stock unit awards, are generally made on an annual basis and, as a result, our senior-level employees, including our executive officers, typically have unvested awards outstanding at any one time that could decrease significantly in value if our business is not managed to achieve its long-term goals.

        As a result, our overall compensation structure is not overly weighted toward short-term incentives and there is a significant long-term equity award component tied to the value of our common stock and subject to multi-year vesting schedules that encourages the recipients to focus on long-term performance. The Compensation Committee believes that, on balance, our compensation programs do not encourage excessive risk taking. For that reason, the Compensation Committee has concluded that it is not reasonably likely that our employee compensation programs, when analyzed in terms of their organization-wide application or their specific application to various major business units, would have a material adverse effect upon us.

 SUMMARY COMPENSATION TABLE

        The following table provides certain summary information concerning the compensation earned, for services rendered in all capacities to us and our subsidiaries for the fiscal years ended December 31, 2012, 2011 and 2010, by our Chief Executive Officer, our Chief Financial Officer and each of our three other most highly-compensated executive officers whose total compensation for the 2012 fiscal year was in excess of $100,000 and who were serving as executive officers at the end of the 2012 fiscal year. The individuals listed in the table will be hereinafter referred to as the "named executive officers".

Name and Principal Position	Year	Salary(1)	Bonus		Stock Awards(3)	Stock Option Awards(4)	Non-Equity Incentive Plan Compensation	All Other Compensation (5)(6)(7)(8)(9)	Total
Mark R. Goldston	2012	$997,750	—		N/A	528,650	1,106,595	12,689	$2,645,684
Chairman, President and	2011	$997,750	—		N/A	1,960,581	2,039,352	27,080	$5,024,763
Chief Executive Officer	2010	$952,750	—		5,040,489	N/A	N/A	31,064	$6,024,303
Neil P. Edwards	2012	$400,000	—		303,600	N/A	221,818	14,880	$940,298
Executive Vice President	2011	$376,404	—		N/A	294,087	410,607	24,789	$1,105,887
and Chief Financial Officer	2010	$309,000	126,690	(2)	250,800	N/A	N/A	18,191	$704,681
Robert S. Apatoff	2012	$630,000	—		506,000	N/A	587,038	19,341	$1,742,379
President, FTD Group, Inc.	2011	$630,000	—		N/A	686,203	624,540	14,015	$1,954,758
	2010	$600,000	—		1,164,298	N/A	N/A	22,982	$1,787,280
Robert J. Taragan	2012	$420,000	—		303,600	N/A	213,117	15,426	$952,143
President, Communications	2011	$420,000	—		N/A	392,116	515,110	10,979	$1,338,205
	2010	$400,000	—		838,899	N/A	N/A	15,358	$1,254,257
Charles B. Ammann	2012	$367,500	—		303,600	N/A	203,795	19,379	$894,274
Executive Vice President,
General Counsel and Secretary

(1)
The employment agreements with the named executive officers require that their annual rates of base salary not be below a stated dollar amount. For further information regarding the required minimum levels of annual base salary for the named executive officers, see the "Employment Agreements and Potential Payments upon Termination or Change in Control" section, which appears elsewhere in this proxy statement. The amount reported as base salary in such column also includes the portion deferred under our 401(k) plan, a tax-qualified deferred compensation plan.

(2)
Represents a discretionary cash bonus awarded to Mr. Edwards.

(3)
Amounts reflect the aggregate grant-date fair value of the stock awards made in the applicable fiscal year. For awards that are subject to performance-based vesting conditions, the grant-date fair value of those awards is based upon the probable outcome of the applicable performance conditions. The grant-date fair values are, in each instance, calculated in accordance with ASC 718 and do not take into account estimated forfeitures relating to performance-based vesting or service-based vesting requirements. For information regarding the assumptions underlying the ASC 718 valuation of our equity awards made in 2012, see Note 10 of the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

For stock awards subject to performance-based vesting conditions, the grant-date fair value reported for the indicated fiscal year was based on the probable outcome of the applicable performance goals (as determined as of the grant date) and was in the following aggregate amount each year for each applicable named executive officer:

	Year Ended December 31,
	2012	2011	2010
Mark R. Goldston	N/A	N/A	$1,905,489
Robert S. Apatoff	N/A	N/A	$599,998
Robert J. Taragan	N/A	N/A	$399,999

  For the included stock awards that were subject to performance-vesting conditions, the grant-date fair value, assuming performance goal attainment at maximum level, would be as follows:

	Year Ended December 31,
	2012	2011	2010
Mark R. Goldston	N/A	N/A	$2,858,239
Robert S. Apatoff	N/A	N/A	$839,989
Robert J. Taragan	N/A	N/A	$559,993

  For the included stock awards that were subject to performance-vesting conditions, the grant-date fair value, based on the actual levels of performance goal attainment, was as follows:

	Year Ended December 31,
	2012	2011	2010
Mark R. Goldston	N/A	N/A	—
Robert S. Apatoff	N/A	N/A	$211,767
Robert J. Taragan	N/A	N/A	$443,555
(4)
Amounts reflect the aggregate grant-date fair value of the stock option awards made in the applicable fiscal year. The grant-date fair values are, in each instance, calculated in accordance with ASC 718 and do not take into account estimated forfeitures relating to performance-based vesting or service-based vesting requirements. For information regarding the assumptions underlying the ASC 718 valuation of our equity awards made in 2012 and 2011, see Note 10 of the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(5)
The restricted stock units held by our named executive officers contain dividend equivalent rights. Pursuant to those rights, such named executive officer will receive, as dividends or other distributions are declared and paid on our outstanding shares of common stock, an additional payment equal to each dividend or distribution which would have been paid on the shares of common stock underlying those units had such shares been issued and outstanding at the time that dividend or distribution was made to our stockholders. The payment will be made in the same form and at the same time as the actual dividend or distribution is made to the stockholders.

The payments received by the named executive officers in the 2012 fiscal year pursuant to the dividend equivalent rights pertaining to those restricted stock units are not included as part of their compensation in the "All Other Compensation" column for the 2012 fiscal year, and payments made in the two immediately prior fiscal years pursuant to such dividend equivalent rights were not included in the "All Other Compensation" column for those years. The aggregate amount received by each of the named executive officers for the last three fiscal years pursuant to dividend equivalent rights associated with restricted stock unit awards was as follows:

	Year Ended December 31,
	2012	2011	2010
Mark R. Goldston	$83,334	$576,042	$731,584
Neil P. Edwards	$24,667	$13,521	$25,479
Robert S. Apatoff	$93,500	$124,000	$172,500
Robert J. Taragan	$29,667	$23,479	$72,875
Charles B. Ammann	$44,615
(6)
Includes a matching contribution we made to the 401(k) plan on behalf of each participating named executive officer in an amount not to exceed the lesser of (i) 25% of the participating officer's contribution and (ii) 25% of the first 6% of the participating officer's eligible compensation, as determined under such plan. See Note 9 below for the dollar amount of the matching contributions included in the "All Other Compensation" column of the Summary Compensation Table.

(7)
We provide medical and dental coverage to our U.S. employee base. For certain of our vice presidents and our more senior executives, including the executive officers, we pay the portion of the insurance premiums for such coverage that otherwise would have been payable by those individuals as required employee contributions (the "basic insurance coverage premiums"). In addition, we also provide supplemental medical and dental coverage to certain of our vice presidents and our more senior executives, including the executive officers, under the Exec-U-Care plan. The annual per participant membership fee we pay on behalf of each individual covered under the Exec-U-Care plan is $250 and includes the premium for an accidental death and dismemberment insurance policy with up to $100,000 in coverage. See Note 9 below for the aggregate dollar amount of the basic insurance coverage premiums, the medical and dental benefits provided through the

  Exec-U-Care plan, together with the $250 annual membership fee for such plan, that is included in the "All Other Compensation" column of the Summary Compensation Table.

(8)
We paid $14,679 in legal fees incurred by Mr. Goldston in connection with the negotiation of his employment agreement in the 2010 fiscal year. See Note 9 below for the legal fees amount included in the "All Other Compensation" column of the Summary Compensation Table.

(9)
The table below sets forth the various items included in the "All Other Compensation" column for the 2012 fiscal year for each named executive officer:

Name	401(k) Matching Contribution	Medical/Dental Benefits	Total
Mark R. Goldston	$3,750	8,939	$12,689
Neil P. Edwards	$3,750	11,130	$14,880
Robert S. Apatoff	$3,750	15,591	$19,341
Robert J. Taragan	$3,750	11,676	$15,426
Charles B. Ammann	$3,750	15,629	$19,379

  The table below sets forth the various items included in the "All Other Compensation" column for the 2011 fiscal year for each named executive officer other than Mr. Ammann:

Name	401(k) Matching Contribution	Medical/Dental Benefits	Total
Mark R. Goldston	$3,675	23,405	$27,080
Neil P. Edwards	$3,675	21,114	$24,789
Robert S. Apatoff	$3,675	10,340	$14,015
Robert J. Taragan	$3,675	7,304	$10,979

  The table below sets forth the various items included in the "All Other Compensation" column for the 2010 fiscal year for each named executive officer other than Mr. Ammann:

Name	401(k) Matching Contribution	Medical/Dental Benefits	Legal Fees	Total
Mark R. Goldston	$3,675	12,710	14,679	$31,064
Neil P. Edwards	$3,675	14,516	—	$18,191
Robert S. Apatoff	$3,675	19,307	—	$22,982
Robert J. Taragan	$3,675	11,683	—	$15,358

 GRANTS OF PLAN-BASED AWARDS

        The following table provides certain summary information concerning each grant of an award made to a named executive officer in the 2012 fiscal year under any incentive compensation plan.

					All Other Stock Awards: Number of Shares of Stock or Units(2)	All Other Awards: Number of Securities Underlying Options(3)
		Potential Payouts Under Non-Equity Incentive Plan Awards(1)
							Exercise Price of Option Award(3)	Grant Date Fair Value of Stock Award(4)
	Grant Date
Name		Threshold	Target	Maximum
Mark R. Goldston	2/29/12					500,000	$5.06	$528,650
	3/30/12	$—	$1,496,625	$2,344,713
Neil P. Edwards	2/29/12				60,000			$303,600
	3/30/11	$—	$300,000	$470,000
Robert S. Apatoff	2/29/12				100,000			$506,000
	3/30/12	$252,000	$598,500	$904,050
Robert J. Taragan	2/29/12				60,000			$303,600
	3/30/12	$—	$281,400	$434,700
Charles B. Ammann	2/29/12				60,000			$303,600
	3/30/12	$—	$275,625	$431,813

(1)
Actual amounts paid in February 2013 were based on the actual levels at which the revenue and adjusted operating income objectives established under the 2012 Bonus Plan were achieved. Such amounts are included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(2)
Represents an award of restricted stock units. Each unit provides the named executive officer with the right to receive one share of our common stock upon the vesting of that unit. The units will vest in a series of three successive equal annual installments upon the named executive officer's completion of each year of service with us over the three-year period measured from February 15, 2012. However, the restricted stock unit award will vest, in whole or in part, on an accelerated basis upon the occurrence of certain events, as described in the "Employment Agreements and Potential Payments Upon Termination or Change in Control" section, which appears later in this proxy statement.

(3)
Represents an award of stock options. The options will vest in a series of three successive equal annual installments upon the named executive officer's completion of each year of service with us over the three-year period measured from February 15, 2012. However, the stock option awards will vest, in whole or in part, on an accelerated basis upon the occurrence of certain events, as described in the "Employment Agreements and Potential Payments Upon Termination or Change in Control" section, which appears later in this proxy statement.

(4)
Reflects the aggregate grant-date fair value of the equity award, calculated in accordance with ASC 718 and without reduction for estimated forfeitures related to performance-based vesting or service-based vesting conditions. For information regarding the assumptions applied in the calculation of the ASC 718 valuation of such equity awards, see Note 10 of the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

        2012 Management Bonus Plan.    Our 2012 Bonus Plan was approved by the Compensation Committee in March 2012 and was in the form of a pay-for-performance cash bonus program under which certain participants could earn a bonus based on the financial performance of our combined three business segments (Communications, Content & Media and FTD) and the other participants could earn a bonus based in part on the financial performance of our combined three business segments and in part on the separate performance of a designated business segment or business unit. The bonus potential for each level of performance goal attainment was tied to a specified percentage of the participant's annual rate of base salary. The potential bonus amounts per participant ranged from 0% to 235% of annual base salary for Mr. Goldston, and 0% to 144% of annual base salary for the other participating executive officers. For additional information regarding the 2012 Bonus Plan, including the annual incentive bonus award actually earned by each participating named executive officer for the 2012 fiscal year, the specific performance goals and the corresponding bonus potential for each level of goal attainment, see the "Compensation Discussion and Analysis" section, which appears earlier in this proxy statement.

        Options.    In February 2012, stock options were granted to Mr. Goldston. The stock options will vest and become exercisable in three successive equal annual installments upon Mr. Goldston's completion of each year of service with us over the three-year period measured from February 15, 2012. For additional information regarding such stock option grant, please see the "Compensation Discussion and Analysis" section, which appears earlier in this proxy statement.

        Restricted Stock Units.    In February 2012, restricted stock units were granted to the named executive officers other than Mr. Goldston. Each restricted stock unit entitles the named executive officer to one share of our common stock at the time of vesting. When the shares vest and become issuable, we withhold a portion of the otherwise issuable shares to cover applicable withholding taxes. The restricted stock units awarded to our named executive officers in 2012 will vest over a three-year period of service measured from February 15, 2012. The restricted stock units are subject to accelerated vesting under certain circumstances as described in their employment agreements, including an involuntary termination of employment or resignation for good reason. The restricted stock unit awards also contain dividend equivalent rights in order to provide the same total stockholder return to the named executive officers on the shares of common stock underlying his restricted stock units.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table provides certain summary information concerning outstanding equity awards held by the named executive officers as of December 31, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)		Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Number of Shares or Units of Stock That Have Not Vested(1)		Market Value of Shares or Units That Have Not Vested(7)
Mark R. Goldston	333,333	666,667	(2)	$7.05	02/14/2021
		500,000	(3)	$5.06	02/27/2022
							166,667	(5)	$931,669
Neil P. Edwards	50,000	100,000	(2)	$7.05	02/14/2021
							13,334	(5)	$74,537
							60,000	(6)	$335,400
Robert S. Apatoff	116,666	233,334	(2)	$7.05	02/14/2021
							30,000	(5)	$167,700
							100,000	(6)	$559,000
Robert J. Taragan	66,666	133,334	(2)	$7.05	02/14/2021
							23,334	(5)	$130,437
							60,000	(6)	$335,400
Charles B. Ammann	58,333	116,667	(2)	$7.05	02/14/2021
							6,250	(4)	$34,938
							16,667	(5)	$93,169
							60,000	(6)	$335,400

(1)
Each such unvested stock option or nonvested stock award will vest, in whole or in part, on an accelerated basis upon the occurrence of certain events, as described in the "Employment Agreements and Potential Payments Upon Termination or Change in Control" section, which appears later in this proxy statement.

(2)
Represents an award of stock options granted on February 15, 2011. The remaining unexercisable options will vest in a series of two successive equal annual installments upon the named executive officer's completion of each year of service with us over the two-year period measured from February 15, 2012.

(3)
Represents an award of stock options granted on February 29, 2012. The options will vest in a series of three successive equal annual installments upon the named executive officer's completion of each year of service with us over the three-year period measured from February 15, 2012.

(4)
On February 15, 2009, Mr. Ammann was awarded a total of 25,000 restricted stock units. Each unit provided him with the right to receive one share of our common stock upon the vesting of that unit. The shares of our common stock subject to the number of restricted stock units indicated in the table above vested in full on February 15, 2013.

(5)
Reflects restricted stock unit awards granted on February 15, 2010 to Messrs. Goldston, Edwards, Apatoff, Taragan, and Ammann, covering a total of the following number of shares of our common stock: Mr. Goldston, 500,000 shares; Mr. Edwards, 40,000 shares; Mr. Apatoff, 90,000 shares; Mr. Taragan, 70,000 shares; and Mr. Ammann, 50,000 shares. Each unit provided the named executive officer with the right to receive one share of our common stock upon the vesting of that unit. The shares of our common stock subject to the number of restricted stock units indicated in the table above vested in full on February 15, 2013.

(6)
Represents a restricted stock unit award granted on February 29, 2012. Each unit provides the named executive officer with the right to receive one share of our common stock upon the vesting of that unit. The restricted stock units will vest in a series of three successive equal annual installments upon the named executive officer's completion of each year of service with us over the three-year period measured from February 15, 2012.

(7)
The valuations are based on the $5.59 closing price of our common stock on December 31, 2012.

OPTION EXERCISES AND STOCK VESTED

        The following table sets forth, for each of the named executive officers, certain summary information concerning the exercise of stock options and the vesting of restricted stock or restricted stock unit awards that occurred during the year ended December 31, 2012:

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Mark R. Goldston	166,667	$920,002
Neil P. Edwards	13,333	$73,598
Robert S. Apatoff	151,250	$781,550
Robert J. Taragan	23,333	$128,798
Charles B. Ammann	74,480	$398,130

(1)
Value realized is determined by multiplying the amount by which the market price per share of our common stock on the applicable vesting date exceeded the price payable per share, if any, by the number of shares of our common stock as to which each award vested on such date.

 EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS
UPON TERMINATION OR CHANGE IN CONTROL

        Employment Agreements.    We have an employment agreement in place with each of our named executive officers. Each employment agreement establishes the annual rate of base salary that must, at a minimum, be paid to the named executive officer and also sets his target bonus amount at a specified percentage of base salary.

        The following table includes the current annual rate of base salary and target bonus amounts (as a percentage of base salary) for each named executive officer under his employment agreement, as well as the expiration date of each such agreement, subject to extension by the Compensation Committee of our Board of Directors.

Named Executive Officer	Current Annual Base Salary	Target Bonus (% of annual base salary)		Employment Agreement Expiration Date
Mark R. Goldston	$997,750	100%	(1)	December 21, 2017(2)
Neil P. Edwards	$400,000	up to 100%	(1)	February 15, 2014
Robert S. Apatoff	$630,000	up to 100%	(1)	February 15, 2014
Robert J. Taragan	$420,000	up to 100%	(1)	February 15, 2014
Charles B. Ammann	$367,500	up to 100%	(1)	February 15, 2014

(1)
For the 2012 fiscal year, the target bonus was set at 150% of annual base salary for Mr. Goldston, 75% of annual base salary for Messrs. Ammann and Edwards, 95% of annual base salary for Mr. Apatoff, and 67% of annual base salary for Mr. Taragan.

(2)
The original expiration date of Mr. Goldston's employment agreement was December 21, 2015. Pursuant to the terms of his employment agreement, on December 21, 2011, and on each succeeding December 21, the term of Mr. Goldston's employment agreement will automatically be extended for an additional one-year period, unless prior to September 22 of the relevant year, either Mr. Goldston or we deliver notice that such automatic extension is not to occur.

        The following sets forth a description of certain severance benefits each named executive officer would have received under the employment agreement which we had in place with him on December 31, 2012 in the event his employment terminated under certain circumstances during the 2012 fiscal year.

        Our employment agreement with Mr. Goldston provides that if his employment is terminated without cause (including his resignation following our breach of the terms of his employment agreement), or his employment is involuntarily terminated (including a resignation for good reason) following a change in control of United Online, Inc., as defined in his employment agreement, he will be entitled to a lump sum payment equal to three times the sum of his annual base salary and a specified bonus amount (which will vary depending upon the circumstances of his termination). In addition, he will receive a prorated amount of that specified bonus for the year of his termination, and all of his outstanding equity awards will vest. In the event of a termination without cause, his specified bonus amount will be equal to his then-current annual rate of base salary, and in the event of an involuntary termination following a change in control, his specified bonus amount will be equal to the greater of his then-current annual rate of base salary or the annual bonus paid to him for the preceding fiscal year. In addition, in the event of an involuntary termination following a change in control, each of his outstanding options will remain exercisable for up to one year following his termination date. As consideration for such severance benefits, Mr. Goldston has agreed to an 18-month employee non-solicitation covenant and to provide us with a standard release of claims. In the event Mr. Goldston's employment is terminated by reason of death or permanent disability, all of his outstanding equity awards will vest in full. Unlike his prior employment agreement, Mr. Goldston's current employment agreement does not provide for single-trigger benefits upon a change in control or a tax gross-up to the extent any of his severance benefits would constitute a "parachute payment" under Section 280G of the Code resulting in the imposition of excise taxes.

        Under the terms of Mr. Goldston's employment agreement, the FTD Spin-Off Transaction would constitute a change in control of United Online, Inc. On April 30, 2013, Mr. Goldston announced that, subject to the completion of the FTD Spin-Off Transaction, he would resign as a director and officer of United Online, Inc. immediately thereafter. His resignation following the FTD Spin-Off Transaction would constitute an involuntary termination for purposes of his employment agreement due to there having been a material decrease in his authorities, duties and responsibilities following a change in control. As a result, effective upon such resignation, and subject to the terms and conditions of his employment agreement, Mr. Goldston would be entitled to the severance and other benefits described in the preceding paragraph.

        Our employment agreement with Mr. Apatoff provides that if his employment is terminated without cause, or he resigns for good reason, in connection with, or within 24 months following, a change in control of United Online, Inc., as defined in his employment agreement, then his outstanding equity awards will vest in full. If his employment is terminated without cause, or he resigns for good reason, other than in connection with, or within 24 months following, a change in control, then he will receive an additional 12 months of vesting credit under his outstanding equity awards, applied as if such awards vested in equal monthly increments over the vesting period. If Mr. Apatoff's employment is terminated without cause, or he resigns for good reason, whether or not in connection with a change in control, then he will be entitled to a severance payment, payable in 12 equal monthly installments (or in a lump sum in the case of a change in control separation), in an aggregate amount equal to three times his then-current annual rate of base salary. He will also be entitled to any earned but unpaid bonus for the fiscal year preceding his termination and a prorated bonus for the year of termination based on the actual level of performance goal attainment or, in the case of an involuntary termination during the same year as the change in control event, based on his target bonus for such year. As consideration for such severance benefits, Mr. Apatoff agreed to a 12-month non-competition agreement and to provide us with a standard release of claims. If Mr. Apatoff's employment is terminated due to his death or disability, then he will receive an additional 12 months of vesting credit under his outstanding equity awards, applied as if such awards vested in equal monthly increments over the vesting period.

        We have employment agreements with Messrs. Edwards, Taragan and Ammann. Each agreement provides that if the named executive officer's employment is terminated without cause, or he resigns for good reason, in connection with, or within 24 months following, a change in control of United Online, Inc., as defined in his employment agreement, then his outstanding equity awards will vest in full. If his employment is terminated without cause, or he resigns for good reason, other than in connection with, or within 24 months following, a change in control, then he will receive an additional 12 months of vesting credit under his outstanding equity awards, applied as if such awards vested in equal monthly increments over the vesting period. If the named executive officer's employment is terminated without cause, or he resigns for good reason, whether or not in connection with a change in control, then he will be entitled to a severance payment, payable in 12 equal monthly installments (or in a lump sum in the case of a change in control separation), in an aggregate amount equal to two times his then-current annual rate of base salary. He will also be entitled to any earned but unpaid bonus for the fiscal year preceding his termination and a prorated bonus for the year of termination based on the actual level of performance goal attainment or, in the case of an involuntary termination during the same year as the change in control event, based on his target bonus for such year. As consideration for such severance benefits, Messrs. Edwards, Taragan and Ammann have each agreed to a 12-month employee non-solicitation covenant, and each such named executive officer has also agreed to provide us with a standard release of claims. If the named executive officer's employment is terminated due to his death or disability, then he will receive an additional 12 months of vesting credit under his outstanding equity awards, applied as if such awards vested in equal monthly increments over the vesting period.

        In January 2013, we amended our employment agreements with Messrs. Edwards, Apatoff, Taragan, and Ammann to clarify the circumstances under which certain corporate transactions with United Online, Inc. and/or one or more of its subsidiaries, including the FTD Spin-Off Transaction, would be deemed to be a "change in control" under such named executive officer's employment agreement.

        Equity Compensation Plans.    All outstanding options and restricted stock units under our stock plans will immediately vest upon a change in control, to the extent they are not assumed or otherwise continued in effect by the successor entity or replaced with an incentive compensation program which preserves the intrinsic value of the award at that time and provides for the subsequent vesting and concurrent payout of that value in accordance with the pre-existing vesting schedules for those awards.

        Quantification of Benefits.    The following tables provide estimated payments and benefits which would have been provided to the named executive officer, assuming certain hypothetical events had occurred with respect to the named executive officer on December 31, 2012. Each amount is calculated solely on the basis of the employment agreement that was in effect for the named executive officer on December 31, 2012.

        For amounts connected with a change-in-control event, it is assumed that the change in control occurred on December 31, 2012 and that the price per share of our common stock paid to our stockholders in the change-in-control transaction was $5.59, the closing selling price per share of our common stock on December 31, 2012.

        For additional information regarding the terms and conditions relating to such payments and benefits, see our employment agreements with the named executive officers and our equity compensation plan documents, copies of which were previously filed with the SEC.

        Termination of Employment Events.    The following table provides the estimated dollar amounts of the various payments and benefits which would have been provided to the named executive officer assuming the following hypothetical termination events had occurred with respect to that named executive officer on December 31, 2012:

  A.
  termination without cause or resignation for good reason (in the absence of a change in control);

  B.
  involuntary termination or resignation for good reason in connection with a change in control; and

  C.
  termination as a result of death or permanent disability.

			Value of Accelerated Vesting(1)
		Aggregate Cash Severance or Change in Control Payment(2)
			Restricted Stock, RSUs and other Stock Awards	Stock Options(4)(5)	Parachute Tax Gross-Up Payment	AD&D Insurance Proceeds(3)	Total
A.	Termination without cause or resignation for good reason (in the absence of a change in control)
	Mark R. Goldston	$6,984,252	931,669	265,000	—	N/A	$8,180,921
	Neil P. Edwards	$1,021,818	279,500	—	N/A	N/A	$1,301,318
	Robert S. Apatoff	$2,477,038	509,310	—	N/A	N/A	$2,986,348
	Robert J. Taragan	$1,053,118	335,400	—	N/A	N/A	$1,388,518
	Charles B. Ammann	$938,795	333,069	—	N/A	N/A	$1,271,864
B.	Involuntary termination or resignation for good reason in connection with a change in control
	Mark R. Goldston	$11,150,661	931,669	716,511	—	N/A	$12,798,841
	Neil P. Edwards	$1,100,000	409,937	—	N/A	N/A	$1,509,937
	Robert S. Apatoff	$2,488,500	726,700	—	N/A	N/A	$3,215,200
	Robert J. Taragan	$1,121,401	465,837	—	N/A	N/A	$1,587,238
	Charles B. Ammann	$1,010,625	463,506	—	N/A	N/A	$1,474,131
C.	Death or disability
	Mark R. Goldston	$—	931,669	265,000	—	100,000	$1,296,669
	Neil P. Edwards	$—	279,500	—	N/A	100,000	$379,500
	Robert S. Apatoff	$—	509,310	—	N/A	100,000	$609,310
	Robert J. Taragan	$—	335,400	—	N/A	100,000	$435,400
	Charles B. Ammann	$—	333,069	—	N/A	100,000	$433,069

(1)
The valuation is based on the $5.59 closing price of our common stock on December 31, 2012.

(2)
Includes severance and the specified bonus amounts.

(3)
As part of the Exec-U-Care plan, each named executive officer receives accidental death and dismemberment insurance coverage in the amount of $100,000 in the event of a qualifying accidental death and up to $100,000 in the event of a qualifying dismemberment. For the purposes of this table, we have assumed that the circumstances surrounding the hypothetical termination as a result of death or permanent disability would have entitled the named executive officer to the full amount of such insurance proceeds.

(4)
The outstanding unvested stock options held by the named executive officers, except Mr. Goldston, have exercise prices in excess of the $5.59 closing price of our common stock on December 31, 2012 and accordingly had no intrinsic value on December 31, 2012.

(5)
If Mr. Goldston's employment is involuntarily terminated (as such term is defined in his employment agreement) following a change in control, all of his stock options will remain outstanding for a one-year period following the date of termination. All of the stock options held by Mr. Goldston as of December 31, 2012 are deemed to be vested for the purpose of this particular calculation. Accordingly, with respect to his stock options, the column includes $265,000, the intrinsic value of his unvested stock options on December 31, 2012, and $451,511, the Black-Scholes value of the extended post-termination exercise period that would be in effect for those stock options upon such a termination of employment.

        Change in Control Where Outstanding Awards Are Not Assumed.    The following table provides the estimated dollar amount of the benefit which would have been provided to each named executive officer assuming a change in control had occurred on December 31, 2012 in which his outstanding equity awards were not continued or assumed by the successor entity or replaced with a comparable incentive compensation program, thereby triggering the accelerated vesting of those awards.

	Value of Accelerated Vesting(1)
	Restricted Stock, RSUs and other Stock Awards	Stock Options(2)	Parachute Tax Gross-Up Payment		Total
Mark R. Goldston	$931,669	265,000	—	(3)	$1,196,669
Charles B. Ammann	$463,506	—	N/A		$463,506
Robert S. Apatoff	$726,700	—	N/A		$726,700
Neil P. Edwards	$409,937	—	N/A		$409,937
Robert J. Taragan	$465,837	—	N/A		$465,837

(1)
The valuation is based on the $5.59 closing price of our common stock on December 31, 2012.

(2)
The outstanding unvested stock options held by the named executive officers, except Mr. Goldston, have exercise prices in excess of the $5.59 closing price of our common stock on December 31, 2012 and accordingly had no intrinsic value on December 31, 2012.

(3)
Under the terms of the February 15, 2010 restricted stock unit award made to Mr. Goldston prior to the execution of his current employment agreement, that award would have vested in full on an accelerated basis within a designated time period after a change-in-control event whether or not that award was continued or assumed by the successor entity or replaced with a comparable incentive compensation program. In addition, under the terms of that award, Mr. Goldston would have received a tax "gross-up" payment to the extent that he incurred any parachute tax liability with respect to such vesting acceleration.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2012 with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

	A		B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(3)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(4)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders(1)	6,128,661	(5)	$7.45	13,551,697	(6)(7)
Equity Compensation Plans Not Approved by Stockholders(2)	585,733		$11.79	—	(7)

Total	6,714,394		$7.76	13,551,697

(1)
Consists of the 2010 Incentive Compensation Plan (the "2010 Plan"), the 2001 Stock Incentive Plan (the "2001 Plan") and the 2010 Employee Stock Purchase Plan (the "2010 ESPP").

(2)
Consists of the 2001 Supplemental Stock Incentive Plan (the "2001 Supplemental Plan"), the Classmates Online, Inc. Amended and Restated 1999 Stock Plan (the "Classmates 1999 Plan"), the Classmates Online, Inc. 2004 Stock Plan (the "Classmates 2004 Plan") and the FTD Group, Inc. 2005 Equity Incentive Award Plan, Amended and Restated as of October 29, 2008 (the "2005 FTD Plan").

(3)
This column reflects the aggregate number of shares of our common stock to be issued upon the exercise of options and the vesting of restricted stock units outstanding as of December 31, 2012.

(4)
The calculation in this column does not take into account 3,660,961 shares of our common stock underlying outstanding restricted stock units as of December 31, 2012. Such shares will be issued at the time the restricted stock units vest, without any cash consideration payable for those shares.

(5)
Excludes purchase rights outstanding under the 2010 ESPP. Under the 2010 ESPP, each eligible employee may purchase up to 3,750 shares of our common stock at semi-annual intervals on the last business day of April and October each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of common stock on the employee's entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the purchase date.

(6)
As of December 31, 2012, 10,186,201 shares of our common stock remained available for issuance under the 2010 Plan and 3,365,496 shares of our common stock remained available for issuance under the 2010 ESPP. The shares available for issuance under the 2010 Plan may be issued upon the exercise of stock options or stock appreciation rights granted under such plan, or those shares may be issued through direct stock issuances or pursuant to restricted stock awards or restricted stock units which vest upon the attainment of prescribed performance milestones or the completion of designated service periods. Shares may also be issued as a bonus for services rendered to the company, without any cash payment required from the recipient.

(7)
To the extent awards outstanding under the 2001 Plan, the 2001 Supplemental Plan, the Classmates 2004 Plan, and the 2005 FTD Plan, on or after December 31, 2009, are subsequently canceled, forfeited or expire without the issuance of the underlying shares of our common stock, then those shares will be automatically transferred to the 2010 Plan and increase the number of shares of our common stock available for issuance thereunder. No further awards may be made under the 2001 Plan, the 2001 Supplemental Plan, the Classmates 2004 Plan, and the 2005 FTD Plan after May 26, 2010.

 RELATED-PARTY TRANSACTIONS

        Pursuant to our Code of Ethics, without full disclosure and prior written approval, our executive officers and directors are not permitted to make any investment, accept any position or benefits, participate in any transaction or business arrangement or otherwise act in a manner that creates or appears to create a conflict of interest. Our executive officers and directors are required to make such disclosure to, and receive the prior written approval of, our General Counsel and the Chair of the Audit Committee, or such other individual or committee of the Board of Directors as may be designated by the Board of Directors with respect to any related-party transactions. A current copy of the Code of Ethics is available on our corporate website (www.unitedonline.com) under "Investor Relations." In addition, each year, our directors and executive officers are required to complete Director and Officer Questionnaires that, among other things, identify any potential related-party transactions. Our Board of Directors determines, on an annual basis, which members of our Board meet the definition of an independent director as defined in Rule 4200 of the NASDAQ Marketplace Rules.

        Pursuant to our Audit Committee's written charter, our Audit Committee is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving any potential related-party transactions which could be required to be disclosed under Item 404 of Regulation S-K, unless such transactions have been approved by a comparable committee of the Board of Directors or the Board of Directors as a whole. A copy of the Audit Committee's written charter is available on our corporate website (www.unitedonline.com) under "Investor Relations." Under Item 404 of Regulation S-K, a related-party transaction is defined as any transaction or proposed transaction in which the company was or is to be a participant and the amount involved exceeds $120,000 in a fiscal year, and in which any of the following had or will have a direct or indirect material interest: the company's directors, director nominees, executive officers, greater than five percent beneficial owners, or any immediate family member of any of the foregoing. In the course of the Audit Committee's review to approve or disapprove related-party transactions, the Audit Committee may consider, among other things, any of the following: the nature of the related person's interest in the transaction; the material terms of the transactions, including, within limitation, the amount and type of transaction; the importance of the transaction to each party; the reasons for the company entering into the transaction with the related person; whether the transactions would impair the judgment of a director or executive officer to act in the best interest of the company; and any other matters the Audit Committee deems appropriate.

        In December 2010, MyPoints.com, Inc. ("MyPoints"), one of our subsidiaries, entered into a sublease agreement with BlackRock, Inc. and BlackRock Realty Advisors, Inc., whereby MyPoints rents approximately 18,000 square feet of office space in San Francisco, California. In connection with the sublease agreement, we entered into a parent guaranty of all obligations under the sublease. Based on the Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 1, 2013, BlackRock, Inc. is a beneficial owner of greater than five percent of our common stock. The rental amount under the sublease agreement is approximately $428,000 per year, or approximately $36,000 per month, over the approximately three and a half year term, and is subject to certain escalations and other amounts payable as specified in the sublease agreement. The Audit Committee approved this related-party transaction in accordance with the procedure described above.

 AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee with respect to the company's audited consolidated financial statements for the year ended December 31, 2012, included in the company's Annual Report on Form 10-K for that period.

        Composition and Charter.    The Audit Committee of our Board of Directors currently consists of four independent directors, as that term is defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules: Mr. Phanstiel, who serves as Chair of the Audit Committee, Messrs. Armstrong and Coleman and Dr. Scott. The Audit Committee operates under a written charter adopted by our Board of Directors, which was amended in February 2011 and is available on our corporate website (www.unitedonline.com) under "Investor Relations." The Board of Directors and the Audit Committee review and assess the adequacy of the charter of the Audit Committee on an annual basis.

        Responsibilities.    The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to our stockholders and others; reviewing our systems of internal control over financial reporting, disclosure controls and procedures and the company's financial reporting process that management and the Board have established; and endeavoring to maintain free and open lines of communication among the Audit Committee, the company's independent registered public accounting firm and management. The Audit Committee is also responsible for the review of all critical accounting policies and practices to be used by the company; the review and approval or disapproval of all proposed transactions or courses of dealings that are required to be disclosed by Item 404 of Regulation S-K that are not otherwise approved by a comparable committee or the entire Board; and establishing procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters. The Audit Committee also has the authority to secure independent expert advice to the extent the Audit Committee determines it to be appropriate, including retaining independent counsel, accountants, consultants, or others, to assist the Audit Committee in fulfilling its duties and responsibilities.

        It is not the duty of the Audit Committee to plan or conduct audits or to prepare the company's consolidated financial statements. Management is responsible for preparing the company's consolidated financial statements, and has the primary responsibility for assuring their accuracy and completeness, and the independent registered public accounting firm is responsible for auditing those consolidated financial statements and expressing its opinion as to their presenting fairly in accordance with accounting principles generally accepted in the United States of America ("GAAP") the company's financial condition, results of operations and cash flows. However, the Audit Committee does consult with management and the company's independent registered public accounting firm prior to the presentation of consolidated financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of the company's financial affairs. In addition, the Audit Committee is responsible for the oversight of the independent registered public accounting firm; considering and approving the appointment of and approving all engagements of, and fee arrangements with, the company's independent registered public accounting firm; and the evaluation of the independence of the company's independent registered public accounting firm.

        In the absence of their possession of information that would give them a reason to believe that such reliance is unwarranted, the members of the Audit Committee rely without independent verification on the information provided to them by, and on the representations made by, the company's management and the company's independent registered public accounting firm. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control over financial reporting and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee's authority and oversight responsibilities do not independently assure that the audits of the company's consolidated financial statements are conducted in accordance with auditing standards generally accepted in the United States of America, or that our consolidated financial statements are presented in accordance with GAAP.

        Review with Management and Independent Registered Public Accounting Firm.    The Audit Committee has reviewed and discussed the company's audited consolidated financial statements (including the quality of the company's accounting principles) with the company's management and the company's independent registered public accounting firm, PricewaterhouseCoopers LLP. In addition, the Audit Committee has consulted with management and PricewaterhouseCoopers LLP prior to the presentation of our consolidated financial statements to stockholders. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, including, among other items, matters related to the conduct by the independent registered public accounting firm of the audit of the company's consolidated financial statements. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from the company, including whether its provision of non-audit services has compromised such independence.

        Conclusion and Reappointment of Independent Registered Public Accounting Firm.    Based on the reviews and discussions referred to above in this report, the Audit Committee recommended to the company's Board of Directors that the audited consolidated financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC, and in February 2013 appointed PricewaterhouseCoopers LLP as the company's independent registered public accounting firm for the fiscal year ending December 31, 2013.

        Submitted by the Audit Committee of the Board of Directors:

Howard G. Phanstiel James T. Armstrong Kenneth L. Coleman Carol A. Scott

        Notwithstanding anything to the contrary in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this proxy statement or future filings made by us under those statutes, the compensation committee report, the audit committee report, and reference to the independence of the audit committee members are not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Executive officers, directors and greater-than-10% beneficial owners are required to furnish us with copies of all of the forms that they file.

        Based solely on our review of these reports or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2012, our officers, directors,

greater-than-10% beneficial owners, and other persons subject to Section 16(a) of the Exchange Act filed on a timely basis all reports required of them under Section 16(a) so that there were no late filings of any Form 3 or Form 5 reports or late Form 4 filings with respect to transactions relating to our common stock.

Annual Report; Available Information

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 4, 2013, is available over the Internet as set forth in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials, including our Annual Report on Form 10-K, via email until you elect otherwise. If you have previously elected to receive paper copies of our proxy materials, you will continue to receive these materials, including our Annual Report on Form 10-K, in paper format until you elect otherwise. The Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy solicitation material.

        Stockholders may request a paper or email copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, free of charge, by following the instructions in the Notice. All reports and documents we file with the SEC are also available, free of charge, on our corporate website (www.unitedonline.com) under "Investor Relations."

BY ORDER OF THE BOARD OF DIRECTORS OF UNITED ONLINE, INC.
Charles B. Ammann Executive Vice President, General Counsel and Secretary

Woodland Hills, California
April 30, 2013

 EXHIBIT A

UNITED ONLINE, INC.
2010 INCENTIVE COMPENSATION PLAN

AS AMENDED AND RESTATED AS OF                    , 2013

ARTICLE ONE

GENERAL PROVISIONS

        I.    PURPOSE OF THE PLAN

        The Plan is intended to promote the interests of United Online, Inc., a Delaware corporation, by providing eligible persons in the Corporation's service with the opportunity to participate in one or more cash or equity incentive compensation programs designed to encourage them to continue their service relationship with the Corporation.

        Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

        II.    STRUCTURE OF THE PLAN

        A.    The Plan shall be divided into a series of separate incentive compensation programs:

          — the Discretionary Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock or stock appreciation rights tied to the value of such Common Stock,

          — the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock pursuant to restricted stock awards, restricted stock units, performance shares or other stock-based awards which vest upon the completion of a designated service period or the attainment of pre-established performance milestones, or such shares of Common Stock may be issued through direct purchase or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

          — the Incentive Bonus Program under which eligible persons may, at the discretion of the Plan Administrator, be provided with incentive bonus opportunities through performance unit awards and special cash incentive programs tied to the attainment of pre-established performance milestones or the appreciation in the Fair Market Value of the Common Stock.

        B.    The provisions of Articles One and Five shall apply to all incentive compensation programs under the Plan and shall govern the interests of all persons under the Plan.

        III.    ADMINISTRATION OF THE PLAN

        A.    The Compensation Committee (whether acting directly or through a subcommittee of two or more members thereof) shall have sole and exclusive authority to administer the Discretionary Grant, Stock Issuance and Incentive Bonus Programs with respect to Section 16 Insiders. Administration of the Discretionary Grant, Stock Issuance and Incentive Bonus Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Compensation Committee or a Secondary Board Committee, or the Board may retain the power to administer those programs with respect to all such persons. All Awards to non-employee Board members shall be made by the Board on the basis of the recommendations of the Compensation Committee or by the Compensation Committee (or subcommittee thereof) which shall at the time of any such Award be comprised solely of two or more independent Board members, as determined in accordance with the independence standards established by the Stock Exchange on which the Common Stock is at the time primarily traded.

1

        B.    Members of the Compensation Committee or any Secondary Board Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Board Committee and reassume all powers and authority previously delegated to such committee.

        C.    Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Grant, Stock Issuance and Incentive Bonus Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Grant, Stock Issuance and Incentive Bonus Programs under its jurisdiction or any Award thereunder.

        D.    Service as a Plan Administrator by the members of the Compensation Committee or the Secondary Board Committee shall constitute service as Board members, and the members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Compensation Committee or the Secondary Board Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Award thereunder.

        IV.    ELIGIBILITY

        A.    The persons eligible to participate in the Plan are as follows:

            (i)  Employees,

           (ii)  non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

          (iii)  consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

        B.    The Plan Administrator shall have full authority to determine, (i) with respect to Awards made under the Discretionary Grant Program, which eligible persons are to receive such Awards, the time or times when those Awards are to be made, the number of shares to be covered by each such Award, the time or times when the Award is to become exercisable, the vesting schedule (if any) applicable to the Award, the maximum term for which such Award is to remain outstanding and the status of a granted option as either an Incentive Option or a Non-Statutory Option; (ii) with respect to Awards under the Stock Issuance Program, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the number of shares subject to each such Award, the vesting and issuance schedules applicable to the shares which are the subject of such Award, the cash consideration (if any) payable for those shares and the form (cash or shares of Common Stock) in which the Award is to be settled; and (iii) with respect to Awards under the Incentive Bonus Program, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the performance objectives for each such Award, the amounts payable at designated levels of attained performance, any applicable service vesting requirements, the payout schedule for each such Award and the form (cash or shares of Common Stock) in which the Award is to be settled.

        C.    The Plan Administrator shall have the absolute discretion to grant options or stock appreciation rights in accordance with the Discretionary Grant Program, to effect stock issuances and other stock-based awards in accordance with the Stock Issuance Program and to grant incentive bonus awards in accordance with the Incentive Bonus Program.

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        V.    STOCK SUBJECT TO THE PLAN; NUMBER OF SHARES; SHARE COUNTING

        A.    Authorized Number of Shares.    Subject to adjustment under Section V.I. of this Article One, Awards may be made under the Plan on or after the Plan Restatement Date for up to 29,250,000 shares of Common Stock, less one share for every one share that was subject to an Option or SAR granted on or after January 1, 2013 and three shares for every one share that was subject to an Award other than an Option or SAR granted on or after January 1, 2013. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        B.    Fungible Share Pool.    On or after January 1, 2013, and subject to adjustment under Section V.I. of this Article One, any shares of Common Stock that are subject to options or stock appreciation rights shall be counted against the limit set forth in Section V.A. of this Article One as one share of Common Stock for every one share of Common Stock granted, and any shares of Common Stock that are subject to Awards other than options or stock appreciation rights shall be counted against this limit as three shares of Common Stock for every one share of Common Stock granted.

        C.    Predecessor Plans.    The Plan serves as the successor to the various Predecessor Plans, and no further stock option grants, restricted stock unit awards or other stock-based awards were made under any of the Predecessor Plans on or after May 27, 2010. However, all option grants and restricted stock unit awards outstanding under the Predecessor Plans on such date continue in full force and effect in accordance with their terms, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of those awards with respect to their acquisition of shares of Common Stock thereunder.

        D.    Share Counting.    On or after January 1, 2013, if (i) any shares of Common Stock subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) any shares of Common Stock subject to an award under any Predecessor Plan are forfeited, an award under any Predecessor Plan expires or is settled for cash (in whole or in part), then in each such case the shares of Common Stock subject to such Award or award under any Predecessor Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under this Plan, in accordance with Section V.F. of this Article One. On or after January 1, 2013, in the event that withholding tax liabilities arising from an Award other than an option or stock appreciation right, or an award other than an option or stock appreciation right under any Predecessor Plan, are satisfied by the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock by the Corporation, the shares of Common Stock so tendered or withheld shall again be available for Awards under this Plan in accordance with Section V.F. of this Article One. Notwithstanding anything to the contrary contained herein, on or after January 1, 2013, the following shares of Common Stock shall not be added to the shares of Common Stock authorized for grant under the Plan: (i) shares of Common Stock tendered by the Participant or withheld by the Corporation in payment of the purchase price of an option under the Plan or any Predecessor Plan; (ii) shares of Common Stock tendered by the Participant or withheld by the Corporation to satisfy any tax withholding obligation with respect to options or stock appreciation rights under the Plan or any Predecessor Plan; (iii) shares of Common Stock subject to a stock appreciation right under the Plan or any Predecessor Plan that are not issued in connection with its stock settlement on exercise thereof; and (iv) shares of Common Stock reacquired by the Corporation on the open market or otherwise using cash proceeds from the exercise of options under the Plan or any Predecessor Plan.

        E.    Ratios.    On or after January 1, 2013, any shares that again become available for grant pursuant to this Section V shall be added back as (i) one share of Common Stock for every one share of Common Stock subject to options or stock appreciation rights granted under the Plan or any Predecessor Plan, and (ii) as three shares of Common Stock for every one share of Common Stock subject to Awards other than options or stock appreciation rights granted under the Plan or any Predecessor Plan.

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        F.    Incentive Stock Option Limit.    The maximum number of shares of Common Stock which may be issued pursuant to Incentive Options granted under the Plan shall not exceed 29,250,000 shares in the aggregate, subject to adjustment from time to time under Section V.I of this Article One.

        G.    Per Person Limits.    Each person participating in the Plan shall be subject to the following limitations:

          — for Awards denominated in terms of shares of Common Stock (whether payable in Common Stock, cash or a combination of both), the maximum number of shares of Common Stock for which such Awards may be made to such person in any calendar year shall not exceed in the aggregate Five Million (5,000,000) shares of Common Stock under the Discretionary Grant Program and an additional Three Million (3,000,000) shares of Common Stock in the aggregate under the Stock Issuance and Incentive Bonus Programs, provided, however, that with respect to any individual who is a non-employee member of the Board or the board of directors of any Parent or Subsidiary, the maximum number of shares of Common Stock for which such Awards may be made to such individual in any calendar year shall not exceed Five Hundred Thousand (500,000) shares of Common Stock; and

          — for Awards denominated in cash (whether payable in cash, Common Stock or a combination of both) and subject to one or more performance-vesting conditions, the maximum dollar amount for which such Awards may be made in the aggregate to such person shall not exceed Seven Million Five Hundred Thousand dollars ($7,500,000) for each calendar year within the applicable performance measurement period, with any such performance period not to exceed five (5) years and with pro-ration based on the foregoing dollar amount in the event of any fractional calendar year included within such performance period.

        H.    Adjustments.    In the event of any merger, reorganization, consolidation, stock split, reverse stock split, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), recapitalization, combination of shares, exchange of shares, spin-off transaction, or other change affecting the Common Stock or the value thereof (including, without limitation, a Change in Control transaction), then equitable adjustments shall be made by the Plan Administrator to the Plan and to Awards in such manner as the Plan Administrator deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities that may be issued under the Plan pursuant to Incentive Options, (iii) the maximum number and/or class of securities for which any one person may be granted Common Stock-denominated Awards under the Discretionary Grant Program or under the Stock Issuance and Incentive Bonus Programs per calendar year, (iv) the number and/or class of securities and the exercise or base price per share in effect under each outstanding Award under the Discretionary Grant Program (including, if the Plan Administrator deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company), (v) the number and/or class of securities subject to each outstanding Award under the Stock Issuance Program and the cash consideration (if any) payable per share, (vi) the number and/or class of securities subject to each outstanding Award under the Incentive Bonus Program denominated in shares of Common Stock and (vii) the number and/or class of securities subject to the Corporation's outstanding repurchase rights under the Plan and the repurchase price payable per share. Any such adjustments shall be final, binding and conclusive.

        I.    No Effect on Certain Rights of Corporation.    Outstanding Awards granted pursuant to the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

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 ARTICLE TWO

DISCRETIONARY GRANT PROGRAM

        I.    OPTION TERMS

        Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

        A.    Exercise Price.

        1.     The exercise price per share shall be fixed by the Plan Administrator; provided, however, that such exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

        2.     The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of the documents evidencing the option, be payable in one or more of the forms specified below:

            (i)  cash or check made payable to the Corporation,

           (ii)  shares of Common Stock (whether delivered in the form of actual stock certificates or through attestation of ownership) held for the requisite period (if any) necessary to avoid any resulting charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date,

          (iii)  shares of Common Stock otherwise issuable under the option but withheld by the Corporation in satisfaction of the exercise price, with such withheld shares to be valued at Fair Market Value on the exercise date, and

          (iv)  to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide instructions to (a) a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with the Corporation's pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.

        Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

        B.    Exercise and Term of Options.

        1.     Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

        2.     The Plan Administrator shall also have the discretionary authority to structure one or more Awards under the Discretionary Grant Program so that those Awards shall vest and become exercisable only after the achievement of pre-established corporate performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the Award.

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        C.    Effect of Termination of Service.

        1.     The following provisions shall govern the exercise of any options granted pursuant to the Discretionary Grant Program that are outstanding at the time of the Optionee's cessation of Service or death:

            (i)  Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

           (ii)  Any option held by the Optionee at the time of the Optionee's death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the Optionee's designated beneficiary or beneficiaries of that option.

          (iii)  Should the Optionee's Service be terminated for Cause or should the Optionee otherwise engage in conduct constituting grounds for a termination for Cause while holding one or more outstanding options granted under this Article Two, then all of those options shall terminate immediately and cease to be outstanding.

          (iv)  During the applicable post-Service exercise period, the option may not be exercised for more than the number of vested shares for which the option is at the time exercisable; provided, however, that one or more options under the Discretionary Grant Program may be structured so that those options will continue to vest in whole or part during the applicable post-Service exercise period. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.

        2.     The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

            (i)  extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term,

           (ii)  include an automatic extension provision whereby the specified post-Service exercise period in effect for any option granted under the Discretionary Grant Program shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-Service exercise period during which the exercise of that option or the immediate sale of the shares acquired under such option could not be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of such option beyond the expiration date of the term of that option, and/or

          (iii)  permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

        D.    Stockholder Rights.    The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

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        E.    Repurchase Rights.    The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while such shares are unvested, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of repurchase. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

        F.    Transferability of Options.    The transferability of options granted under the Plan shall be governed by the following provisions:

            (i)  Incentive Options.    During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee's death.

           (ii)  Non-Statutory Options.    Non-Statutory Options shall be subject to the same limitation on transfer as Incentive Options, except that the Plan Administrator may structure one or more Non-Statutory Options so that the option may be transferred gratuitously in whole or in part during the Optionee's lifetime to one or more Family Members of the Optionee or to a trust established exclusively for the Optionee and/or such Family Members or may be transferred to one or more Family Member pursuant to a domestic relations order. The transferred portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the transfer. The terms applicable to the transferred portion shall be the same as those in effect for the option immediately prior to such transfer and shall be set forth in such documents issued to the transferee as the Plan Administrator may deem appropriate.

          (iii)  Beneficiary Designations.    Notwithstanding the foregoing, the Optionee may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under the Discretionary Grant Program (whether Incentive Options or Non-Statutory Options), and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

        II.    INCENTIVE OPTIONS

        The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

        A.    Eligibility.    Incentive Options may only be granted to Employees.

        B.    Dollar Limitation.    The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).

        To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitations on the exercisability of those options as Incentive Options, such options shall be deemed to become first exercisable in that

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calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

        C.    10% Stockholder.    If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

        III.    STOCK APPRECIATION RIGHTS

        A.    Authority.    The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights in accordance with this Section III to selected Optionees or other individuals eligible to receive option grants under the Discretionary Grant Program.

        B.    Types.    Two types of stock appreciation rights shall be authorized for issuance under this Section III: (i) tandem stock appreciation rights ("Tandem Rights") and (ii) stand-alone stock appreciation rights ("Stand-alone Rights").

        C.    Tandem Rights.    The following terms and conditions shall govern the grant and exercise of Tandem Rights.

        1.     One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

        2.     Any distribution to which the Optionee becomes entitled upon the exercise of a Tandem Right may be made in (i) shares of Common Stock valued at Fair Market Value on the option surrender date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award agreement.

        D.    Stand-Alone Rights.    The following terms and conditions shall govern the grant and exercise of Stand-alone Rights:

        1.     One or more individuals eligible to participate in the Discretionary Grant Program may be granted a Stand-alone Right not tied to any underlying option. The Stand-alone Right shall relate to a specified number of shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. In no event, however, may the Stand-alone Right have a maximum term in excess of ten (10) years measured from the grant date. The provisions and limitations of Paragraphs C.1 and C.2 of Section I of this Article Two shall also be applicable to any Stand-Alone Right awarded under the Plan.

        2.     Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.

        3.     The number of shares of Common Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date.

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        4.     Stand-alone Rights shall be subject to the same transferability restrictions applicable to Non-Statutory Options and may not be transferred during the holder's lifetime, except for a gratuitous transfer to one or more Family Members of the holder or to a trust established for the holder and/or one or more such Family Members or a transfer to one or more such Family Members pursuant to a domestic relations order covering the Stand-alone Right as marital property. In addition, one or more beneficiaries may be designated for an outstanding Stand-alone Right in accordance with substantially the same terms and provisions as set forth in Section I.F of this Article Two.

        5.     The distribution with respect to an exercised Stand-alone Right may be made in (i) shares of Common Stock valued at Fair Market Value on the exercise date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award agreement.

        6.     The holder of a Stand-alone Right shall have no stockholder rights with respect to the shares subject to the Stand-alone Right unless and until such person shall have exercised the Stand-alone Right and become a holder of record of the shares of Common Stock issued upon the exercise of such Stand-alone Right.

        E.    Post-Service Exercise.    The provisions governing the exercise of Tandem and Stand-alone Rights following the cessation of the recipient's Service shall be substantially the same as those set forth in Section I.C.1 of this Article Two for the options granted under the Discretionary Grant Program, and the Plan Administrator's discretionary authority under Section I.C.2 of this Article Two shall also extend to any outstanding Tandem or Stand-alone Appreciation Rights.

        IV.    CHANGE IN CONTROL

        A.    In the event of an actual Change in Control transaction, each outstanding Award under the Discretionary Grant Program may be (i) assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares as to which the Award is not otherwise at that time exercisable and provides for the subsequent vesting and concurrent payment of that spread in accordance with the same exercise/vesting schedule in effect for that Award, but only if such replacement cash program would not result in the treatment of the Award as an item of deferred compensation subject to Code Section 409A. However, to the extent the Award is not to be so assumed, continued or replaced, that Award shall, immediately prior to the effective date of the Change in Control transaction, become exercisable as to all the shares of Common Stock at the time subject to that Award and may be exercised as to any or all of those shares as fully vested shares of Common Stock, except to the extent the acceleration of such Award is subject to other limitations imposed by the Plan Administrator or the underlying Award Agreement provides otherwise. Notwithstanding the foregoing, any Award outstanding under the Discretionary Grant Program on the date of such Change in Control shall be subject to cancellation and termination, without cash payment or other consideration due the Award holder, if the Fair Market Value per share of Common Stock on such date of the Change in Control (or any earlier date specified in the definitive agreement for the Change in Control transaction) is less than the per share exercise or base price in effect for such Award.

        B.    All repurchase rights outstanding under the Discretionary Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, immediately prior to the effective date of an actual Change in Control transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator or the underlying Award Agreement provides otherwise.

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        C.    Immediately following the consummation of the Change in Control, all outstanding Awards under the Discretionary Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

        D.    Each Award under the Discretionary Grant Program that is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities into which the shares of Common Stock subject to that Award would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. Appropriate adjustments to reflect such Change in Control shall also be made to the exercise or base price per share in effect under each outstanding Award, provided the aggregate exercise or base price in effect for such securities shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards under the Discretionary Grant Program and with the consent of the Plan Administrator obtained prior to the Change in Control, substitute, for the securities underlying those assumed rights, one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction, provided such common stock is readily traded on an established U.S. securities exchange or market.

        E.    The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards under the Discretionary Grant Program so that those Awards shall, immediately prior to the effective date of an actual Change in Control transaction, become exercisable as to all the shares of Common Stock at the time subject to those Awards and may be exercised as to any or all of those shares as fully vested shares of Common Stock, whether or not those Awards are to be assumed in the Change in Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Grant Program so that those rights shall terminate immediately prior to the effective date of an actual Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.

        F.     The Plan Administrator shall have full power and authority to structure one or more outstanding Awards under the Discretionary Grant Program so that those Awards shall become exercisable as to all the shares of Common Stock at the time subject to those Awards in the event the Optionee's Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed twenty-four (24) months) following the effective date of any Change in Control transaction in which those Awards do not otherwise fully accelerate. In addition, the Plan Administrator may structure one or more of the Corporation's repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

        G.    The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-statutory Option under the Federal tax laws.

        V.    PROHIBITION ON REPRICING PROGRAMS

        The Plan Administrator shall not (i) implement any cancellation/regrant program pursuant to which outstanding options or stock appreciation rights under the Plan are cancelled and new options or

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stock appreciation rights are granted in replacement with a lower exercise price per share, (ii) cancel outstanding options or stock appreciation rights under the Plan with exercise or base prices per share in excess of the then current Fair Market Value per share of Common Stock for consideration payable in cash, equity securities of the Corporation or in the form of any other Award under the Plan, except in connection with a Change in Control transaction, or (iii) otherwise directly reduce the exercise price in effect for outstanding options or stock appreciation rights under the Plan, without in each such instance obtaining stockholder approval.

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 ARTICLE THREE

STOCK ISSUANCE PROGRAM

        I.    STOCK ISSUANCE TERMS

        Shares of Common Stock may be issued under the Stock Issuance Program, either as vested or unvested shares, through direct and immediate issuances. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to performance shares or restricted stock units which entitle the recipients to receive the shares underlying those Awards upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those Awards. Unvested shares of Common Stock, performance shares and restricted stock units shall be subject to the same transferability restrictions and beneficiary designation rules applicable to Stand-alone Rights, as set forth in Section III.D.4. of Article Two.

        A.    Issue Price.

        1.     Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

            (i)  cash or check made payable to the Corporation;

           (ii)  past services rendered to the Corporation (or any Parent or Subsidiary); or

          (iii)  any other valid consideration under the State in which the Corporation is at the time incorporated.

        However, if the consideration for the shares is to be paid in the form of a cash purchase price, then the cash consideration payable per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

        B.    Vesting Provisions.

        1.     Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance as a bonus for Service rendered or may vest in one or more installments over the Participant's period of Service or upon the attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to performance shares or restricted stock units which entitle the recipients to receive the shares underlying those Awards upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those Awards, including (without limitation) a deferred distribution date following the termination of the Participant's Service.

        2.     The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Awards under the Stock Issuance Program so that the shares of Common Stock subject to those Awards shall vest (or vest and become issuable) upon the achievement of pre-established corporate performance objectives based on one or more Performance Goals and measured over the performance period (not to exceed five (5) years) specified by the Plan Administrator at the time of the Award.

        3.     Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the

12

Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate. Equitable adjustments to reflect each such transaction shall also be made by the Plan Administrator to the repurchase price payable per share by the Corporation for any unvested securities subject to its existing repurchase rights under the Plan; provided the aggregate repurchase price shall in each instance remain the same.

        4.     The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any dividends paid on such shares, subject to any applicable vesting requirements. The Participant shall not have any stockholder rights with respect to the shares of Common Stock subject to a performance share or restricted stock unit Award until that Award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding Awards of performance shares or restricted stock units, subject to such terms and conditions as the Plan Administrator may deem appropriate. In no event, however, shall any dividends or dividend-equivalent units relating to Awards subject to performance-vesting conditions vest or otherwise become payable prior to the time the underlying Award (or portion thereof to which such dividend or dividend-equivalents units relate) vests and shall accordingly be subject to cancellation and forfeiture to the same extent as the underlying Award in the event those performance conditions are not attained.

        5.     Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation.

        6.     The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Any such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to Awards which were intended at the time of grant to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant's cessation of Service by reason of death or Permanent Disability or as otherwise provided in Section II of this Article Three.

        7.     Outstanding Awards of performance shares or restricted stock units under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those Awards, if the performance goals or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding Awards of performance shares or restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied. Any such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to

13

Awards which were intended at the time of grant to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant's cessation of Service by reason of death or Permanent Disability or as otherwise provided in Section II of this Article Three.

        8.     The following additional requirements shall be in effect for any performance shares awarded under this Article Three:

            (i)  At the end of the performance period, the Plan Administrator shall determine the actual level of attainment for each performance objective and the extent to which the performance shares awarded for that period are to vest and become payable based on the attained performance levels.

           (ii)  The performance shares which so vest shall be paid as soon as practicable following the end of the performance period, unless such payment is to be deferred for the period specified by the Plan Administrator at the time the performance shares are awarded or the period selected by the Participant in accordance with the applicable requirements of Code Section 409A.

          (iii)  Performance shares may be paid in (i) cash, (ii) shares of Common Stock or (iii) any combination of cash and shares of Common Stock, as set forth in the applicable Award Agreement.

          (iv)  Performance shares may also be structured so that the shares are convertible into shares of Common Stock, but the rate at which each performance share is to so convert shall be based on the attained level of performance for each applicable performance objective.

        II.    CHANGE IN CONTROL

        A.    Each Award outstanding under the Stock Issuance Program on the effective date of an actual Change in Control transaction may be (i) assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) replaced with a cash incentive program of the successor corporation which preserves the Fair Market Value of the underlying shares of Common Stock at the time of the Change in Control and provides for the subsequent vesting and payment of that value in accordance with the same vesting schedule in effect for those shares at the time of such Change in Control. If any such Award is subject to a performance-vesting condition tied to the attainment of one or more specified performance goals, then upon the assumption, continuation or replacement of that Award, the performance vesting condition shall automatically be cancelled, and such Award shall thereupon be converted into a Service-vesting Award that will vest upon the completion of a Service period co-terminous with the portion of the performance period (and any subsequent Service vesting component that was originally part of that Award) remaining at the time of the Change in Control. However, to the extent any Award outstanding under the Stock Issuance Program on the effective date of such Change in Control Transaction is not to be so assumed, continued or replaced, that Award shall vest in full immediately prior to the effective date of the actual Change in Control transaction and the shares of Common Stock underlying the portion of the Award that vests on such accelerated basis shall be issued in accordance with the applicable Award Agreement, unless such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

        B.    Each outstanding Award under the Stock Issuance Program which is assumed in connection with a Change in Control or otherwise continued in effect shall be adjusted immediately after the consummation of that Change in Control so as to apply to the number and class of securities into which the shares of Common Stock subject to that Award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time, and appropriate adjustments shall also be made to the cash consideration (if any) payable per share thereunder, provided the aggregate amount of such cash consideration shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock

14

receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards and with the consent of the Plan Administrator obtained prior to the Change in Control, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction, provided such common stock is readily traded on an established U.S. securities exchange or market.

        C.    The Plan Administrator shall have the discretionary authority to structure one or more unvested Awards under the Stock Issuance Program so that the shares of Common Stock subject to those Awards shall automatically vest (or vest and become issuable) in whole or in part immediately prior to the effective date of an actual Change in Control transaction or upon the subsequent termination of the Participant's Service by reason of an Involuntary Termination within a designated period (not to exceed twenty-four (24) months) following the effective date of that Change in Control transaction. The Plan Administrator's authority under this Section II.C shall also extend to any Awards intended to qualify as performance-based compensation under Code Section 162(m), even though the actual vesting of those Awards pursuant to this Section II.C may result in their loss of performance-based status under Code Section 162(m).

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 ARTICLE FOUR

INCENTIVE BONUS PROGRAM

        I.    INCENTIVE BONUS TERMS

        The Plan Administrator shall have full power and authority to implement one or more of the following incentive bonus programs under the Plan:

            (i)  cash bonus awards ("Cash Awards"),

           (ii)  performance unit awards ("Performance Unit Awards"), and

          (iii)  dividend equivalent rights ("DER Awards").

        Cash Awards, Performance Unit Awards and stand-alone DER Awards shall be subject to the same transferability restrictions and beneficiary designation rules applicable to Stand-alone Rights, as set forth in Section III.D.4. of Article Two.

        A.    Cash Awards.    The Plan Administrator shall have the discretionary authority under the Plan to make Cash Awards which are to vest in one or more installments over the Participant's continued Service with the Corporation or upon the attainment of specified performance goals. Each such Cash Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.

        1.     The elements of the vesting schedule applicable to each Cash Award shall be determined by the Plan Administrator and incorporated into the Incentive Bonus Award Agreement.

        2.     The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Cash Awards so that those Awards shall vest upon the achievement of pre-established corporate performance objectives based upon one or more Performance Goals measured over the performance period (not to exceed five (5) years) specified by the Plan Administrator at the time of the Award.

        3.     Outstanding Cash Awards shall automatically terminate, and no cash payment or other consideration shall be due the holders of those Awards, if the performance goals or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator may in its discretion waive the cancellation and termination of one or more unvested Cash Awards which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those Awards. Any such waiver shall result in the immediate vesting of the Participant's interest in the Cash Award as to which the waiver applies. However, no vesting requirements tied to the attainment of Performance Goals may be waived with respect to Awards which were intended, at the time those Awards were made, to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant's cessation of Service by reason of death or Permanent Disability or as otherwise provided in Section II of this Article Four.

        4.     Cash Awards which become due and payable following the attainment of the applicable performance goals or satisfaction of the applicable Service requirement (or the waiver of such goals or Service requirement) may be paid in (i) cash, (ii) shares of Common Stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock, as set forth in the applicable Award Agreement.

        B.    Performance Unit Awards.    The Plan Administrator shall have the discretionary authority to make Performance Unit Awards in accordance with the terms of the Incentive Bonus Program. Each such Performance Unit Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.

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        1.     A Performance Unit shall represent either (i) a unit with a dollar value tied to the level at which pre-established corporate performance objectives based on one or more Performance Goals are attained or (ii) a participating interest in a special bonus pool tied to the attainment of pre-established corporate performance objectives based on one or more Performance Goals. The amount of the bonus pool may vary with the level at which the applicable performance objectives are attained, and the value of each Performance Unit which becomes due and payable upon the attained level of performance shall be determined by dividing the amount of the resulting bonus pool (if any) by the total number of Performance Units issued and outstanding at the completion of the applicable performance period.

        2.     Performance Units may also be structured to include a Service requirement which the Participant must satisfy following the completion of the performance period in order to vest in the Performance Units awarded with respect to that performance period.

        3.     Performance Units which become due and payable following the attainment of the applicable performance objectives and the satisfaction of any applicable Service requirement may be paid in (i) cash, (ii) shares of Common Stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock, as set forth in the applicable Award Agreement.

        C.    DER Awards.    The Plan Administrator shall have the discretionary authority to make DER Awards in accordance with the terms of the Incentive Bonus Program. Each such DER Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.

        1.     The DER Awards may be made as stand-alone awards or in tandem with other Awards made under the Plan; provided, however, that DER Awards may not be granted in tandem with options or stock appreciation rights. The term of each such DER Award shall be established by the Plan Administrator at the time of grant, but no DER Award shall have a term in excess of ten (10) years.

        2.     Each DER shall represent the right to receive the economic equivalent of each dividend or distribution, whether paid in cash, securities or other property (other than shares of Common Stock), which is made per issued and outstanding share of Common Stock during the term the DER remains outstanding. A special account on the books of the Corporation shall be maintained for each Participant to whom a DER Award is made, and that account shall, for each DER subject to the Award, be credited with each dividend or distribution made per issued and outstanding share of Common Stock during the term that DER remains outstanding.

        3.     Payment of the amounts credited to such book account may be made to the Participant either concurrently with the actual dividend or distribution made per issued and outstanding share of Common Stock or upon the satisfaction of any applicable vesting schedule in effect for the DER Award, or such payment may be deferred beyond the vesting date for a period specified by the Plan Administrator at the time the DER Award is made or selected by the Participant in accordance with the requirements of Code Section 409A. In no event, however, shall any DER Award made with respect to an Award subject to performance-vesting conditions under the Stock Issuance or Incentive Bonus Program vest or become payable prior to the vesting of that Award (or the portion thereof to which the DER Award relates) and shall accordingly be subject to cancellation and forfeiture to the same extent as the underlying Award in the event those performance conditions are not attained.

        4.     Payment may be paid in (i) cash, (ii) shares of Common Stock or (iii) a combination of cash and shares of Common Stock, as set forth in the applicable Award Agreement. If payment is to be made in the form of Common Stock, the number of shares of Common Stock into which the cash dividend or distribution amounts are to be converted for purposes of the Participant's book account may be based on the Fair Market Value per share of Common Stock on the date of conversion, a prior date or an average of the Fair Market Value per share of Common Stock over a designated period, as set forth in the applicable Award Agreement.

17

        5.     The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more DER Awards so that those Awards shall vest only after the achievement of pre-established corporate performance objectives based upon one or more Performance Goals measured over the performance period (not to exceed five (5) years) specified by the Plan Administrator at the time the Award is made.

        II.    CHANGE IN CONTROL

        A.    The Plan Administrator shall have the discretionary authority to structure one or more Awards under the Incentive Bonus Program so that those Awards shall automatically vest in whole or in part immediately prior to the effective date of an actual Change in Control transaction or upon the subsequent termination of the Participant's Service by reason of an Involuntary Termination within a designated period (not to exceed twenty-four (24) months) following the effective date of such Change in Control. To the extent any such Award is, at the time of such Change in Control, subject to a performance-vesting condition tied to the attainment of one or more specified performance goals, then that performance vesting condition shall automatically be cancelled on the effective date of such Change in Control, and such Award shall thereupon be converted into a Service-vesting Award that will vest upon the completion of a Service period co-terminous with the portion of the performance period (and any subsequent Service vesting component that was originally part of that Award) remaining at the time of the Change in Control.

        B.    The Plan Administrator's authority under Paragraph A of this Section II shall also extend to any Award under the Incentive Bonus Program intended to qualify as performance-based compensation under Code Section 162(m), even though the actual vesting of that Award may result in the loss of performance-based status under Code Section 162(m).

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 ARTICLE FIVE

MISCELLANEOUS

        I.    DEFERRED COMPENSATION

        A.    The Plan Administrator may, in its sole discretion, structure one or more Awards under the Stock Issuance or Incentive Bonus Programs so that the Participants may be provided with an election to defer the compensation associated with those Awards for federal income tax purposes. Any such deferral opportunity shall comply with all applicable requirements of Code Section 409A.

        B.    The Plan Administrator may implement a non-employee Board member retainer fee deferral program under the Plan so as to allow the non-employee Board members the opportunity to elect, prior to the start of each calendar year, to convert the Board and Board committee retainer fees to be earned for such year into restricted stock units under the Stock Issuance Program that will defer the issuance of the shares of Common Stock that vest under those restricted stock units until a permissible date or event under Code Section 409A. If such program is implemented, the Plan Administrator shall have the authority to establish such rules and procedures as it deems appropriate for the filing of such deferral elections and the designation of the permissible distribution events under Code Section 409A.

        C.    To the extent the Corporation maintains one or more separate non-qualified deferred compensation arrangements which allow the participants the opportunity to make notional investments of their deferred account balances in shares of Common Stock, the Plan Administrator may authorize the share reserve under the Plan to serve as the source of any shares of Common Stock that become payable under those deferred compensation arrangements. In such event, the share reserve under the Plan shall be reduced on a share-for-share basis for each share of Common Stock issued under the Plan in settlement of the deferred compensation owed under those separate arrangements.

        II.    TAX WITHHOLDING

        A.    The Corporation's obligation to deliver shares of Common Stock upon the exercise, issuance or vesting of an Award under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

        B.    The Plan Administrator may, in its discretion, structure one or more Awards so that shares of Common Stock may be used as follows to satisfy all or part of the Withholding Taxes to which such holders of those Awards may become subject in connection with the issuance, exercise, vesting or settlement of those Awards:

          1.    Stock Withholding:    The Corporation may be given the right to withhold, from the shares of Common Stock otherwise issuable upon the issuance, exercise, vesting or settlement of such Award, a portion of those shares with an aggregate Fair Market Value equal to the applicable Withholding Taxes. The shares of Common Stock so withheld shall reduce the number of shares of Common Stock authorized for issuance under the Plan. The number of shares of Common Stock which may be so withheld shall be limited to the number of shares which have a Fair Market Value on the date of withholding no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

          2.    Stock Delivery:    The holder of the Award may be given the right to deliver to the Corporation, at the time of the issuance, exercise, vesting or settlement of such Award, one or more shares of Common Stock previously acquired by such individual with an aggregate Fair Market Value at the time of delivery equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the individual. The shares of Common Stock so delivered shall neither reduce the number of shares of Common Stock authorized for issuance

19

  under the Plan nor be added to the number of shares of Common Stock authorized for issuance under the Plan.

        III.    SHARE ESCROW/LEGENDS

        Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

        IV.    EFFECTIVE DATE AND TERM OF THE PLAN

        A.    The Plan shall become effective on the Plan Restatement Date.

        B.    Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the Plan Restatement Date, on which date the Plan will expire except as to Awards then outstanding under the Plan; provided, however, in no event may an Incentive Option be granted more than ten years after the earlier of (i) the date of the adoption of the Plan by the Board or (ii) the Plan Restatement Date. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

        V.    AMENDMENT OF THE PLAN

        A.    The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects; provided, however, that stockholder approval shall be required for any amendment to the Plan which (i) materially increases the number of shares of Common Stock authorized for issuance under the Plan (other than pursuant to Section V.I of Article One), (ii) materially increases the benefits accruing to Optionees or Participants, (iii) materially expands the class of individuals eligible to participate in the Plan, (iv) expands the types of awards which may be made under the Plan or extends the term of the Plan or (v) would reduce or limit the scope of the prohibition on repricing programs set forth in Section V of Article Two or otherwise eliminate such prohibition, or (vi) effect any other change or modification to the Plan for which stockholder approval is required under applicable law or regulation or pursuant to the listing standards of the Stock Exchange on which the Common Stock is at the time primarily traded. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification.

        B.    The Compensation Committee shall have the discretionary authority to adopt and implement from time to time such addenda or subplans to the Plan as it may deem necessary in order to bring the Plan into compliance with applicable laws and regulations of any foreign jurisdictions in which Awards are to be made under the Plan and/or to obtain favorable tax treatment in those foreign jurisdictions for the individuals to whom the Awards are made.

        C.    Awards may be made under the Plan that involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those Awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased by stockholder approval of an amendment of the Plan authorizing such increase. If such stockholder approval is not obtained within twelve (12) months after the date the first excess Award is made, then all Awards granted on the basis of such excess shares shall terminate and cease to be outstanding.

        D.    The provisions of the Plan and the outstanding Awards under the Plan shall, in the event of any ambiguity, be construed, applied and interpreted in a manner so as to ensure that all Awards and Award Agreements provided to Optionees or Participants who are subject to U.S. income taxation

20

either qualify for an exemption from the requirements of Section 409A of the Code or comply with those requirements; provided, however, that the Corporation shall not make any representations that any Awards made under the Plan will in fact be exempt from the requirements of Section 409A of the Code or otherwise comply with those requirements, and each Optionee and Participant shall accordingly be solely responsible for any taxes, penalties or other amounts which may become payable with respect to his or her Awards by reason of Section 409A of the Code.

        VI.    USE OF PROCEEDS

        Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

        VII.    REGULATORY APPROVALS

        A.    The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares of Common Stock in connection with the issuance, exercise, vesting or settlement of any Award under the Plan shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the shares of Common Stock issuable pursuant to those Awards.

        B.    No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any Stock Exchange on which Common Stock is then listed for trading.

        VIII.    NO EMPLOYMENT/SERVICE RIGHTS

        Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

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 APPENDIX

        The following definitions shall be in effect under the Plan:

        A.    Award shall mean any of the following awards authorized for issuance or grant under the Plan: stock options, stock appreciation rights, direct stock issuances, restricted stock or restricted stock unit awards, performance shares, performance units, dividend-equivalent rights and cash incentive awards.

        B.    Award Agreement shall mean the written and/or electronic agreement(s) between the Corporation and the Optionee or Participant evidencing a particular Award made to that individual under the Plan, as such agreement(s) may be in effect from time to time.

        C.    Board shall mean the Corporation's Board of Directors.

        D.    Cause shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

          — Cause shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

          — In the absence of any other Cause definition in the Award Agreement for a particular Award (or in any other agreement incorporated by reference into the Award Agreement), an individual's termination of Service shall be deemed to be for Cause if such termination occurs by reason his or her commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner.

        E.    Change in Control shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

          — Change in Control shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

          — In the absence of any other Change in Control definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions, provided, however that with respect to any Award which is subject to Code Section 409A and for which the Change in Control would otherwise constitute a payment-triggering event for purposes of Code Section 409A, no event shall constitute a Change in Control unless it is also a Qualifying Change in Control:

              (i)  the closing of a merger, consolidation or other reorganization approved by the Corporation's stockholders in which a change in ownership or control of the Corporation is effected through the acquisition by any person or group of persons comprising a "group" within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction, directly or indirectly controls, is controlled by or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities (as measured in terms of the power to vote with respect to the election of Board members),

             (ii)  the closing of a sale, transfer or other disposition of all or substantially all of the Corporation's assets,

            (iii)  the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a "group" within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) acquires directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation's existing stockholders,

            (iv)  a merger, recapitalization, consolidation, or other transaction to which the Corporation is a party or the sale, transfer or other disposition of all or substantially all of the Corporation's assets if, in either case, the members of the Board immediately prior to consummation of the transaction do not, upon consummation of the transaction, constitute at least a majority of the board of directors of the surviving entity or the entity acquiring the Corporation's assets, as the case may be, or a parent thereof, or

             (v)  a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases for any reason to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination, but excluding for purposes of both clauses (A) and (B) any person appointed or elected to the Board in connection with an actual or threatened proxy contest for Board membership or any other actual or threatened solicitation of proxies for the election of Board members.

        F.     Code shall mean the Internal Revenue Code of 1986, as amended.

        G.    Common Stock shall mean the Corporation's common stock.

        H.    Compensation Committee shall mean the Compensation Committee of the Board comprised of two (2) or more non-employee Board members.

        I.     Corporation shall mean United Online, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of United Online, Inc. which has by appropriate action assumed the Plan.

        J.     Discretionary Grant Program shall mean the discretionary grant program in effect under Article Two of the Plan pursuant to which stock options and stock appreciation rights may be granted to one or more eligible individuals.

        K.    Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

        L.    Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

        M.   Fair Market Value per share of Common Stock on any relevant date shall be the closing price per share of Common Stock at the close of regular trading hours (i.e., before after-hours trading begins) on the date in question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

        N.    Family Member means, with respect to a particular Optionee or Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

        O.    Full Value Award means any of the following Awards made under the Stock Issuance or Incentive Bonus Programs that are settled in shares of Common Stock: restricted stock awards (unless issued for cash consideration equal to the Fair Market Value of the shares of Common Stock on the award date), restricted stock unit awards, performance shares, performance units, cash incentive awards and any other Awards under the Plan other than stock options and stock appreciation rights issued under the Discretionary Grant Program and dividend equivalent rights under the Incentive Bonus Program.

        P.     Good Reason shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

          — Good Reason shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

          — In the absence of any other Good Reason definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Good Reason shall mean an individual's voluntary resignation following

            (A)  a material reduction in the scope of the duties, responsibilities and authority of his or her position with the Corporation (or any Parent or Subsidiary), it being understood that a change in such individual's title shall not, in and of itself, be deemed a material reduction,

            (B)  a materially adverse change in his or her reporting requirements so that such individual is required to report to a person whose duties, responsibilities and authority are materially less than the person to whom he or she previously reported,

            (C)  a material reduction in such individual's base salary or the aggregate of his or her base salary and target bonus under any corporate-performance based bonus or incentive programs, with a reduction of fifteen percent (15%) or more to the his or her base salary or aggregate base salary and target bonus to be deemed a material, or

            (D)  a relocation of such individual's place of employment by more than fifty (50) miles;

provided and only if such change, reduction or relocation is effected by the Corporation (or any Parent or Subsidiary) without the individual's consent. An individual will not be deemed to have resigned for Good Reason unless (i) the individual provides written notice to the Corporation of the existence of the Good Reason event within ninety (90) days after its initial occurrence; (ii) the Corporation is provided with thirty (30) days after receipt of such notice in which to cure such Good Reason event; and (iii) the individual effectively terminates employment within one hundred eighty (180) days following the occurrence of the non-cured event.

        Q.    Incentive Bonus Program shall mean the incentive bonus program in effect under Article Four of the Plan.

        R.    Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

        S.     Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

              (i)  such individual's involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than for Cause, or

             (ii)  such individual's voluntary resignation for Good Reason.

        T.     1934 Act shall mean the Securities Exchange Act of 1934, as amended.

        U.    Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

        V.     Optionee shall mean any person to whom an option is granted under the Discretionary Grant Program.

        W.    Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        X.    Participant shall mean any person who is issued (i) shares of Common Stock, restricted stock units, performance shares, performance units or other stock-based awards under the Stock Issuance Program or (ii) an incentive bonus award under the Incentive Bonus Program.

        Y.    Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

        Z.    Performance Goals shall mean any of the following performance criteria upon which the vesting of one or more Awards under the Plan may be based: (i) earnings or operating income before interest, taxes, depreciation, amortization and/or charges for stock-based compensation; (ii) earnings per share; (iii) growth in earnings or earnings per share; (iv) market price of the Common Stock; (v) return on equity or average stockholder equity; (vi) total stockholder return or growth in total stockholder return, either directly or in relation to a comparative group; (vii) return on capital; (viii) return on assets or net assets; (ix) invested capital, rate of return on capital or return on invested capital; (x) revenue, growth in revenue or return on sales; (xi) income or net income; (xii) operating income or net operating income; (xiii) operating profit or net operating profit; (xiv) operating margin; (xvi) return on operating revenue or return on operating profit; (xvi) cash flow or cash flow per share (before or after dividends); (xvii) market share; (xviii) collections and recoveries; (xix) debt reduction; (xx) litigation and regulatory resolution goals; (xxi) expense control goals; (xxii) budget comparisons; (xxiii) development and implementation of strategic plans and/or organizational restructuring goals; (xxiv) productivity goals; (xxv) workforce management and succession planning goals; (xxvi) economic value added; (xxvii) measures of customer satisfaction; (xxviii) formation of joint ventures or marketing or customer service collaborations or the completion of other corporate transactions intended to enhance the Corporation's revenue or profitability or enhance its customer base; and (xxix) mergers, acquisitions and other strategic transactions. In addition, such performance criteria may be based upon the attainment of specified levels of the Corporation's performance under one or more of the measures described above as compared to the performance of other entities (or an index covering multiple entities), in either case on an absolute or relative basis, and may also be based on the performance of any of the Corporation's business units or divisions or any Parent or Subsidiary. Each applicable Performance Goal may include a minimum threshold level of performance below which no Award will be earned, levels of performance at which specified portions of an Award will be earned and a maximum level of performance at which an Award will be fully earned. Each applicable performance goal may be structured at the time of the Award to provide for appropriate adjustments or exclusions for one or more of the following items: (A) asset impairments or write-downs; (B) litigation or governmental investigation expenses and judgments, verdicts and settlements in connection therewith; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) costs and expenses incurred in connection with actual or potential business combinations, mergers, acquisitions, dispositions, spin offs, financing transactions, and other strategic transactions; (F) costs and expenses incurred in connection with the relocation of the principal offices of the Corporation or any Parent or Subsidiary; (G) any unusual, infrequent, extraordinary or nonrecurring items; (H) bonus or incentive compensation costs and expenses associated with cash-based awards made under the Plan or other bonus or incentive compensation plans of the Corporation or any Parent or Subsidiary; (I) items of income, gain, loss or expense attributable to the operations of any business acquired by the Corporation or any Parent or Subsidiary; (J) items of income, gain, loss or expense attributable to one or more business operations divested by the Corporation or any Parent or Subsidiary or the gain or loss realized upon the sale of any such business or assets thereof and (K) the impact of foreign currency fluctuations or changes in exchange rates.

        AA. Plan shall mean the Corporation's 2010 Incentive Compensation Plan, as amended and restated as of the Plan Restatement Date, as set forth in this document and as subsequently amended or modified from time to time.

        BB.  Plan Administrator shall mean the particular entity, whether the Compensation Committee, the Board or the Secondary Board Committee, which is authorized to administer the Discretionary Grant, Stock Issuance and Incentive Bonus Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction.

        CC. Plan Restatement Date shall mean            , 2013, the date on which the Plan was approved by Corporation's stockholders.

        DD. Qualifying Change in Control shall mean a Change in Control that also qualifies as: (i) a change in the ownership of the Corporation, as determined in accordance with Section 1.409A-3(i)(5)(v) of the regulations promulgated under Code Section 409A; (ii) a change in the effective control of the Corporation, as determined in accordance with Section 1.409A-3(i)(5)(vi) of the regulations promulgated under Code Section 409A; or (iii) a change in the ownership of a substantial portion of the assets of the Corporation, as determined in accordance with Section 1.409A-3(i)(5)(vii) of the regulations promulgated under Code Section 409A.

        EE. Predecessor Plans shall mean (i) the Corporation's 2001 Stock Incentive Plan, (ii) the Corporation's 2001 Supplemental Stock Incentive Plan, (iii) the Classmates Online, Inc. 2004 Plan, and (iv) the FTD Group, Inc. 2005 Equity Incentive Plan

        FF.   Secondary Board Committee shall mean a committee of one or more Board members appointed by the Board to administer the Plan with respect to eligible persons other than Section 16 Insiders.

        GG. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

        HH. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance. For purposes of the Plan, an Optionee or Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Optionee or Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Optionee or Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee or Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which an Incentive Option may be exercised as such under the federal tax laws, the Optionee's Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless Optionee is provided with the right to return to Service following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation's written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Optionee or Participant is on a leave of absence.

        II.    Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

        JJ.   Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

        KK. Stock Issuance Program shall mean the stock issuance program in effect under Article Three of the Plan.

        LL.  Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        MM.  10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

        NN. Withholding Taxes shall mean the applicable federal and state income and employment withholding taxes to which the holder of an Award under the Plan may become subject in connection with the issuance, exercise, vesting or settlement of that Award.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000178359_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Robert Berglass 02 Kenneth L. Coleman UNITED ONLINE, INC. 21301 BURBANK BLVD. WOODLAND HILLS, CA 91367 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 12, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 12, 2013. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013. 3. To approve the Company's Amended and Restated 2010 Incentive Compensation Plan. 4. To approve an advisory resolution regarding the compensation of the Company's named executive officers. NOTE: The Company may transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000178359_2 R1.0.0.51160 United Online, Inc. Proxy United Online, Inc. Annual Meeting of Stockholders June 13, 2013 This Proxy is Solicited on Behalf of the Board of Directors of United Online, Inc. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . UNITED ONLINE, INC. Annual Meeting of Stockholders June 13, 2013 10:30 a.m. Pacific Time This Proxy is solicited on behalf of the Board of Directors of United Online, Inc. The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on June 13, 2013 and the Proxy Statement, and appoints Charles B. Ammann and Neil P. Edwards and each of them, the Proxy of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock, par value $0.0001 per share, of United Online, Inc., a Delaware corporation, that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of United Online, Inc. to be held on Thursday, June 13, 2013 at 10:30 a.m. Pacific time at the Warner Center Marriott Woodland Hills, 21850 Oxnard Street, Woodland Hills, California 91367, or at any and all adjournments and postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The Board of Directors recommends a vote FOR the election of each of the director nominees listed on the reverse side, and a vote FOR proposals 2, 3 and 4. This Proxy, when properly executed, will be voted as specified by the undersiged on the reverse side. IF NO SPECIFICATION IS MADE AND THIS PROXY IS SIGNED AND RETURNED, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE, IN FAVOR OF PROPOSALS 2, 3 AND 4 SET FORTH ON THE REVERSE SIDE AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. (Continued and to be marked, dated and signed on the other side)

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MATTERS TO BE CONSIDERED AT ANNUAL MEETING
PROPOSAL ONE: ELECTION OF DIRECTORS
Director Summary Compensation Table
PROPOSAL TWO: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL THREE: APPROVAL OF THE AMENDED AND RESTATED UNITED ONLINE, INC. 2010 INCENTIVE COMPENSATION PLAN
PROPOSAL FOUR: ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
OTHER MATTERS
OWNERSHIP OF SECURITIES
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
EQUITY COMPENSATION PLAN INFORMATION
RELATED-PARTY TRANSACTIONS
AUDIT COMMITTEE REPORT
EXHIBIT A
UNITED ONLINE, INC. 2010 INCENTIVE COMPENSATION PLAN AS AMENDED AND RESTATED AS OF , 2013
ARTICLE ONE
GENERAL PROVISIONS
ARTICLE TWO DISCRETIONARY GRANT PROGRAM
ARTICLE THREE STOCK ISSUANCE PROGRAM
ARTICLE FOUR INCENTIVE BONUS PROGRAM
ARTICLE FIVE MISCELLANEOUS
APPENDIX